<pre>

As filed with the
Securities and Exchange Commission On June 6, 2002
                                     Registration No.333-87062

           U. S. SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                 _________________________

                   AMENDMENT NO. 1 TO

                        FORM SB-2

                   REGISTRATION STATEMENT

                         UNDER THE

                   SECURITIES ACT OF 1933

                   CONECTISYS CORPORATION
           (Name of small business issuer in its charter

         Colorado                      3663              84-1017107
(State or other jurisdiction of  (Primary Standard )       (I.R.S.
incorporation or organization)  Industrial Classification Employer
                                    Code Number)          Identification)

       24730 Ave. Tibbitts, Suite 130, Valencia, California 91355
   (Address and telephone number of Registrant's principal executive offices and principal place of business)
                  _________________________

                      Robert A. Spigno
                  Chief Executive Officer
                  ConectiSys Corporation
              24730 Avenue Tibbitts, Suite 130
                Valencia, California 91355
                      (661) 295-6763
                  _________________________

                        Copies to:
                  Larry A. Cerutti, Esq.
                   John T. Bradley, Esq.
                   Rutan & Tucker, LLP
             611 Anton Boulevard, 14th Floor
              Costa Mesa, California  92626
                      (714) 641-5100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |__|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER
SECTION 8(A), MAY DETERMINE.


             SUBJECT TO COMPLETION, DATED JUNE 6, 2002

                             PROSPECTUS

                         55,500,000 SHARES

                       CONECTISYS CORPORATION

                           COMMON STOCK

The shares of our common stock being offered under this prospectus are being offered by some of our security holders identified in this prospectus for their own accounts. Our common stock trades on the OTC Bulletin Board(R) under the symbol "CNES." On June 4, 2002, the high and low sale prices for a share of our common stock were $0.08 and $0.08, respectively. The mailing address and the telephone number of our principal executive offices 24730 Avenue Tibbitts, Suite 130, Valencia, California 91355, (661) 295-6763.

              INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
              PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 5.

The information in this prospectus is not complete and may be changed. The selling security holders identified in this prospectus may not sell securities under this prospectus until the registration statement of which this prospectus is a part is filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this prospectus is                  , 2002.

                        TABLE OF CONTENTS
Description                                                    Page No.

Prospectus Summary.................................................3
Risk Factors.......................................................5
Special Note Regarding Forward-Looking Statements.................14
Use of Proceeds...................................................14
Dividend Policy...................................................15
Price Range of Common Stock.......................................15
Capitalization....................................................16
Management's Discussion and Analysis of
Financial Condition and Results of Operations.....................17
Business..........................................................22
Management........................................................34
Certain Relationships and Related Transactions....................41
Principal And Selling Security Holders............................45
Plan of Distribution..............................................49
Description of Capital Stock......................................51
Legal Matters.....................................................52
Experts...........................................................52
Where You Can Find More Information...............................52
Index to Financial Statements....................................F-1

                        PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. Because it is a summary, it necessarily does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus.

                      CONECTISYS CORPORATION

Since 1995, we have been a development-stage company engaged in the development of a low-cost automatic meter reading, or AMR, solution. We have developed a low-cost AMR solution that includes a proprietary system employing specialized hardware and software that will allow for residential and commercial applications. Our proprietary system is called H-Net(TM), which is a trademark of ConectiSys.

We are currently in a cost-reduction phase of the development of our H-Net(TM) system and have completed the development for commercial production of our H-Net(TM) 4.0 wireless meter reading product. We have not yet sold any H-Net(TM) systems and we do not expect any significant sales of our H-Net(TM) systems until late 2002 to early 2003. Accordingly, we have not earned any significant revenues from the sale of H-Net(TM) systems. We have no history of revenues and have incurred significant losses since the beginning of the development of our H-Net(TM) system. We have a significant accumulated deficit and negative working capital. As a result of our financial condition, our independent auditors have issued an opinion questioning our ability to continue as a going-concern.

We are establishing pilot programs employing our H-Net(TM) system for testing purposes. We anticipate that the operators of these pilot programs will be regional utility companies and other parties such as the University of California, Irvine through its Advanced Power and Energy Program. We believe that these pilot programs will provide third-party verification, for the utility industry and government agencies, of the effectiveness of our H-Net(TM) system and our unique AMR solution.

Our H-Net(TM) system has been developed as an AMR solution predominantly for application by utility companies and energy service providers to assist in the comprehensive, low-cost remote reading of electric energy meters in residential structures and the transmission of that data on a frequent basis to a centralized location where the data can be archived and further supplied to utility companies and energy service providers for billing purposes, energy usage tracking, energy consumption management and other uses.

Our H-Net(TM) system is comprised of the following three principal components:
H-Net(TM)-equipped meters, base stations and a network operating center. H-Net(TM)-equipped meters are designed to communicate with one another, relaying energy usage data back and forth, and ultimately communicate with a base station where energy usage data is then transmitted to a network operating center. Each base station is designed to service up to 20,000 H-Net(TM)- equipped meters and to transmit energy usage data to the network operating center in fifteen minute intervals, 24 hours per day. The network operating center is designed to collect and archive energy usage data and then distribute the data over the Internet to customers such as utility companies and energy service providers.

We believe that our AMR solution in the form of our H-Net(TM) system is a cost-effective and useful AMR solution for meter reading applications and that its adoption will allow for a wealth of new information regarding energy usage. We plan to provide a variety of additional services to our customers including remote meter reading, complete billing solutions and remote access and control of energy meters.

                         THE OFFERING

Common stock offered by selling security holders       55,500,000 (1)

Common stock outstanding prior to this offering        37,476,568 (2)

Common stock outstanding following this offering
if all shares are sold                                 92,976,568 (1)(2)

Use of Proceeds                                        All proceeds of this
                                                       offering will be received
                                                       by selling security holders
                                                       for their own accounts.

Risk Factors                                           You should read the "Risk
                                                       Factors" section beginning
                                                       on page 5, as well as other
                                                       cautionary statements
                                                       throughout this prospectus,
                                                       before investing in shares
                                                       of our common stock.

(1) As of May 14, 2002, the secured convertible debentures and related warrants whose underlying shares of common stock are covered by this prospectus were, or upon their issuance would be, convertible into approximately 25,567,456 shares of common stock. The purchasers of our secured convertible debentures have committed to purchase, in two separate tranches, additional secured convertible debentures and related warrants, the underlying shares of which are included in such amount. We have agreed to register for resale by the selling security holders 200% of the shares of common stock underlying all convertible debentures and related warrants that the selling security holders have purchased and that they are obligated to purchase. Accordingly, the common stock offering by selling security holders assumes exercise of all of the warrants whose underlying shares of common stock are covered by this prospectus in exchange for 3,750,000 shares of common stock and conversion of the principal amount of all of the debentures plus accrued interest into 21,817,456 shares of common stock, and the immediate resale of all of those shares of common stock.

(2) As of May 14, 2002, a total of 37,476,568 shares of common stock were outstanding, excluding:

o 5,000,000 shares of common stock reserved for issuance under our stock option plans, of which options to purchase 4,950,000 shares were outstanding;

o shares of common stock issuable upon exercise of warrants or conversion of debentures whose underlying shares of common stock are covered by this prospectus;

o approximately 18,185,159 shares of common stock issuable or to become issuable upon exercise or conversion of outstanding warrants, non- plan options and other convertible securities, other than the warrants and other convertible securities whose underlying shares of common stock are covered by this prospectus; and

o any additional shares of common stock we may issue from time to time after May 14, 2002.

                          RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

                    RISKS RELATED TO OUR BUSINESS

     WE HAVE NO HISTORY OF REVENUES, HAVE INCURRED SIGNIFICANT LOSSES, EXPECT CONTINUED LOSSES AND MAY NEVER ACHIEVE PROFITABLY. IF WE CONTINUE TO INCUR LOSSES, WE MAY HAVE TO CURTAIL OUR OPERATIONS, WHICH MAY PREVENT US FROM SUCCESSFULLY DEPLOYING OUR H-Net(TM) WIRELESS METER READING SYSTEM.

We have no history of revenues, have not been profitable and expect continued losses. Historically, we have relied upon cash from financing activities to fund all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. As of March 31, 2001, we had an accumulated deficit of approximately
$21,646,168. For our fiscal year ended September 30, 2001, we incurred a net loss of $2,154,367 and for our fiscal year ended September 30, 2000, we incurred a net loss of $3,812,140. We cannot predict when we will become profitable or if we ever will become profitable, and we may continue to incur losses for an indeterminate period of time and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully deploying our H-Net(TM) wireless meter reading system, or our H-Net(TM) system, and operating or expanding our business. As a result of our financial condition, our independent auditors have issued an opinion questioning our ability to continue as a going-concern.

Our significant losses have resulted principally from costs incurred in connection with the development of our H-Net(TM) system and from costs associated with our administrative activities. We expect our operating expenses to dramatically increase as a result of our planned deployment of our H-Net(TM) system. Since we have not yet completed the development of our H-Net(TM) system, have no operating history and no sources of revenues, we cannot assure you that our business will ever become profitable or that we will ever generate sufficient revenues to meet our expenses and support our planned activities. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability on a quarterly or annual basis.

      OUR INDEPENDENT AUDITORS HAVE ISSUED A REPORT QUESTIONING OUR ABILITY TO CONTINUE AS A GOING-CONCERN. THIS REPORT MAY IMPAIR OUR ABILITY TO RAISE ADDITIONAL FINANCING AND ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

The report of our independent auditors contained in our financial statements for the years ended September 30, 2001 and 2000 includes a paragraph that explains that we have incurred substantial losses and have a working capital deficit. This report raises substantial doubt about our ability to continue as a going-concern. Reports of independent auditors questioning a company's ability to continue as a going-concern are generally viewed unfavorably by analysts and investors. This report may make it difficult for us to raise additional debt or equity financing necessary to continue the development and deployment of our H-Net(TM) system. We urge potential investors to review this report before making a decision to invest in ConectiSys.

     WITHOUT SUBSTANTIAL ADDITIONAL FINANCING, WE MAY BE UNABLE TO ACHIEVE THE OBJECTIVES OF OUR CURRENT BUSINESS STRATEGY, WHICH COULD FORCE US TO DELAY, CURTAIL OR ELIMINATE OUR PRODUCT AND SERVICE DEVELOPMENT PROGRAMS.

We require additional financing to:

o produce cost-reduced hardware for our H-Net(TM) system capable of large-scale manufacturing;
o       promulgate and complete final beta testing of our H-Net(TM) system;
o market and commercially deploy a large-scale pilot test program of our H-Net(TM) system; and
o obtain and implement contracts and joint venture agreements with meter manufacturers.

If we are unable to obtain this financing, we could be forced to delay, curtail or eliminate certain product and service development programs or entirely abandon our planned deployment of our H-Net(TM) system. In addition, our inability to obtain financing could have such a material adverse effect on our business, prospects, results of operations or financial condition, that we may be forced to restructure, file for bankruptcy, sell assets or cease operations entirely, any of which could jeopardize an investment in our common stock.

      WE NEED AND MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING ON SATISFACTORY TERMS, WHICH MAY REQUIRE US TO ACCEPT FINANCING ON BURDENSOME TERMS THAT MAY CAUSE SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS AND IMPOSE ONEROUS FINANCIAL RESTRICTIONS ON OUR BUSINESS.

We require additional financing. Deteriorating global economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing shareholders' equity. Any debt financing or other financing of securities senior to our common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose any then-existing sources of financing and our ability to secure new sources of financing may be impaired.

      WE ARE SUBJECT TO AN INJUNCTION IMPOSED BY A FEDERAL COURT FOR VIOLATING THE FEDERAL SECURITIES LAWS, WHICH MAY MAKE IT MORE DIFFICULT TO RAISE FINANCING.

In 1997, the Securities and Exchange Commission filed suit in the United States District Court in the Central District of California against ConectiSys and another individual seeking permanent injunctions and civil penalties based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-
(3) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of common stock of ConectiSys in 1996. In March 1999, we agreed with the Securities and Exchange Commission to the terms of a settlement of its litigation against us. Under the terms of that settlement, we dismissed our then-pending appeal of a judgment against us in favor of the Securities and Exchange Commission and accepted a permanent injunction against us prohibiting actions that would violate federal securities laws in connection with the offer, purchase or sale of securities. The Securities and Exchange Commission agreed to waive a requirement of the judgment under appeal that we disgorge $175,000 of proceeds from the sale of our common stock due to our inability to pay this amount. On March 9, 1999, an amended final judgment of permanent injunction and other relief memorializing these agreements was entered in connection with the execution by us of a consent to entry of injunction. An injunction of this nature is viewed unfavorably by analysts and investors and may make it more difficult for us to raise additional debt or equity financing necessary to run our business.

      OUR DEFAULT ON THE REPAYMENT OF THE CONVERTIBLE DEBENTURES HELD BY THE SELLING SECURITY HOLDERS COULD HAVE A MATERIAL AND ADVERSE EFFECT ON OUR BUSINESS, PROSPECTS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

Unpaid principal and accrued and unpaid interest on our convertible debentures becomes immediately due and payable one year from their date of issuance, or earlier in the event of a default. The events of default under the convertible debentures are similar to those customary for convertible debt securities, including breaches of material terms, failure to pay amounts owed, delisting of our common stock from the OTC Bulletin Board(R) or failure to comply with the conditions of listing on the OTC Bulletin Board(R). If we default on our obligations under the convertible debentures, we may be required to immediately repay the outstanding principal amounts of the debentures and any accrued and unpaid interest. The cash required to repay such amounts would likely have to be taken from our working capital. Since we rely on our working capital to sustain our day to day operations and the development of our H-Net(TM) system, a default on the convertible debentures could have a material and adverse effect on our business, prospects, results of operations or financial condition.

      WE RELY HEAVILY ON OUR MANAGEMENT, AND THE LOSS OF THEIR SERVICES COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

Our success is highly dependent upon the continued services of key members of our management, including our Chairman of the Board and Chief Executive Officer, Robert A. Spigno, and our Chief Technology Officer, Lawrence Muirhead. The loss of Messrs. Spigno or Muirhead or one or more other key members of management could have a material adverse effect on us because each of these individuals has experience and skills upon which we draw heavily in our day-to-day operations, strategic planning or research and development activities. The development and operation of our H-Net(TM) system is largely dependent upon the skill and efforts of Mr. Muirhead. Although we have entered into employment agreements with Messrs. Spigno and Muirhead, we cannot assure the continued services of these key members of our management team. We do not maintain key-man life insurance policies on any member of management.

      WE HAVE A LIMITED OPERATING HISTORY OF FIVE YEARS AND VERY LIMITED OPERATING EXPERIENCE; THEREFORE, REGARDLESS OF THE VIABILITY OR
      MARKET ACCEPTANCE OF OUR H-Net(TM) SYSTEM, WE MAY BE UNABLE TO ACHIEVE PROFITABILITY OR REALIZE OUR OTHER BUSINESS GOALS.

Our H-Net(TM) system is the result of a new venture. We have been engaged in research and development of automatic meter reading technologies since
1995, and we have only recently completed limited pilot programs for our first and only product, our H-Net(TM) automatic meter reading system. We have generated no operating revenues from our H-Net(TM) system and have not commenced any of the widespread marketing and other functions that we anticipate will be required for successful deployment of our H-Net(TM) system. Deployment of our H-Net(TM) system will involve large-scale cost-reduction manufacturing runs for the production of the components employed in our H-Net(TM) system. Our success will depend in large part on our ability to deal with the problems, expenses and delays frequently associated with bringing a new product to market. Because we have little experience in the deployment and operational aspects of automatic meter reading technologies, we may be unable to successfully deploy and operate our H-Net(TM) system even if our H-Net(TM) system proves to be a viable automatic meter reading solution and achieves market acceptance. Consequently, we may be unable to achieve profitability or realize our other business goals.

     MANY COMPANIES WITH GREATER RESOURCES AND OPERATING EXPERIENCE ARE DEVELOPING TECHNOLOGY SIMILAR TO THAT EMPLOYED IN OUR H-Net(TM) SYSTEM. THESE COMPANIES COULD SUCCESSFULLY COMPETE WITH US AND NEGATIVELY AFFECT THE DEPLOYMENT OF OUR H-Net(TM) SYSTEM AND OUR OPPORTUNITY TO ACHIEVE PROFITABILITY.

We anticipate significant competition with our H-Net(TM) system from many companies. Our H-Net(TM) system is designed to compete with companies such as those that offer meter reading services utilizing modem and telephone line communications or drive-by data collection capabilities. Our H-Net(TM) system may compete with numerous companies, including Schlumberger Ltd., Itron, Inc., CellNet Data Systems, Hunt Technologies and Metricom Corporation, each of which has significantly more resources and operational and product development experience than we do. Some of our potential customers, namely, meter manufacturers and utility companies, may decide to develop their own products or service offerings that directly compete with our H- Net(TM) system. Although we believe that our H-Net(TM) system will be competitive in the marketplace, we cannot assure you that these or other companies with greater experience and greater resources than ConectiSys will not negatively affect our business prospects and impair our ability to achieve profitability.

     WE ARE TARGETING A NEW AND EVOLVING MARKET AND WE CANNOT BE CERTAIN THAT OUR BUSINESS STRATEGY WILL BE SUCCESSFUL.

The automation of utility meter reading and data distribution is a relatively new and rapidly changing market. We cannot accurately predict the size of this market or its potential growth. Our system is one possible solution for AMR and data distribution. It has not been adopted as an industry standard and it may not be adopted on a broad scale. Competing systems have been and likely will continue to be selected by utilities and other potential clients. Participants in the utility industry have historically been cautious and deliberate in making decisions concerning the adoption of new technology. This process, which can take up to several years to complete, may include the formation of evaluation committees, a review of different technical options, technology trials, equipment testing and certification, performance and cost justifications, regulatory review, one or more requests for vendor quotes and proposals, budgetary approvals and other steps. Only a limited number of utilities have made a commitment to purchase our products to date. Consequently, if our H-Net(TM) system as an AMR solution is unsuccessful and we are unable to enter into AMR or data distribution contracts on terms favorable to us, our business, results of operations and financial condition could be materially and adversely affected.

     WE ARE COMPLETING THE FINAL PHASE OF THE DEVELOPMENT OF OUR H-Net(TM) SYSTEM. THE NEW AND EVOLVING NATURE OF THE MARKET THAT WE INTEND TO TARGET MAKES AN ACCURATE EVALUATION OF OUR BUSINESS PROSPECTS AND THE FORMULATION OF A VIABLE BUSINESS STRATEGY VERY DIFFICULT. ACCORDINGLY, OUR BUSINESS STRATEGY MAY BE FAULTY OR EVEN OBSOLETE AND AS A RESULT, WE MAY NOT PROPERLY PLAN FOR OR ADDRESS MANY OBSTACLES TO SUCCESS, INCLUDING THE FOLLOWING:

o the timing and necessity of substantial expenditures for the development and deployment of our H-Net(TM) system;
o the failure to strategically position ourselves in relation to joint venture or strategic partners, and potential and actual competitors;
o the failure of our H-Net(TM) system to satisfy the needs of the market that we intend to target and the resulting lack of widespread or adequate acceptance of our H-Net(TM) system; and
o the difficulties in managing rapid growth of operations and personnel.

      OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS.

Although we currently are a development-stage company with no revenue-generating operations, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified engineers, technicians, salespersons and other personnel. There can be no assurance that we will be able to do so. If we are unable to successfully manage our growth, our business, prospects, results of operations and financial condition could be materially and adversely affected.

      BECAUSE WE BELIEVE THAT PROPRIETARY RIGHTS ARE MATERIAL TO OUR SUCCESS, MISAPPROPRIATION OF THOSE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION.

We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary rights. However, although our H-Net(TM) system and its constituent components could benefit from patent protection, we have chosen to retain the proprietary rights associated with our H-Net(TM) system predominantly as trade secrets. Although we currently rely to a great extent on trade secret protection for much of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology.

We own, license or have otherwise obtained the right to use certain technologies incorporated in our H-Net(TM) system. We may receive infringement claims from third parties relating to our products and technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third-party vendors for incorporation into our products, we would forward those claims to the appropriate vendor. If we or our component manufacturers are unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs defending any legal action taken against us.

      WE ARE UNABLE TO PREDICT THE IMPACT THAT THE CONTINUING THREAT OF TERRORISM AND THE RESPONSES TO THAT THREAT BY MILITARY, GOVERNMENT, BUSINESS AND THE PUBLIC MAY HAVE ON OUR BUSINESS, PROSPECTS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The terrorist attacks in the United States and other countries, which attacks have brought devastation to many people and shaken consumer confidence, have disrupted commerce throughout the world. The continuing threat of terrorism in the United States and other countries and heightened security measures, as well as current and any future military action in response to such threat, may cause significant disruption to the global economy, including widespread recession. To the extent that such disruptions result in a general decrease in spending that could decrease demand for our H-Net(TM) system, in our inability to effectively market, manufacture or ship our H-Net(TM) system, or in financial or operational difficulties for various contract manufacturers, vendors and customers on which we plan to rely, our business and results of operations could be materially and adversely affected. We are unable to predict whether the continuing threat of terrorism or the responses to that threat will result in any long-term commercial disruptions or whether such terrorist activities or responses will have any long-term material and adverse effects on our business, prospects, results of operations and financial condition.

                     RISKS RELATED TO THIS OFFERING

     SHARES OF OUR COMMON STOCK ELIGIBLE OR TO BECOME ELIGIBLE FOR PUBLIC SALE COULD ADVERSELY AFFECT OUR STOCK PRICE AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

As of May 14, 2002, we had outstanding 37,476,568 shares of common stock, of which all but 18,500,644 shares were unrestricted under the Securities Act of 1933. As of May 14, 2002, we also had outstanding options, warrants, promissory notes, convertible debentures and preferred stock that were exercisable for or convertible into approximately 38,631,187 shares of common stock, 15,496,028 of which are covered by registration rights. However, if we had issued, as of May 14, 2002, all of the convertible debentures that the selling stockholders are committed to purchase upon the declaration of the effectiveness of the registration statement of which this prospectus is a part by the Securities and Exchange Commission, we would have had outstanding options, warrants, promissory notes, convertible debentures and preferred stock that were exercisable for or convertible into approximately 48,702,615 shares of common stock, 25,567,456 of which would have been covered by registration rights. Sales of a substantial number of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

     CONVERSION OR EXERCISE OF OUR OUTSTANDING DERIVATIVE SECURITIES COULD SUBSTANTIALLY DILUTE YOUR INVESTMENT BECAUSE THE CONVERSION AND EXERCISE PRICES OF THOSE SECURITIES AND/OR THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OR EXERCISE OF THOSE SECURITIES ARE SUBJECT TO ADJUSTMENT.

We have issued and plan to issue in the future various notes, debentures and warrants that are convertible or exercisable at prices that are subject to adjustment due to a variety of factors, including fluctuations in the market price of our common stock and the issuance of securities at an exercise or conversion price less than the then-current exercise or conversion price of those notes, debentures or warrants. As of May 14, 2002, the closing price of a share of our common stock on the OTC Bulletin Board(R) was $0.095. On that date, our notes, debentures and warrants outstanding, and to be issued, with adjustable conversion and/or exercise prices were convertible or exercisable into 29,743,256 shares of our common stock. The number of shares of common stock that these adjustable securities ultimately may be converted into or exercised for could prove to be greater than this amount if the market price of our common stock declines. You could, therefore, experience substantial dilution of your investment as a result of the conversion or exercise of our outstanding derivative securities.

The applicable conversion price of our debentures issued and to be issued to the selling security holders identified in this prospectus is variable and does not have a lower-limit, therefore the dilutive effect to our existing security holders is theoretically limitless. Conversely, because the variable conversion price of these debentures has an upper limit, an increase in the trading price of a share of our common stock will result in a limited benefit to existing security holders with respect to the conversion of these debentures. The following table sets forth the number of shares issuable upon conversion of the principal portion of the debentures issued and to be issued to the selling security holders identified in this prospectus based upon the indicated hypothetical trading prices:

                                                              Percentage of
     Hypothetical                         Number of Shares     Company's
     Market Price   Conversion Price(1)        Issuable       Common Stock (2)

       $0.18              $.06               12,500,000         25.00%
       $0.12              $.06               12,500,000         25.00%
       $0.08              $.04               18,750,000         33.35%
       $0.04              $.02               37,500,000         50.00%

     (1) The conversion price of our debentures is the lower of (a) 50% of the average of the three lowest intraday trading prices of a share of our common stock on the OTC Bulletin Board(R) during the twenty trading days immediately preceding the conversion date, and (b) $0.06.
     (2)	Amounts are based on 37,476,568 shares of our common stock
     outstanding as of May 14, 2002 plus the corresponding number of shares issuable. Each of the selling security holders may not convert our debentures into more than 4.9% of our then-outstanding common stock; however, the selling security holders may waive the 4.9% limitation, thus allowing the conversion of their debentures into a number of shares of common stock in excess of 4.9% of our then-outstanding common stock.

The selling security holders identified in this prospectus may elect to receive payment for accrued and unpaid interest on our convertible debentures in shares of our common stock based on the conversion price and on the same terms described above with respect to conversions of the principal portion of these debentures. As a result of conversions of the principal or interest portion of our convertible debentures and related sales of our common stock by the selling security holders identified in this prospectus, the market price of our common stock could be depressed, thereby resulting in a significant increase in the number of shares issuable upon conversion of the principal and interest portions of these debentures. You could, therefore, experience substantial dilution of your investment as a result of the conversion of the principal or interest portions of our convertible debentures.

     IF OUR SECURITY HOLDERS ENGAGE IN SHORT SALES OF OUR COMMON STOCK, INCLUDING SALES OF SHARES TO BE ISSUED UPON CONVERSION OR EXERCISE OF DERIVATIVE SECURITIES, THE PRICE OF OUR COMMON STOCK MAY DECLINE.

Selling short is a technique used by a shareholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. The decrease in market price would allow holders of our derivative securities that have conversion or exercise prices based upon a discount on the market price of our common stock to convert or exercise their derivative securities into or for an increased number of shares of our common stock. Further sales of common stock issued upon conversion or exercise of our derivative securities could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

     OUR CURRENT FINANCING ARRANGEMENTS COULD PREVENT OUR COMMON STOCK FROM BEING LISTED ON NASDAQ OR OTHER PRINCIPAL MARKETS.

Nasdaq and other principal markets require that, to be eligible for inclusion in the stock market, a company's common stock have a specified minimum bid price per share. Convertible debenture financings, especially those with variable conversion prices with low or no low-price limits, characteristically exert downward pressure on the market for a company's common stock. This pressure, if applied against the market for our common stock, may prevent our common stock from being listed on Nasdaq or other principal markets, but we do not currently satisfy various other listing requirements and thus are not in a position to have our common stock listed on any of those markets.

     OUR COMMON STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS AND IN LITIGATION AGAINST US.

The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. During the quarter ended March 31, 2002, the high and low closing bid prices of our common stock were $0.105 and $0.07, respectively. The market price of our common stock may exhibit significant fluctuations in the future response to various factors, many of which are beyond our control and which include:

o variations in our quarterly operating results, which variations could result from, among other things, changes in the needs of one or more of our customers;
o changes in market valuations of similar companies and stock market price and volume fluctuations generally;
o       economic conditions specific to the industries in which we operate;
o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;
o       regulatory developments;
o       additions or departures of key personnel; and
o future sales of our common stock or other debt or equity securities.

If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

     BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

      BECAUSE OUR STOCK IS NOT LISTED ON A NATIONAL SECURITIES EXCHANGE, YOU MAY FIND IT DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS FOR OUR COMMON STOCK.

Our common stock trades under the symbol "CNES" on the OTC Bulletin Board(R). Because our stock trades on the OTC Bulletin Board(R) rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

     OUR PREFERRED STOCK MAY DELAY OR PREVENT A TAKEOVER OF CONECTISYS, POSSIBLY PREVENTING YOU FROM OBTAINING HIGHER STOCK PRICES FOR YOUR SHARES.

Our board of directors has the authority to issue up to 50,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares, without any further vote or action by our shareholders. Of these shares, 1,000,000 shares have been designated as Class A Preferred Stock and 1,000,000 shares have been designated as Class B Preferred Stock. The rights of the holders of our common stock are subject to the rights of the holders of our outstanding preferred stock and will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of ConectiSys. Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.

     CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS ALLOW CONCENTRATION OF VOTING POWER IN ONE INDIVIDUAL, WHICH MAY, AMONG OTHER THINGS, DELAY OR FRUSTRATE THE REMOVAL OF INCUMBENT DIRECTORS OR A TAKEOVER ATTEMPT, EVEN IF SUCH EVENTS MAY BE BENEFICIAL TO OUR SHAREHOLDERS.

Provisions of our articles of incorporation and bylaws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving ConectiSys that is not approved by our board of directors, even if those events may be beneficial to the interests of our shareholders. For example, Robert A. Spigno, our Chairman of the Board and Chief Executive Officer, is the holder of 200,020 shares of our Class A Preferred Stock. Mr. Spigno also holds an option, exercisable at $1.00 per share until its expiration on December 1, 2003, to purchase up to 250,000 additional shares of our Class A Preferred Stock. Under our articles of incorporation, each share of Class A Preferred Stock is entitled to 100 votes per share on all matters presented to our shareholders for action. Consequently, Mr. Spigno may have sufficient voting power to control the outcome of all corporate matters submitted to the vote of our common shareholders. Those matters could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving ConectiSys. In addition, through his control of the board of directors and voting power, Mr. Spigno may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by ConectiSys. Also, the concentration of voting power in the hands of Mr. Spigno could have the effect of delaying or preventing a change in control of ConectiSys, even if the change in control would benefit our shareholders, and may adversely affect the market price of our common stock.

            SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including among others:

o       our product development activities;
o our business strategy for establishing a presence in the AMR market;
o anticipated trends in our financial condition and results of operations;
o the impact of the continuing threat of terrorism and the responses to such threat by military, government, business and the public; and
o our ability to distinguish ourselves from our current and future competitors.

You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations thereof, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors" and "Business."

These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

                         USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds dire

                   PRICE RANGE OF COMMON STOCK

The following table shows the high and low closing bid prices of our common stock for the periods presented, as obtained from Pink Sheets LLC, a research service that compiles quote information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The quotations listed below reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. Our common stock trades on the OTC Bulletin Board(R) under the symbol "CNES."

                                                         Price Range
                                                      High        Low
                                                    --------   ---------
Year Ended September 30, 2000:
        First Quarter (October 1 - December 31)      $ 1.125    $ 0.375
        Second Quarter (January 1 - March 30)          2.375      0.3125
        Third Quarter (April 1 - June 30)            1.03125      0.4375
        Fourth Quarter (July 1 - September 30)       0.84375      0.34375

Year Ended September 30, 2001:
        First Quarter                                $ 0.325    $ 0.09
        Second Quarter                                  0.55      0.09
        Third Quarter                                   0.36      0.16
        Fourth Quarter                                  0.23      0.11

Year Ended September 30, 2002:
        First Quarter                                $ 0.19     $ 0.095
        Second Quarter                                0.105       0.07

At May 14, 2002, we had 37,476,568 shares of common stock outstanding and held of record by approximately 3,500 shareholders, and the high and low sale prices of a share of our common stock on the OTC Bulletin Board(R)on that date were $0.095 and $0.085, respectively. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms which, in turn, hold shares of stock for beneficial owners.

                          DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not currently intend to pay cash dividends on our common stock in the foreseeable future. We are restricted from paying dividends on our common stock under state law, and the terms of our secured convertible debentures. We currently anticipate that we will retain any earnings for use in the continued development of our business.

                           CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2002. You should read this information together with our consolidated financial statements and the notes relating to those statements appearing elsewhere in this prospectus. The table excludes an aggregate of approximately 23,179,259 shares of common stock that were issuable upon conversion or exercise of outstanding convertible notes, debentures, options and warrants as of March 31, 2002
                                                           March 31, 2001
                                                             (unaudited)

Long-term debt, less current portion.........................    -0-
                                                              ----------
Shareholders' equity:
   Preferred stock, $1.00 par value.
     Authorized 50,000,000 shares.
     Class A Preferred Stock, $1.00 par value,
       1,000,000 shares authorized, 200,020 shares
       issued and outstanding....................................200,020
   Common stock, no par value. Authorized
    250,000,000 shares; issued and outstanding,
    37,746,568................................................17,928,069
   Additional paid in capital
     Class B Preferred Stock, $1.00 par value,
       1,000,000 shares authorized, no shares issued
       and outstanding...........................................100,000
     Common stock, no par value. Stock options exercisable.....1,246,168
Beneficial conversion option.....................................155,027
Accumulated deficit..........................................(21,646,168)
                                                             ------------
        Total shareholders' equity (deficit).................$(2,016,569)
                                                             ------------
        Total capitalization.................................$(2,016,569)

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes and the information included under the caption "Risk Factors" included elsewhere in this prospectus. Except for historical information, the following discussion contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. See "Special Note Regarding Forward-Looking Statements" for further information regarding forward-looking statements. Our actual results may differ materially from the results discussed in the forward-looking statements as a result of a number of factors, many of which are beyond our control, including those factors discussed under "Risk Factors" and other headings in this prospectus, which could, among other things, cause the price of our common stock to fluctuate substantially.

OVERVIEW

Since 1995, we have been a development-stage company engaged in the development of a low-cost automatic meter reading, or AMR, solution. We have developed a low-cost AMR solution that includes a proprietary system employing specialized hardware and software that will allow for residential and commercial applications. Our proprietary system is called H-Net(TM), which is a trademark of ConectiSys.

We are currently in a cost-reduction phase of the development of our H-Net(TM) system and have completed the development for commercial production of our H-Net(TM) 4.0 wireless meter reading product. We have not yet sold any H-Net(TM) systems and we do not expect any significant sales of our H-Net(TM) systems until late 2002 to early 2003. Accordingly, we have not earned any significant revenues from the sale of H-Net(TM) systems. We have no history of revenues and have incurred significant losses since the beginning of the development of our H-Net(TM) system. We have a significant accumulated deficit and negative working capital. As a result of our financial condition, our independent auditors have issued an opinion questioning our ability to continue as a going-concern.

CRITICAL ACCOUNTING POLICIES

The following discussion and analysis is based upon our financial statements, which have been prepared using accounting principles generally accepted in the United States of America. The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses, and assets and liabilities, during the periods reported. Estimates are used when accounting for certain items such as depreciation, likelihood of realization of certain assets, employee compensation programs and valuation of intangible assets. We base our estimates on historical experience and other assumptions that we believe are reasonable under the circumstances. Actual results may differ from our estimates.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements. We have based our financial statements on the assumption of our operations continuing as a going concern. As a result, we continue to depreciate fixed assets and show certain debts as long-term. We have written-off the value of technology in prior periods because the realization of that value was doubtful. Our compensation of consultants and employees with our capital stock is recorded at estimated market value. The volatile nature of the price of our common stock causes wide disparities in certain valuations.

RESULTS OF OPERATIONS

      COMPARISON OF THREE MONTHS ENDED MARCH 31, 2002 AND THREE MONTHS ENDED MARCH 31, 2001

We did not generate any revenues for the three months ended March 31, 2002 and March 31, 2001. General and administrative expenses decreased by $40,275 or 12.2% to $289,048 for the three months ended March 31, 2002 as compared to $329,323 for the same period in 2001.

Interest expense increased by $22,249 or 288.6% to $29,959 during the three months ended March 31, 2002 as compared to $7,710 for the same period in 2001. This increase in interest expense was due to increased borrowings between the periods reported.

Net loss for the three months ended March 31, 2002 decreased by $18,026 or 5.3% to $319,007 as compared to a net loss of $337,033 for the same period in 2001. This decreased in net loss primarily was due to a decrease in expenses as described above.

     COMPARISON OF TWELVE MONTHS ENDED SEPTEMBER 30, 2001 AND TWELVE MONTHS ENDED SEPTEMBER 30, 2000

We did not generate any revenues for the fiscal years ended September 30, 2001 and September 30, 2000. Cost of sales for fiscal 2001 was $37,930 as compared to $110,466 for fiscal 2000, a decrease of $72,536 or 65.7%. This decrease in cost of sales primarily was due to a decline in production of models and prototypes of our H-Net(R)products that are used for sales and marketing purposes.

General and administrative expenses decreased by $1,843,141 or 50.9% to $1,779,420 for fiscal 2001 as compared to $3,622,561 for fiscal 2000. This decrease in expenses primarily was due to a $1,683,899 decrease in expenses associated with the issuance of common stock for services rendered to ConectiSys.

Interest expense increased by $246,032 or 269.8.% to $337,220 during fiscal 2001 as compared to $91,188 for fiscal 2000. This increase in interest expense primarily was due to an increase in borrowings from Laurus Master Fund, Ltd. and a $232,000 debt discount incurred in connection with these borrowings.

Net loss for fiscal 2001 decreased by $1,657,573 or 43.5% to $2,154,567 as compared to a net loss of $3,812,140 for fiscal 2000.

LIQUIDITY AND CAPITAL RESOURCES

During the three months ended March 31, 2002 we financed our operations solely through private placements of securities. Because we are a development-stage company with only one product in development, we have never generated any revenue from operations. Our consolidated financial statements as of and for the years ended September 30, 2001 and 2000 have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

As of March 31, 2002, we had negative working capital of approximately $2,075,000 and an accumulated deficit of $21,646,168. As of that date, we had approximately $3,811 in cash and cash equivalents. We had accounts payable and accrued compensation expenses of approximately $877,916. We had other liabilities, including amounts due to officers, notes and convertible debts of approximately

$1,201,135, including those issued prior to the beginning of fiscal year 2001. To the extent convertible debentures or promissory notes that we have issued are converted into shares of common stock, we will not be obligated to repay the converted amounts.

Cash used in our operating activities totaled $593,787 for the six months ended March 31, 2002 as compared to $213,221 for the six months ended March 31, 2001. No cash was provided by our investing activities for the six months ended March 31, 2002 and March 31, 2001.

Cash provided by our financing activities totaled $732,110 for the three months ended March 31, 2002 as compared to $231,909 for the three months ended March 31, 2001. We raised all of the cash provided by financing activities during the three months ended March 31, 2002 from the issuance of convertible debentures and/or promissory notes.

In April 2001, we issued an 8% Convertible Note to Laurus Master Fund, Ltd., or Laurus, in the principal amount of $300,000. We have been unable to repay the amounts owed under this note and we have failed to satisfy our obligation to register for resale the shares of common stock underlying this note. On February 15, 2002, and as amended on April 2, 2002, we agreed to settlement terms with Laurus regarding our obligations under this note. Under the terms of this settlement arrangement, we paid to Laurus $100,000 in cash on February 19, 2002 and $50,000 in cash on April 5, 2002. We also agreed with Laurus that our obligations under a registration rights agreement would terminate, and that we would make payments in an aggregate of $75,000 by August 15, 2002. Further, we agreed with Laurus that the principal balance of the 8% Convertible Promissory Note would be reduced to $250,000, the interest rate would be increased to 14%, and that the $75,000 to be received by August 15, 2002 would further reduce the principal balance of this note. We also agreed with Laurus that under the note, we would make minimum monthly payments commencing September 1, 2002 of $14,583 plus accrued and unpaid interest until all amounts owed under the note have been repaid in full. Laurus also agreed to a modification of their agreements with us that limits the amount of our common stock that they may own at any time to 4.99%. In connection with our arrangement with Laurus regarding the repayment of its note, Laurus agreed that 500,000 warrants of the 1,000,000 warrants originally issued in connection with the 8% Convertible Note, would be cancelled. Laurus further agreed that upon receipt of payments in the aggregate amount of $225,000, it would return all shares of common stock of ConectiSys held as security with the exception of 2,335,885 shares which would remain outstanding as security for the full satisfaction of our obligations to Laurus. Finally, we agreed to re-price 250,000 warrants held by Laurus from an exercise price of $0.192 per share to an exercise price of $0.10 per share and also agreed to re-price another 250,000 warrants held by Laurus from an exercise price of $0.192 per share to an exercise price of $0.15 per share. As of March 31, 2002, $223,194 of principal and accrued and unpaid interest under this note remained outstanding.

In February 2002, we borrowed $340,000 from the Mercator Momentum Fund in order to make the initial $100,000 payment under our settlement arrangement with Laurus and to fund continuing development of our H-NetTM system. This loan from the Mercator Momentum Fund is a short-term loan due May 15, 2002 and accrues interest an annual rate of 18%. As of June 4, 2002, $200,000 of principal plus accrued and unpaid interest on this loan remained outstanding, and we obtained from Mercator Momentum Fund an oral extension on the repayment of this loan for an indefinite time period, resulting in this loan being due upon demand by Mercator Momentum Fund.

In March 2002, we issued $300,000 of our secured convertible debentures to four accredited investors in the first stage of a three-stage offering. The secured convertible debentures are due March 29, 2003 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $225,000. The investors are obligated to purchase an additional $300,000 of our secured convertible debentures and warrants to purchase up to 1,500,000 shares of common stock within 5 days after the effective date of the registration statement of which this prospectus is a part. As of May 14, 2002, the full amount of the debentures issued in March 2002 remained outstanding.

In May 2002, we issued $150,000 of our secured convertible debentures to four accredited investors in the second stage of a three-stage offering. The secured convertible debentures are due May 10, 2003 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $140,000. As of May 14, 2002, the full amount of the debentures issued in May 2002 remained outstanding.

As of May 14, 2002 we had two additional notes due September 1, 2002 payable in the aggregate amount of $351,492, of which one note in the amount of $101,492 was held by Robert Spigno, our Chairman of the Board and Chief Executive Officer. These notes bear interest at an annual rate of 18%.

Our continued operations are dependent on securing additional sources of liquidity through debt and/or equity financing.

As indicated above, our consolidated financial statements as of and for the years ended September 30, 2001 and 2000 have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As discussed in this prospectus and in Note 1 to our consolidated financial statements for the years ended September 30, 2001 and 2000, we have suffered recurring losses from operations and at September 30, 2001 had net capital and working capital deficiencies. These factors, among others, raised substantial doubt about our ability to continue as a going concern and led our independent certified public accountants to modify their unqualified opinion to include an explanatory paragraph related to our ability to continue as a going concern. The consolidated financial statements included in this prospectus do not include any adjustments that might result from the outcome of this uncertainty.

We have been, and currently are, working toward identifying and obtaining new sources of financing. Deteriorating global economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Further, our current secured convertible debenture financing documents contain notice and right of first refusal provisions and the grant of a security interest in substantially all of our assets in favor of the convertible debenture investors, all of which provisions will restrict our ability to obtain debt and/or equity financing.

Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts that historically have contributed significantly to our competitiveness.

We are completing research and development of our H-Net(R)system with the goal of deployment of the H-Net(R)system in late 2002 or early 2003. We believe that if we are successful in deploying our H-Net(R)system, we will begin to generate revenues from our business activities.

                            BUSINESS

OVERVIEW

We were incorporated in Colorado on February 2, 1986 under the name Coastal Financial Corp. On December 5, 1994, Coastal Financial Corp. changed its name to BDR Industries, Inc. which changed its name on October 16, 1995, to ConectiSys Corporation.

Since 1995, we have been a development-stage company engaged in the development of a low-cost automatic meter reading, or AMR, solution. We have developed a low-cost AMR solution that includes a proprietary system employing specialized hardware and software that will allow for residential and commercial applications. Our proprietary system is called H-Net(TM), which is a trademark of ConectiSys.

We are currently in a cost-reduction phase of the development of our H-Net(TM) system and have completed the development for commercial production of our H-Net(TM) 4.0 wireless meter reading product. We have not yet sold any H-Net(TM) systems and we do not expect any significant sales of our H-Net(TM) systems until late 2002 to early 2003. Accordingly, we have not earned any significant revenues from the sale of H-Net(TM) systems. We have no history of revenues and have incurred significant losses since the beginning of the development of our H-Net(TM) system. We have a significant accumulated deficit and negative working capital. As a result of our financial condition, our independent auditors have issued an opinion questioning our ability to continue as a going-concern.

We are establishing pilot programs employing our H-Net(TM) system for testing purposes. We anticipate that the operators of these pilot programs will be regional utility companies and other parties including the University of California, Irvine through its Advanced Power and Energy Program. We believe that these pilot programs will provide third-party verification, for the utility industry and government agencies, of the effectiveness of our H-Net(TM) system and our unique AMR solution.

INDUSTRY OVERVIEW

Over the past several years, the AMR industry has undergone tremendous growth. Many factors have contributed to this growth, including:

o a surge in demand for wireless data transmission services that increase the efficiency of meter reading service companies;

o mandates by federal and state regulators requiring that the energy industry utilize automatic meter reading technologies and read meters with increased frequency;

o an apparent nation-wide trend toward deregulation of the energy industry, which may enable a large number of new energy service providers to enter the market and who will require easily obtainable, accurate and comprehensive data regarding their customers' energy usage; and

o a growing preference among commercial, industrial and governmental enterprises for automation of remote data acquisition and collection activities through wired and wireless communications technologies.

Although the need for a comprehensive, low-cost AMR solution has become widespread a viable solution remains unmet for many reasons, including the following:

o the high cost of hardware and installation of traditional wireless data collection processes employing technologies similar to cellular or other wireless data transmission towers;

o the failure of existing AMR systems to satisfy the mandates imposed by government regulations concerning the collection and transmission of data; and

o the failure of existing AMR systems to provide true two-way data communications, a result of which those systems are less accurate and do not provide increases in efficiency allowed by two-way data communications systems.

Responding to the growing demand for communications services and increased competitive pressures, businesses and government organizations that rely heavily on information technology are devoting significant resources to the evaluation and purchase of data transmission products.

According to the Annual Electricity Utility Report for 2000 of the Energy Information Administration, which compiles official energy statistics from the United States government, there are approximately 125 million energy meters in the United States, approximately 12.5 million of which are located in California. Our goal is to achieve sufficient proliferation of our H-Net(TM) system so that it is installed in one percent of the energy meters in the United States or ten percent of the energy meters in the State of California. Initially, we intend our principal efforts to be focused on the deployment of our H-Net(TM) system in the State of California.

OUR STRATEGY

We have strived to develop expertise relating to AMR systems and products. Our goal is to become a leading provider of products and services relating to data acquisition from remote locations and data collection at centralized locations. Our business strategy to achieve this goal includes the following elements:

o COMPLETE PILOT PROGRAMS OF OUR H-NET(TM) SYSTEM. We are in the process of establishing pilot programs for third-party testing of our H-Net(TM) system. We believe that it is important that we complete these programs successfully and ascertain whether our H-Net(TM) system is ready for widespread commercialization or if additional research and development is required.

o DEVELOP STRATEGIC RELATIONSHIPS. We have explored and intend to continue to explore the possibility of entering into strategic relationships with manufacturers of energy meters, utility companies, energy providers and others in order to promote the adoption of our H-Net(TM) system within the energy and AMR industries.

o ESTABLISH OUTSOURCE MANUFACTURING FOR FULL-SCALE COMMERCIAL PRODUCTION. We have the means of outsourcing small-scale production of the products employed in our H-Net(TM) system. We intend to continue the cost- reduction phase of our H-Net(TM) system's development and in doing so, we intend to examine various manufacturing alternatives, including strategic relationships with manufacturers of energy meters and third-party manufacturing of the products employed in our H-Net(TM) system for use in energy meters.

o BUILD MARKET SHARE FOR OUR PRODUCTS. We intend to establish ourselves as the source for comprehensive, low-cost AMR solutions and plan to focus on building our own market share for our H-Net(TM) system and further develop our H-Net(TM) system where market demand is identified. We also plan to develop new products and enhancements to meet or exceed the evolving requirements of both centralized and remote applications of our technologies.

o INTENSIFY OUR MARKETING ACTIVITIES. As funds become available, we intend to invest in a comprehensive targeted, product-specific marketing program to raise awareness of ConectiSys and our H-Net(TM) system and in order to attract customers.

o CONTINUE TO DEVELOP WIRELESS PRODUCTS. We intend to continue to invest in research and development of wireless products to meet the needs of the AMR industry. We believe that the expertise that we have developed in creating our existing H-Net(TM) system will enable us to enhance our products, develop new products and services and respond to emerging technologies in a cost-effective and timely manner.

OUR H-Net(TM) SYSTEM

Our H-Net(TM) system is designed to enable users to remotely read electronic energy usage meters without the necessity of someone traveling to and physically reading the meter. The predominant method of reading electronic meters is for an individual to travel to the site of the meter and make a record of the data compiled by that meter, either manually as a notation in a log book or electronically by inputting the data into a handheld or other electronic data retention device. In the case of a log book, the information is then typically recorded manually into a centralized database for energy usage tracking and billing purposes. In the case of a electronic data retention device, the information is typically downloaded to a centralized database for these purposes. Residential meters are customarily read on a monthly basis, allowing only a limited ability to track energy usage fluctuations over periods of less than one month. In addition, physical reading of meters is accompanied by the problem of reader error, causing inefficiencies resulting from necessary corrective procedures. Our H-Net(TM) system is designed to provide continuous meter-reading capabilities, address the inefficiencies that accompany physical meter reading and provide additional benefits to its users.

We believe that the anticipated deployment costs of our H-Net(TM) system are small compared to other AMR products because there are no cellular or other telecommunications or wireless towers to erect or expensive hardware infrastructure to install. We anticipate that all field installations and deployment programs of our H-Net(TM) system will be administered by United Telemetry Company, one of our two wholly-owned subsidiaries. The data collected by H-Net(TM)-equipped meters will be transmitted over the unlicensed ISM 900 MHz radio frequency band. Our H-Net(TM) system allows for high-density data transmissions, which we believe makes it ideal for metropolitan and other crowded areas where a large amount of data would normally be collected.

     H-Net(TM)-EQUIPPED METERS

Our H-Net(TM) system is comprised of the following three principal components that operate together to provide what we believe to be a comprehensive, low-cost AMR solution: H-Net(TM)-equipped meters, base stations and a network operating center. The first component of our H-Net(TM) system is an electronic meter put into service at a residence that is equipped with a circuit board that contains a memory module, microprocessor and a two-way radio transmission and receiver device that operates in the ISM 900 MHz radio frequency band. This circuit board may also be retrofitted to some existing meters. We refer to each energy meter equipped with this circuit board and that is connected to our AMR network as an H-Net(TM)-equipped meter or a "node." With the installation of each H-Net(TM)-equipped meter, the existing installed H-Net(TM)-equipped meters self-configure by transmitting configuration data to other H-Net(TM)-equipped meters and receiving configuration data from other H-Net(TM)-equipped meters.

     BASE STATIONS

Our AMR Network, when it is operational, will be partially comprised of these H-Net(TM)-equipped meters, each communicating to another with the final communication of data in a given communication cycle being transmitted to the second component of our H-Net(TM) system, a base station. We anticipate that a base station will be housed in a small metal box, no larger than the size of a shoe box, that contains a memory module, microprocessor, radio transmission and receiver device and a modem. The node and base station configuration is similar to a hub and spoke configuration, but rather than direct communication among each of the nodes and the base station, numerous nodes will communicate with one another in a web configuration with some nodes sending final transmission to the base station of the data collected by many other nodes. The base station is designed to receive data transmissions from various nodes in its local network and use its modem to place a local telephone call and transmit the data it has collected to the third component of our H-Net(TM) system, our network operating center. We anticipate that the base stations will deliver energy meter data four times an hour, twenty-four hours a day to our network operating center.

     NETWORK OPERATING CENTER

We plan to use a computer center located at our main office facility to store the information gathered from the H-Net(TM)-equipped meters. We call this computer center our network operating center. We have designed our network operating center to support up to one million H-Net(TM)-equipped meters. We anticipate that our network operating center will be the central control center for our entire AMR network and will operate in a large geographic area. We plan to use the network operating center to archive all data for future use and as a protective measure against data loss or corruption. After the data archival process, we expect that the network operating center will handle uploading of the data to the Internet where it can be accessed by users directly and also downloaded through an interpreter software program into a utility company's or energy service provider's database. We anticipate that our network operating center will be administered by our wholly-owned subsidiary, eEnergyServices.com, Inc.

     THE H-Net(TM) NETWORK

The H-Net(TM) network, once deployed, will be comprised of our network operating center and local networks, which in turn are each comprised of a base station and H-Net(TM)-equipped meters. Each H-Net(TM)-equipped meter can communicate with other H-Net(TM)-equipped meters that are up to a distance of approximately one-quarter mile away. We plan to install a base station for every H-Net(TM)-equipped meter area. Our base stations are designed to receive data transmissions from up to 20,000 H-Net(TM)-equipped meters. We have designed our system so that a base station can transmit the accumulated data it has received from the H-Net(TM)-equipped meters in its local network by telephone every fifteen minutes by using its modem to communicate with our network operating center. Once the data from the H-Net(TM)-equipped meters arrives from the base stations at the network operating center, the data can be assembled into various formats for billing customers as well as for management of energy purchasing and energy conservation programs.

Our H-Net(TM) system has certain limitations inherent in each local network, each of which is comprised of H-Net(TM)-equipped meters and a base station. Each local network has the following principal limitations:

o       it can consist of a maximum of 20,000 H-Net(TM)-equipped meters;

o each H-Net(TM)-equipped meter must be within approximately one-quarter mile of another H-Net(TM)-equipped meter in the same local network; and

o       the maximum radius of a local network is five miles.

In addition to the limitations described above, our H-Net(TM)-equipped meters transmit data using the ISM 900 MHz radio frequency band, which is an unlicensed frequency band. Because this frequency band is not regulated, it may be subjected to heavy communication traffic, which could potentially cause interference with the data transmissions of our H-Net(TM)-equipped meters.

     H-Net(TM) SERVICES

We plan to offer a wide variety of services to utility companies and energy service providers in addition to reading their customers' energy meters. We anticipate that these services will include energy management, data storage and archiving, and the provision of near real-time energy usage data in order to evaluate energy consumption and determine cost savings procedures. We plan to provide complete billing and accounting transaction services to utility companies and energy providers as well as end-users of energy.

Our H-Net(TM) system employs new technology developed to allow utility companies and energy service providers to have a wireless network of intelligent meters, with each meter communicating with another and passing data back and forth, allowing near real-time energy consumption data to be collected. We believe that energy service providers will have an opportunity to save money by efficiently collecting accurate energy usage profiles and using this near real-time energy usage data to competitively bid for energy in the newly deregulated energy markets.

Our H-Net(TM) system has been designed so that an energy service provider can determine exactly how much electric power a metropolitan area, a neighborhood, or even an individual residence is using. Energy users who have H-Net(TM)-equipped meters will have the ability to check their energy consumption and billing rates in near real-time by obtaining this information over the Internet, which we believe will promote energy conservation.

H-Net(TM) PRODUCT DEVELOPMENT AND PILOT PROGRAMS

Our product development efforts are directed toward developing an AMR solution in the form of our H-Net(TM) system. We believe that our existing expertise in data transmission devices provides us with a strong technology base to pursue this objective. Our product development efforts focus on the following principles:

o DEVELOPMENT OF NEW PRODUCTS AND TECHNOLOGY. We plan to assess domestic and international market trends, with the focus of developing new products designed to meet emerging market demands. In developing new products, we plan to attempt to combine our existing technology base with new technologies to provide a broader range of automation and data communications and data acquisition solutions to end users.

o IMPROVEMENT OF EXISTING TECHNOLOGY. We seek to expand the features and functionality of our existing H-Net(TM) system technology through modifications and enhancements to meet the changing needs of the marketplace. We are reviewing the design of our products to determine areas of potential cost savings or enhanced product quality and reliability.

We believe our future success will depend, in part, upon our ability to expand and enhance the features of our H-Net(TM) system and to develop and introduce new products designed to meet changing customer needs on a cost-effective and timely basis. Consequently, failure by us to respond on a timely basis to technological developments, changes in industry standards or customer requirements, or any significant delay in product development or introduction, could have a material adverse effect on our business and results of operations. We cannot assure you that we will respond effectively to technological changes or new product announcements by others or that we will be able to successfully develop and market new products or product enhancements.

On February 15, 2000, we successfully launched our H-Net(TM) pilot test program in Los Angeles, California. Although this initial pilot program was small, it was a working model of our first-generation H-Net(TM) system that demonstrated the capabilities of our H-Net(TM) system as an AMR solution. This initial pilot program demonstrated the technology of our H-Net(TM) system, which remotely acquires near real-time data from an energy meter, processes this data to show energy usage and cost, and can display this information on the Internet.

In September 2000, we successfully launched a second pilot test program for which we developed a portable wireless network capable of demonstrating our H-Net(TM) system anywhere in the country.

Based upon the success of our early-generation H-Net(TM) systems in our first two pilot test programs in demonstrating our H-Net(TM) system as a viable means of remotely reading energy meters and collecting the resulting data, we successfully launched a third pilot test program in September 2001. This pilot test program is currently running in electronic meters at three locations in Southern California, including the University of California, Irvine through its Advanced Power and Energy Program.

We have reached an understanding for the evaluation of our H-Net(TM) system in the Advanced Power and Energy Program at the University of California,
Irvine. The program is a three level program of extensive laboratory and field-testing and evaluation consisting of the following:

Level I Platform:       High Supervision Beta Test Laboratory
Level II Platform:      Institutional Environment
Level III Platform:     University Research Park Living Laboratory

The Advanced Power and Energy Program is engaged in the development of test protocols for distributed resources, including micro turbine generators, fuel cells, and combined heat and power applications. The Advanced Power and Energy Program's plans are to undertake the development of test protocols for advanced meter reading and real time-of-use metering under the auspices of stakeholder agencies such as the California Energy Commission. As part of this program, the University of California, Irvine, through its Advanced Power and Energy Program, will test and evaluate technologies such as our H-Net(TM) system with the understanding that its mission is to accelerate the market viability of energy-related technologies and systems. We believe that the Advanced Power and Energy Program will provide our H-Net(TM) system a national platform upon which to prove itself as a viable, efficient and reliable method of automated meter reading at a cost that is comparable to the current physical methods of meter reading.

In addition to the University of California, Irvine and its Advanced Power and Energy Program, we plan to do beta field-testing with various utility companies and energy service providers across the country. We plan to begin our beta field-testing in California and then move on to major cities throughout the country.

THE H-Net(TM) WIRELESS NETWORK VISION

We have designed and will continue to design our H-Net(TM) system to deliver a comprehensive and robust AMR solution that enables the realization of substantial efficiencies in the remote meter reading and centralized data collection contexts and that provides numerous features and services. In addition to its many other planned features and services, we are designing our H-Net(TM) system to:

o constantly monitor an end-user's energy meter and gather meter data and display it on the Internet in fifteen-minute intervals, twenty-four hours a day;

o allow the end-user to access an information link on the Internet taking them directly to the energy usage data transmitted by their H-Net(TM) equipped meter;

o provide utility companies, and energy service providers with reliable and accurate electricity usage records;

o enable a utility company or energy service providers to supply to end-users over the Internet information and special incentive offers regarding the use of energy at off-peak times, thereby improving energy conservation during critical peak periods. Other innovative offers may also be implemented such as pre-payment plans and direct purchases of additional energy over the Internet;

o allow an end-user to pay his or her energy bills over the Internet, at a very low administrative cost to the utility company and reduce billing delays;

o allow the monitoring of energy usage levels to ensure that utility companies and energy service providers are aware of any delivery problems, including power outages and energy thefts;

o provide utility companies with the ability to determine which of its customers does not have power without the aid of customer service phone calls, thereby allowing service crews to be dispatched more efficiently. By using our H-Net(TM) system, we believe that a utility company will be in a position to know precisely when each end-user's service is restored and the exact duration of a power outage;

o enhance safety and convenience by allowing the remote delivery and termination of electricity, with all billing transactions completely automated. We plan to design our H-Net(TM) system to allow end-users to request over the Internet the delivery of electricity;

o allow the distribution of electricity more efficiently and inexpensively with energy usage and other vital data informing each decision through the entire energy supply channel. We believe that by using our H-Net(TM) system, energy purchasers can make precise forecasts of purchasing requirements, eliminating much of the over- and under-purchasing of energy that contributes to volatile wholesale energy prices;

o allow end-users who are preparing to terminate or switch energy service providers to use the Internet to inform the current energy service provider of the change. At a precise time, selected by the end-user, our H-Net(TM) system has the ability to read the end-user's H-Net(TM)-equipped meter, pass the information to the current energy service provider's system to produce a final bill, and disconnect the end-user's electricity. In the case of a change in an energy service provider, the data from an H-Net(TM)- equipped meter can automatically be routed to a new energy service provider; and

o enable lower energy costs as a result of its efficiencies, quicker transactions with less paperwork and reduced potential for error. Lower energy and transaction costs will assist the transition to an open, competitive market for energy.

GOVERNMENT REGULATION

Our H-Net(TM) system is designed to comply with a significant number of industry standards and regulations, some of which are evolving as new technologies are deployed. In the United States, our H-Net(TM) system must comply with various regulations defined by the United States Federal Communications Commission, or FCC, and Underwriters Laboratories, or other nationally-recognized test laboratories, as well as industry standards. The regulatory approval process can be time-consuming and can require the expenditure of substantial resources. We cannot assure you that the FCC will grant the requisite approvals for our H-Net(TM) system on a timely basis, or at all. The failure of our H-Net(TM) system to comply, or delays in compliance, with the various existing and evolving standards could negatively impact our ability to proliferate our H-Net(TM) system. Government regulations regarding the manufacture, sale and implementation of products and systems similar to our H-Net(TM) system and other data communications devices are subject to future change. We cannot predict what impact, if any, such changes may have upon our business.

We do not anticipate that any government regulations will hamper our efforts to deploy our H-Net(TM) system. Rather, the restructuring of the energy market in the United States has required the reading of energy meters much more frequently than the current practice of once a month, thus making the physical meter reading techniques currently in use inadequate.
Our H-Net(TM) system is designed to meet various government regulations mandating frequent meter readings and we are attempting to position ourselves so that we will be a beneficiary of these mandates. We believe that our relationship with the University of California, Irvine, as a result of its high-profile Advanced Power and Energy Program, will provide us with a significant opportunity to secure government recognition of our H-Net(TM) system, and we hope that we can position our H-Net(TM) system to be referred to in government regulations, or informally, as the standard in the AMR industry.

OPERATIONS

During the initial design and engineering phases for our H-Net(TM) system, we maintained low overhead costs and we plan to continue to do so until manufacturing and sales of our H-Net(TM) system are underway. We plan to hire additional personnel as needed during the coming months, including managerial, clerical, administration, sales, marketing, and customer service personnel.

We plan to lease suitable office facilities for our operations within the Southern California area. We plan to initially utilize existing manufacturers to produce our products and will therefore likely not have a short-term need to lease or build manufacturing facilities. We intend to operate not principally as a manufacturer of products, but as a provider of comprehensive, cost-effective AMR solutions, and we plan to outsource manufacturing of the hardware employed in our H-Net(TM) system in order to achieve the highest cost-efficiencies.

ANTICIPATED REVENUES AND MARKETING

Our H-Net(TM) system is designed to be a comprehensive, cost-effective AMR solution and an alternative to other AMR technologies and physical reading of meters. Our H-Net(TM) system is capable of providing meter data every fifteen minutes, twenty-four hours a day and nearly 3,000 times per month. Physical meter readings cost approximately $1.00 per meter. Our H-Net(TM)system is designed to meet the relatively low cost of physical meter reading while providing nearly 3,000 times more readings per month. We believe that our base cost to operate a fully-deployed H-Net(TM) system is approximately $0.20 per meter per month, or approximately $0.0000667 per reading.

We plan to license our H-Net(TM) system technology to meter manufacturers so that they may incorporate it into their meters. We plan on deriving a small royalty per meter sold for every H-Net(TM)-equipped meter. We anticipate that the predominant source of any future revenues will be through recurring monthly service charges for reading, archiving and supplying data from H-Net(TM)-equipped meters and from providing other services described in more detail above. However, despite our belief of the cost-effectiveness and significant advantages of our H-Net(TM) system over physical meter reading practices and other AMR technologies, there can be no assurances that the market we intent to target will adopt or accept our H-Net(TM) system or that we will earn any significant revenues.

We have developed a marketing plan that was formulated to help us achieve the following objectives:

o acquisition and retention of strategic beta test placement locations for H-Net(TM)-equipped meters;

o formation of synergistic partnerships with energy service providers, utilities companies and internet service providers, including joint ventures, license arrangements and strategic alliances;

o participation in H-Net(TM)-equipped meter manufacturing partnerships and acquisition of Internet commerce sponsorship;

o promotion of unique features and specialized services of our H-Net(TM) system; and

o creation of industry awareness by implementing a public relations and marketing campaign along with establishing a relationship with the State of California and other states in an attempt to facilitate a long- term solution for the nation's energy needs.

The current principal target of our marketing and sales efforts is the utility and energy service provider industries. These industries consist of a wide variety of organizations that use data communications in an automated process application, such as utilities and energy management companies. Responding to deregulation and other major changes taking place within the industry, electric power utility companies have become leading advocates in promoting the implementation of automation and technological advancement as a means of achieving cost savings as they enter the competitive arena. Utility companies are automating numerous distinct processes within their operating systems. Our H-Net(TM) system is designed for and sold for use in:

o the AMR context, which is intended primarily to eliminate the expense and inefficiencies of human meter readers and also is intended to provide data archival and delivery services as well as additional value- added services for the end-user; and

o distribution automation, which is the remote monitoring and control of power distribution networks. These control systems are often referred to as SCADA systems. SCADA is an acronym for Supervisory Control and Data Acquisition.

If sufficient funds are not available for full deployment of our H-Net(TM) system, it is our intention to license our H-Net(TM) technology to various sectors of the energy industry, including meter manufacturers for integration into their meters. We also could license our software and software systems for archival of the data transmitted by H-Net(TM)-equipped meters to various utility companies and energy service providers. Under this scenario, we would also supply support and technical assistance to these various sectors of the energy industry while collecting revenues solely in the form of fees for licensing and support and technical assistance. We expect any revenue from this alternate strategy to be far less than our active participation in the collecting and archiving of meter data and the ancillary services described in greater detail above.

COMPETITION

Many companies have developed data transmission products designed to meet the growing demand for AMR solutions. We anticipate that our H-Net(TM) system will compete on the basis of features, price, quality, reliability, name recognition, product breadth and technical support and service. We believe that we generally will be competitive in each of these areas. However, many of our existing and potential competitors have significantly more financial, engineering, product development, manufacturing and marketing resources than we have. We cannot assure you that our competitors will not introduce comparable or superior products incorporating more advanced technology at lower prices, or that other changes in market conditions or technology will not adversely affect our ability to compete successfully in the future. We perceive the following companies as being the principal competition to our AMR solution in the form of our H-Net(TM) system:

Itron Inc.              Itron provides and has installed AMR systems
                        worldwide. Itron provides "drive-by" automated meter reading equipment.

CellNet Data Systems    CellNet provides fixed-network wireless AMR systems
                        and has installed systems in Kansas City, Minneapolis, San Francisco, Indianapolis, and through Puget Sound Power. CellNet has technology alliances with the major energy meter manufacturers and was recently acquired by Schlumberger.

Schlumberger Ltd.       Schlumberger's Resource Management Systems Division
                        has deployed meter reading systems that include hand-held meter reading devices. Schlumberger recently acquired CellNet and Metricom.

Hunt Technologies, Inc. Hunt provides power line carrier AMR systems with capabilities including substation switching. The market niche for Hunt's AMR systems is rural electric cooperatives.

Metricom Corporation    Metricom provides wireless communication networks
                        with fixed-wireless networks installed in the San
                        Francisco Bay Area, Seattle, Washington, D.C., and at universities. Metricom and Whisper
                        Communications, Inc. have formed an alliance to provide AMR systems. Their AMR systems are installed at KN Energy and Pacific Gas & Electric
                        Company. Metricom recently was acquired by Schlumberger.

We believe that we will be the only company able to collect data transmitted from H-Net(TM)-equipped meters, thereby ensuring our competitive advantage once we are able to achieve sufficient proliferation of our H-Net(TM)-equipped meters.

CUSTOMERS

We do not currently have revenue-generating customers as we are still a development-stage company in the process of completing the development of our AMR solution in the form of our H-Net(TM) system. We anticipate that once we commercially produce and install our H-Net(TM) system, our customers will include energy meter manufacturers, energy service providers, utility companies and end-users of energy.

INTELLECTUAL PROPERTY

We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary rights. However, although our H-Net(TM) system and its constituent components could benefit from patent protection, we have chosen to retain the proprietary rights associated with our H-Net(TM) system predominantly as trade secrets. Although we currently rely to a great extent on trade secret protection for much of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology.

We own, license or have otherwise obtained the right to use certain technologies incorporated in our H-Net(TM) system. We may receive infringement claims from third parties relating to our products and technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third-party vendors for incorporation into our products, we would forward those claims to the appropriate vendor. If we or our component manufacturers are unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs defending any legal action taken against us.

EMPLOYEES

We have five full time employees and a four person advisory board. Our employees are involved in executive, corporate administration, operations, and sales and marketing functions. We also use the services of outside consultants and experts on many of our projects to help reduce costs. We consider our relations with our employees to be good. None of our employees is represented by a labor union.

FACILITIES

Our principal operation center is located at 24730 Avenue Tibbitts, Suite 130, Valencia, California 91355. This 1,000 square foot space is leased for approximately $1,245 per month. We believe that our facilities are adequate for our needs for the near future.

LEGAL MATTERS

We are not a party to any material pending legal proceedings.

In 1997, the Securities and Exchange Commission filed suit in the United States District Court in the Central District of California against ConectiSys and other individuals seeking permanent injunctions against all defendants and civil penalties from those individuals based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-(3) of the Securities Act of 1933, Sections 15(c) and 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of common stock of ConectiSys in 1995 and 1996. Specifically, the Securities and Exchange Commission alleged that a fraudulent scheme was orchestrated and directed by ConectiSys and the other defendants to engage in the sale and distribution of unregistered shares of the common stock of ConectiSys by creating the appearance of an active trading market for the stock of ConectiSys and artificially inflating the price of its shares. After the conduct of a trial of this matter without a jury, the court found in favor of the Securities and Exchange Commission on the claim that ConectiSys violated Sections 5(a), 5(c), and 17(a) of the Securities Act of 1933. ConectiSys was not found to have violated section 10(b), 10(b-5), or 15(c) of the Securities Exchange Act of 1934. We were subsequently ordered to disgorge proceeds totaling $175,000, but appealed the judgment against us in favor of the Securities and Exchange Commission.

In March 1999, we agreed with the Securities and Exchange Commission to the terms of a settlement of its litigation against us. Under the terms of that settlement, we dismissed our then-pending appeal of a judgment against us in favor of the Securities and Exchange Commission and accepted a permanent injunction against us prohibiting actions that would violate federal securities laws in connection with the offer, purchase or sale of securities. The Securities and Exchange Commission agreed to waive a requirement of the judgment under appeal that we disgorge $175,000 of proceeds from the sale of our common stock due to our inability to pay this amount. On March 9, 1999, an amended final judgment of permanent injunction and other relief memorializing these agreements was entered in connection with the execution by us of a consent to entry of injunction. An injunction of this nature is viewed unfavorably by analysts and investors and may make it more difficult for us to raise additional debt or equity financing necessary to run our business.

                           MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of ConectiSys and their ages, positions, business experience and education as of May 14, 2002 are as follows:

Name                            Age     Position
-------------------------       ---     ----------------------------------
Robert A. Spigno (1)            47      Chairman of the Board, Chief
                                        Executive Officer and Director
Lawrence Muirhead (1)           42      Chief Technology Officer and
                                        Director
Patricia A. Spigno              44      Chief Financial Officer, Treasurer
                                        and Secretary
Melissa McGough (1)             25      Corporate Administrator and
                                        Director
_______________
(1) Member of Stock Option Committee.

BUSINESS EXPERIENCE

     DIRECTORS

ROBERT A. SPIGNO has served as our Chief Executive Officer, Chairman of the Board and as a member of our board of directors since August 1995. Prior to that time, Mr. Spigno was President, for more than a decade, of S.W. Carver Corp., a company founded by he and his former wife, Patricia A. Spigno, that was a commercial builder of residential homes. Mr. Spigno has over 25 years of experience in executive management and majority ownership of several privately held companies.

LAWRENCE MUIRHEAD has served as our Chief Technical Officer and as a member of our board of directors since October 1997. Prior to that time, Mr. Muirhead worked for TRW. Mr. Muirhead has over 18 years of engineering and research and development experience in the aerospace industry, including over 13 years of experience with TRW, where helped lead new product development and deployment. Mr. Muirhead holds a B.S. degree in physics and a B.A. degree in mathematics from the University of California, Santa Barbara, and holds an M.S. degree in physics from the California Institute of Technology.

PATRICIA A. SPIGNO has served as our Chief Financial Officer and Secretary since August 1995 and as a member of our board of directors from August 1995 until October 1997. Prior to that time, Ms. Spigno was Chief Financial Officer and the head of administration of S.W. Carver Corp., a company founded by her and her former husband, Robert A. Spigno. Ms. Spigno has over 22 years of experience in accounting and asset management.

MELISSA MCGOUGH has served as a member of our board of directors since November 1999. Ms. McGough has also been an employee since December 1998 and whose current responsibilities include public relations and management of our daily office activities. Prior to that time, Ms McGough was a student.

All directors hold office until the next annual meeting of shareholders, until their respective successors are elected or until their earlier death, resignation or removal. Each officer of ConectiSys serves at the discretion of the board of directors. Robert A. Spigno and Patricia A. Spigno were formerly husband and wife. There are no other family relationships between or among any other directors or executive officers of ConectiSys.

     ADVISORS TO OUR BOARD OF DIRECTORS

RODNEY W. LIGHTHIPE has served as an advisor to our board of directors since April 2001. Mr. Lighthipe also served as our President from September 2000 until his resignation in September 2001. Prior to that time, Mr. Lighthipe served as Director of Research for San Diego Gas & Electric from 1992 until 1996 and was responsible for the development and deployment of new technologies. Mr. Lighthipe was Research Manager for Southern California Edison from 1980 to 1987 and organized an international consortium of companies for the design, construction and operation of the world's largest coal gasification plant. Mr. Lighthipe was also Power Contracts Manager for Southern California Edison from 1974 until 1980 during which he opened new transmission paths throughout the Western United States and Canada for the purchase and sale of bulk electric power. Some of Mr. Lighthipe's Major projects included the installation of photovoltaics in remote areas and the launch of a "smart card" project employing residential telephone systems. Mr. Lighthipe has also acted as a consulting engineer in the energy and telecommunications industries and served two tours of duty in Vietnam as a Lieutenant in the United States Navy.

DR. HUGO POMREHN has served as an advisor to our board of directors since April 2001. On June 28, 1992, Dr. Pomrehn was nominated by former President George Bush to serve as the Under Secretary of Energy, and was confirmed by the United States Senate for that position on September 29, 1992. As Under Secretary to Admiral James Watkins, Dr. Pomrehn was the third-ranking official at the U.S. Department of Energy, which employed approximately 170,000 personnel and had an annual budget of $20 billion. Dr. Pomrehn's professional career covers a broad spectrum of involvement with energy and environmental technologies. He has been engaged in engineering and management consulting in the energy and nuclear fields for more than 30 years and was a Vice President of the Bechtel Corporation.

AARON R. SOKOL has served as an advisor to our board of directors since April 2001. Mr. Sokol is a Vice President at Deutsche Bank Alex Brown where his responsibilities include providing innovative and customized solutions to clients in order to preserve and enhance their wealth. He is also responsible for new business development as well as global financial advisory services for existing and prospective clients. Mr. Sokol joined Deutsche Bank Alex Brown from Los Angeles-based Scudder Kemper Investments, Inc. Mr. Sokol has also served as an Assistant Vice President at First Chicago Capital Markets, Inc., and prior to that, worked in the corporate finance department at Nations Bank Capital Markets, Inc. Mr. Sokol holds a J.D. degree from Boston University School of Law and a M.B.A. in Finance and New Venture Management from the University of Southern California.

LARRY W. SILER has served as an advisor to our board of directors since April 2001. Mr. Siler is currently Manager of Fuel Transportation for Edison Mission Energy in Chicago, Illinois. Mr. Siler was the Coal Supply Superintendent for Commonwealth Edison Company in Chicago from 1988 until 1999. From 1986 until 1988 Mr. Siler was a management and engineering consultant in Austin, Texas. He also held positions as the Fuels Manager, Engineering Supervisor, Staff Engineer and Fuels Engineer for the Lower Colorado River Authority from 1973 until 1986.

TOD O'CONNOR has served as an advisor to our board of directors since April 2001. Mr. O'Connor was Director of Government Relations for two Edison International Inc. subsidiaries, Southern California Edison RD&D Department and Edison Technology Solutions from 1993 until 1999.

Mr. O'Connor also was employed by Pacific Enterprises and its subsidiary, Southern California Gas Co. from 1989 until 1993, and MARC Associates' Status Group in Washington, D.C. from 1988 until 1989. Mr. O'Connor was a Legislative Aide in the United States House of Representatives where he advised House Speaker Thomas P. (Tip) O'Neill on pending legislation and proposed federal regulations, as well as the Democratic Steering and Policy Committee from 1980 until 1981. Mr. O'Connor is currently President of O'Connor Consulting Services, Inc. in Woodland Hills, California. Mr. O'Connor holds a L.L.M. degree in labor law from Georgetown University Law Center, Washington, D.C., and a J.D. degree from Suffolk University Law School.

COMPENSATION OF EXECUTIVE OFFICERS

The Summary Compensation Table below provides information concerning the annual and long-term compensation for services in all capacities to ConectiSys of our Chief Executive Officer, our former President, our Chief Technology Officer and our Chief Financial Officer, or the named executives, during the years ended September 30, 1999, 2000 and 2001. There were no other executive officers whose annual salary and bonus compensation exceeded $100,000 during the year ended September 30, 2001.

                            SUMMARY COMPENSATION TABLE

                                                             Long-Term
                                                            Compensation
                                                            ------------
                                                              Awards
                                                            ------------
                                Annual Compensation          Securities
     Name and                                                Underlying      All Other
     Principal Position       Year (1) Salary($) Bonus($)(2)  Options(#)   Compensation ($)
     -------------------      -------  --------- ----------- ------------  ----------------
     Robert A. Spigno,        2001     $160,000  $80,000     6,453,634           --
     Chief Executive Officer  2000     $160,000  $80,000        --             $13,750(4)
                              1999     $133,333  $66,667        --             $12,500(4)

     Rodney W. Lighthipe,     2001     $120,000    --           --               --
     Former President (3)     2000     $ 10,000  $25,000        --               --
                              1999        --       --           --               --

     Lawrence Muirhead,       2001     $150,000    --         2,000,000          --
     Chief Technology Officer 2000     $150,000    --           --               --
                              1999     $150,000    --           --               --

     Patricia A. Spigno,      2001     $ 80,000  $40,000       500,000           --
     Secretary & Treasurer    2000     $ 80,000  $40,000        --             $13,750(4)
                              1999     $ 66,667  $33,333        --             $12,500(4)



     (1) 1999 was a short fiscal year because we changed our fiscal year end from November 30 to September 30. The figures for 1999 have been adjusted to reflect this change.

     (2) Amounts represent approximate fair market value on the date of grant of common stock granted.

     (3) Mr. Lighthipe served as our President until September 2001 and now serves as a member of our advisory committee to our board of directors.

     (4) Represents amounts paid in connection with the rental of office space to ConectiSys.


            OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning individual grants of stock options made during 2001 to the named executives. We never have granted any stock appreciation rights.

                                              Percent of Total
                           Number of             Options
                           Securities          Granted to
                           Underlying         Employees in         Exercise or
     Name                  Options Granted     Fiscal Year       Base Price       Expiration Date
     -------------------   ---------------     --------------    --------------   ---------------
     Robert A. Spigno      500,000(1)              100%            $2.50            11/1/2004

     Rodney W. Lighthipe     --                     --               --                  --

     Patricia Spigno         --                     --               --                  --
_______________
    (1)   Option to purchase Class B Preferred Stock was granted on September
          11, 2001 and was fully-vested and exercisable on the date of grant.

        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                FISCAL YEAR-END OPTION VALUES

The following table sets forth the number of shares acquired and value realized upon exercise of options during 2001 and the number of exercisable and unexercisable in-the-money stock options and their values at September 30, 2001 for the named executives. An option is "in-the-money" if the fair market value for the underlying securities exceeds the exercise price of the option.


                                                              Number of Securities Underlying     Value ($)of Unexercised In-
                                Shares                               Unexercised Options             the-Money Options at
                                Acquired on     Value                September 30, 2001             September 30, 2001 (1)
     Name                       Exercise       Realized ($)   Exercisable(#) Unexercisable(#)    Exercisable    Unexercisable
     ---------------------      ------------    ------------   -------------- ----------------  --------------  ----------------
     Robert A. Spigno              ---             ---          6,453,634          ---               ---             ---
     Rodney W. Lighthipe           ---             ---             ---             ---               ---             ---
     Lawrence Muirhead             ---             ---             ---          2,000,000            ---             ---
     Patricia Spigno               ---             ---           500,000           ---               ---             ---

_______________
    (1)   The closing sale price of our common stock on the OTC Bulletin
          Board(R) as of September 30, 2001 was $0.38.

COMPENSATION OF DIRECTORS

Our directors do not receive any compensation in their capacity as members of the board of directors, but may be reimbursed for reasonable expenses incurred in connection with attendance of meetings of the board of directors.

The advisors to our board of directors each receive 100,000 shares of common stock as yearly compensation for their advisory services.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Colorado Business Corporation Act, or CBCA, requires that each director discharge his duties to ConectiSys in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that he reasonably believes to be in the best interests of ConectiSys. Generally, a director will not be liable to ConectiSys or its shareholders, for any action he takes or omits to take as a director if, in connection with such action or omission, he performed the duties of his position in compliance with the standards described above.

Our Articles of Incorporation provide that ConectiSys may indemnify any director or officer of ConectiSys to the full extent permitted by Colorado law. Under the CBCA, except for the situation described below, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

o       the person conducted himself in good faith;

o the person reasonably believed, in the case of conduct in an official capacity with ConectiSys, that his conduct was in the best interests of ConectiSys and, in all other cases, that his conduct was at least not opposed to the best interests of ConectiSys; and

o in the case of any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

Under the CBCA, ConectiSys may not indemnify a director as described above:

o in connection with a proceeding by or in the right of ConectiSys, in which the director was adjudged liable to ConectiSys; or

o in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he derived an improper personal benefit.

Under the CBCA, ConectiSys is required to indemnify any director who is wholly successful on the merits or otherwise, in the defense of any proceeding to which the director was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding.

Section 2115 of the California General Corporation Law, or the California Corporations Code, provides that corporations such as ConectiSys that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Corporations Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We believe that as of September 30, 2001, we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Corporations Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of ConectiSys for breach of a director's duties to ConectiSys or our shareholders except for liability:

o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

o for acts or omissions that a director believes to be contrary to the best interests of ConectiSys or our shareholders or that involve the absence of good faith on the part of the director;

o for any transaction for which a director derived an improper personal benefit;

o for acts or omissions that show a reckless disregard for the director's duty to ConectiSys or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to ConectiSys or our shareholders;

o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to ConectiSys or our shareholders; and

o       for engaging in transactions described in the California
        Corporations Code or California case law which result in liability, or approving the same kinds of transactions.

To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ConectiSys under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

STOCK OPTION PLANS

     GENERAL

Our Amended Non-Qualified Stock Option and Stock Bonus Plan, including the Non-Qualified Stock Option and Stock Bonus Plans it amends, or the Plan, was adopted and approved by our board of directors effective as of September 11, 2001. The Plan, is designed to enable us to grant compensation and offer an incentive-based compensation system to consultants who do business with ConectiSys. The Plan provides for the grant of nonqualified stock options. As of May 14, 2002, options to purchase a total of 4,950,000 shares of common stock were outstanding under the Plan, and options to purchase a total of 50,000 shares of common stock were available for issuance under the Plan.

We filed a registration statement on Form S-8 on September 21, 2001 covering the shares of common stock subject to the Plan.

     SHARES SUBJECT TO THE PLAN

A total of 5,000,000 shares of common stock are authorized for issuance under the Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares that are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the Plan.

     ADMINISTRATION

The Plan is administered by a committee of not less than three persons appointed by the board of directors, each of whom must be a director of ConectiSys. The board of directors also may act as the committee at any time or from time to time.

The committee is empowered to select those eligible persons to whom stock and options shall be granted under the Plan, to determine the time or times at which each option shall be granted and the number of shares to be subject to each option, and to fix the time and manner in which each such option may be exercised, including the exercise price and option period, and other terms and conditions of such options, all subject to the terms and conditions of the Plan. The committee has sole discretion to interpret and administer the Plan, and its decisions regarding the Plan are final.

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the board of directors. The board of directors may not materially impair any outstanding options without the express consent of the optionee. No option may be granted under the 2001 Plan after January 31, 2006.

     OPTION TERMS

Options granted under the Plan must have an exercise price of not less than 85% of the fair market value of the common stock on the date the option is granted.

Options may be exercised during a period of time fixed by the committee except that no option may be exercised more than five years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash, shares of our common stock or a combination of cash and shares of our common stock.

     FEDERAL INCOME TAX CONSEQUENCES

Holders of non-qualified options do not realize income as a result of a grant of the option, but normally realize compensation income upon exercise of a non-qualified option to the extent that the fair market value of the shares of common stock on the date of exercise of the non-qualified option exceeds the exercise price paid. ConectiSys will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of an option under the Plan.

In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his or her option.

BOARD COMMITTEES

The board of directors has a Stock Option Committee. The board of directors does not have an audit committee or a nominating committee. In the absence of an audit committee or a nominating committee, the entire board of directors will satisfy the duties of those committees. Selection of nominees for the board of directors is made by the entire board of directors.

The Stock Option Committee makes recommendations to the board of directors concerning incentive compensation for employees and consultants of ConectiSys and selects the persons entitled to receive options under our stock option plan and establishes the number of shares, exercise price, vesting period and other terms of the options granted under those plans. The Stock Option Committee currently consists of Robert A. Spigno, Lawrence Muirhead and Melissa McGough. No executive officer of ConectiSys has served as a director or member of the compensation committee of any other entity whose executive officers served as a director of ConectiSys.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

In October 1995, our board of directors set the compensation for Robert A. Spigno, our Chairman of the Board and Chief Executive Officer. Mr. Spigno has executed an employment agreement with ConectiSys effective October 2, 1995, as amended by employment agreement amendments effective July 24, 1996, August 11, 1997, September 1, 1999 and March 27, 2000 that provide for annual salary of $160,000 and a performance bonus of up to 50% of Mr. Spigno's annual salary. On March 27, 2000, Mr. Spigno was granted a fully-vested five-year option to purchase up to 2,000,000 shares of common stock at an exercise price of $0.3864 per share, which was 50% of the closing price of a share of our common stock on that date. On September 30, 1999, Mr. Spigno was granted a fully-vested three-year option to purchase up to 500,000 shares of Class B Preferred Stock at an exercise price of $5.00 per share, which is $0.50 per share of common stock on an as-converted basis, which was the closing price of a share of our common stock on that date. On September 11, 2001, the expiration date of this option was extended to November 1, 2004 and the exercise price per share was reduced to $2.50 per share, which is $0.25 per share of common stock on an as-converted basis, which was the closing price of a share of our common stock on that date. On October 21, 2001 Mr. Spigno was granted a fully-vested three-year option to purchase up to 310,000 shares of Class A Preferred Stock at an exercise price of $1.00 per share, which was the par value of the Class A Preferred Stock on that date.

In August 1998, our board of directors set the compensation for Lawrence Muirhead, our Chief Technology Officer. Mr. Muirhead has executed an employment agreement with ConectiSys effective August 1, 1998, that provides for annual salary compensation of $150,000 and a performance bonus of up to 50% of Mr. Muirhead's annual salary. On November 22, 1999, Mr. Muirhead was granted an option expiring December 31, 2002 to purchase up to 2,000,000 shares of common stock at an exercise price of $0.50 per share, which was the closing price of a share of our common stock on that date. This option vests upon the achievement of certain specified performance criteria.

In October 1995, our board of directors set the compensation for Patricia
A. Spigno, our Chief Financial Officer and Secretary. Ms. Spigno has executed an employment agreement with ConectiSys effective October 2, 1996, as amended by employment agreement amendments effective July 24, 1996, September 1, 1999 and March 27, 2000 that provide for annual salary of $80,000 and a performance bonus of up to 50% of Ms. Spigno's annual salary. On March 27, 2000, Ms. Spigno was granted a fully-vested two-year option to purchase up to 500,000 shares of common stock at an exercise price of $0.38 per share, which was 50% of the closing price of a share of our common stock on that date

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective August 1995, we leased office space from S.W. Carver Corporation, a company owned by Robert Spigno and Patricia Spigno. The original lease period was twelve months, renewable annually each April at the option of ConectiSys. Effective April 1998, the monthly rent was increased from $2,000 to $2,500. Aggregate lease expenditures for the ten-month period ended September 30, 1999 were $25,000 and for the year ended September 30, 2000 were $27,500. This office space lease was terminated in September 2000. We believe the lease rates were at fair market value.

At September 30, 2000, Robert Spigno had made cumulative cash advances to ConectiSys of $75,000. On October 1, 2000, these advances were memorialized in a revolving promissory note, executed by ConectiSys in favor of Mr. Spigno, due on demand, at an annual interest rate of 18%. During the year ended September 30, 2001, additional cash advances were made by Mr. Spigno under this note in the amount of $20,000 and we repaid an aggregate of $50,000 to Mr. Spigno on this note. As of September 30, 2001, total accrued and unpaid interest was $11,880, resulting in a $56,880 balance under the note. On September 30, 2001, we executed a new promissory note due September 1, 2002 initially in that amount. For the year ended September 30, 2000, we incurred interest expenses in the amount of $21,766, including $10,583 associated with the assumption by Mr. Spigno of a promissory note due S.W. Carver Corporation, which was repaid in May 2000. The amounts due Mr. Spigno under these arrangements as of March 31, 2002 was $99,992.

At September 30, 2000, Patricia Spigno had made cumulative cash advances to ConectiSys of $61,945, under a revolving promissory note effective October 1, 2000, executed by ConectiSys in favor of Ms. Spigno, due on demand, at an annual interest rate of 18%. During the year ended September 30, 2001, we repaid an aggregate of $40,681 to Ms. Spigno on this note. As of September 30, 2001, total accrued and unpaid interest was $4,610, resulting in a $25,874 balance under the note. On September 30, 2001, we executed a new promissory note due September 1, 2002 initially in that amount. Ms. Spigno also borrowed on a personal credit card for our benefit in the amount of $18,455, bringing our total obligation due Ms. Spigno at September 30, 2001 to $44,329. As of March 31, 2002, all amounts due Ms. Spigno under these arrangements have been paid.

On March 27, 2000, Robert Spigno was granted a fully-vested five-year option to purchase up to 2,000,000 shares of common stock at an exercise price of $0.3864 per share, which was 50% of the closing price of a share of our common stock on that date.

On March 27, 2000, Patricia Spigno was granted a fully-vested two-year option to purchase up to 500,000 shares of common stock at an exercise price of $0.38 per share, which was 50% of the closing price of a share of our common stock on that date.

On May 22, 2000, we issued 2,056,346 shares of common stock and 20,000 shares of Class A Preferred Stock to Robert Spigno upon the exercise of options in exchange for an aggregate exercise price of $509,972 represented by the cancellation of debt and accrued compensation.

On July 31, 2000 we issued 34,857 shares of common stock valued at $10,962 to Robert Spigno as compensation for services rendered.

On July 31, 2000 we issued 89,886 shares of common stock valued at $28,269 to Lawrence Muirhead as compensation for services rendered.

On July 31, 2000 we issued 9,157 shares of common stock valued at $2,880 to Melissa McGough as compensation for services rendered.

On July 31, 2000 we issued 357,968 shares of common stock valued at $112,581 to Patricia Spigno as compensation for services rendered.

On September 28, 2000 we issued 47,521 shares of common stock valued at $75,083 to Lawrence Muirhead as a hiring bonus that was due Mr. Muirhead but that had not yet been paid.

On October 30, 2000 we issued 67,959 shares of common stock valued at $14,815 to Robert Spigno as compensation for services rendered.

On October 30, 2000 we issued 60,868 shares of common stock valued at $13,269 to Lawrence Muirhead as compensation for services rendered.

On October 30, 2000 we issued 12,950 shares of common stock valued at $2,823 to Patricia Spigno as compensation for services rendered.

On April 23, 2001 we issued 2,293,855 shares of common stock valued at $247,102 to Robert Spigno as compensation for services rendered.

On April 23, 2001 we issued 226,118 shares of common stock valued at $30,450 to Lawrence Muirhead as compensation for services rendered.

On April 23, 2001 we issued 333,343 shares of common stock valued at $45,000 to our then president, Rodney Lighthipe as compensation for services rendered.

On April 23, 2001 we issued 50,000 shares of common stock valued at $5,290 to Melissa McGough as a bonus.

On April 23, 2001 we issued 452,954 shares of common stock valued at $48,943 to Patricia Spigno as compensation for services rendered.

On July 20, 2001 we issued 79,651 shares of common stock valued at $14,815 to Robert Spigno as compensation for services rendered.

On July 20, 2001 we issued 89,946 shares of common stock valued at $16,729 to Lawrence Muirhead as compensation for services rendered.

On July 20, 2001 we issued 120,968 shares of common stock valued at $22,500 to our then president, Rodney Lighthipe as compensation for services rendered.

On July 20, 2001 we issued 25,637 shares of common stock valued at $4,768 to Patricia Spigno as compensation for services rendered.

On September 11, 2001, Robert Spigno was granted a fully-vested option to purchase up to 500,000 shares of Class B Preferred Stock at an exercise price of $2.50 per share. This equates to $.25 per share of common stock if the Class B Preferred Stock were converted, which was the price of the common stock on that date.

On October 21, 2001, Mr. Spigno was granted a fully-vested option to purchase up to 310,000 shares of Class A Preferred Stock at an exercise price of $1.00 per share, which was the estimated value on that date.

On December 19, 2001, Mr. Spigno exercised a portion of an option to purchase 60,000 shares of Class A Preferred Stock for $1.00 per share, which was the estimated value on that date.

In March 2002, we issued to AJW Partners, LLC, New Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC and AJW/New Millennium Offshore, Ltd. an aggregate of $300,000 of our 12% Convertible Debentures due March 29, 2003, or the March 2002 offering, which were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock. The debentures are immediately convertible into shares of common stock at an initial per share price equal to the lesser of $.06 and 50% of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion. The warrants are immediately exercisable for shares of common stock at an initial per share price equal to the lesser of $.045 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion. Upon the declaration by the Securities and Exchange Commission of the effectiveness of the registration statement of which this prospectus is a part, the debenture investors in the March 2002 offering are committed to purchasing additional convertible debentures in the amount of $300,000 and related warrants to purchase up to an aggregate of 1,500,000 shares of common stock. The full amount of the debentures issued in the March 2002 offering remains outstanding.

In May 2002, we issued to AJW Partners, LLC, New Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC and AJW/New Millennium Offshore, Ltd. an aggregate of $150,000 of our 12% Convertible Debentures due May 10, 2003, or the May 2002 offering, which were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock. The debentures are immediately convertible into shares of common stock at an initial per share price equal to the lesser of $.06 and 50% of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion. The warrants are immediately exercisable for shares of common stock at an initial per share price equal to the lesser of $.045 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion. The full amount of the debentures issued in the May 2002 offering remains outstanding.

We are or have been a party to various employment, consulting and compensation arrangements with related parties, as more particularly described above under the headings "Management-Compensation of Executive Officers," "Management-Compensation of Directors," and "Management-Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

                PRINCIPAL AND SELLING SECURITY HOLDERS

As of May 14, 2002, a total of 37,476,568 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock both before and immediately after the offering by:

o each person known by us to own beneficially more than five percent, in the aggregate, of the outstanding shares of our common stock as of the date of the table;

o       each selling security holder;

o       each of our directors;

o each executive officer named in the Summary Compensation Table contained elsewhere in this prospectus; and

o       all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants or underlying notes or preferred stock held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

All of the shares of common stock being offered under this prospectus are issuable upon conversion of debentures or upon exercise of warrants that were acquired by the selling security holders from us in connection with private placements that we made effective as of March 29, 2002 and May 10, 2002 or in connection with an additional funding tranche, as described below, that the debenture investors have committed to make. In the private placement effective March 29, 2002, we issued $300,000 in principal amount of secured convertible debentures due March 29, 2003 to four accredited investors, or the debenture investors, in exchange for gross proceeds of $300,000 in cash. In connection with that private placement, we also issued warrants to purchase up to an aggregate of 1,500,000 shares of our common stock to the debenture investors. In the private placement effective May 10, 2002, we issued $150,000 in principal amount of secured convertible debentures due May 10, 2003 to the debenture investors in exchange for gross proceeds of $150,000 in cash. In connection with that private placement, we also issued warrants to purchase up to an aggregate of 750,000 shares of our common stock to the debenture investors. Upon declaration of the effectiveness by the Securities and Exchange Commission of the registration statement of which this prospectus is a part, the debenture investors have committed to purchase an additional $300,000 of our secured convertible debentures and related warrants to purchase up to an aggregate of 1,500,000 shares of our common stock.

The secured convertible debentures bear interest at an initial interest rate of 12% per year. The initial conversion price of the debentures is equal to the lesser of (i) 50% of the average of the three lowest intraday trading prices of a share of our common stock for the twenty trading days immediately preceding a conversion date, and (ii) $0.06. The conversion price also is subject to customary anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like.

We agreed to register for resale a total of 200% of the shares of common stock that may be issuable upon conversion of the convertible debentures and related warrants. The shares of common stock being offered under this prospectus include the full number of shares of common stock issuable upon conversion of the secured convertible debentures and upon exercise of the related warrants without regard to the exercise limitations described below.

The terms of the secured convertible debentures and the warrants prohibit conversion of the secured convertible debentures or exercise of the warrants to the extent that conversion of the debentures would result in the debenture investor, together with its affiliates, beneficially owning in excess of 4.9% of our outstanding shares of common stock, and to the extent that exercise of the warrants would result in the debenture investor, together with its affiliates, beneficially owning in excess of 4.9% of our outstanding shares of common stock. A debenture investor may waive the 4.9% limitation upon 60 days' prior written notice to us. Also, these limitations do not preclude a debenture investor from converting or exercising a secured convertible debenture or warrant and selling shares underlying the secured convertible debenture or warrant in stages over time where each stage does not cause the investor and its affiliates to beneficially own shares in excess of the limitation amounts. Despite the limitations contained in the secured convertible debentures and warrants, the number of shares shown in the table as beneficially owned by each debenture investor prior to this offering is in excess of 4.9% of the shares of our common stock outstanding based on the date of the table. The number of shares being offered by each debenture investor under this prospectus is in excess of the amount of shares issuable to that investor without such investor's waiver of the conversion and exercise limitations discussed above.

We have agreed to pay expenses, other than broker discounts and commissions, if any, in connection with this prospectus. We have agreed with some of the selling security holders to prepare and file all amendments and supplements to the registration statement of which this prospectus is a part as may be necessary under the rules and regulations of the Securities Act of 1933 to keep it effective until the earlier of:

o the date that all shares of common stock offered under this prospectus may be resold by those holders in a public transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, under Rule 144 under the Securities Act; and

o the date that all shares of common stock offered by those holders under this prospectus have been resold.

We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders listed in the table below.

Name and Addressof              Title of        Shares Beneficially Owned       Shares        Shares Beneficially
of Beneficial Owner (1)(2)        Class          Prior to the Offering       Being Offered  Owned After the Offering(3)
                                                        Number                                 Number     % of Class
__________________________      ________        _________________________    _____________   __________________________
Robert A. Spigno                Common                11,436,210(4)                 --         11,436,210   26.04%

                            Class A Preferred            450,020(5)                 --            450,020     100%

                            Class B Preferred            500,000(6)                 --            500,000     100%

Patricia A. Spigno              Common                 2,423,863(7)                 --          2,423,863    6.38%

Lawrence Muirhead               Common                   971,393                    --            971,393    2.59%

Melissa McGough                 Common                   204,138(8)                 --            204,138       *

AJW Partners, LLC               Common                14,800,000(9)             14,800,000(9)        --         --

New Millennium Capital
Partners II, LLC                Common                14,800,000(9)             14,800,000(9)        --         --

AJW/New Millennium
Offshore, Ltd.                  Common                16,650,002(9)             16,650,002(9)        --         --

Pegasus Capital Partners,
LLC                             Common                 9,249,998(9)              9,249,998(9)        --         --

All directors and executive
officers
as a group (4 persons)          Common                15,035,604(10)                 --           15,035,604  33.77%
                            Class A Preferred            450,020(5)                  --             450,020     100%
                            Class B Preferred            500,000(6)                  --             500,000     100%
_______________

*       Less than 1.00%

(1) The address of each director and executive officer named in this table is c/o ConectiSys Corporation, 24730 Avenue Tibbitts, Suite
        130, Valencia, California 91355. Mr. Spigno and Mr. Muirhead are directors and executive officers of ConectiSys. Ms. McGough is a director of ConectiSys. Ms. Spigno is an executive officer of ConectiSys.

(2)     The address of each of AJW Partners, LLC, New Millennium Capital
        Partners II, LLC and Pegasus Capital Partners, LLC is 155 First
        Street, Suite B, Mineola, New York 11501. The address of  AJW/New
        Millennium Offshore, Ltd. is P.O. Box 32021 SMB, Grand Cayman,
        Cayman Island, B.W.I.

(3)     Assumes all shares of class being offered are sold.

(4) Includes 1,443,654 shares underlying options and 5,000,000 shares issuable upon conversion of Class B Preferred Stock. Mr. Spigno holds an option to purchase Class B Preferred Stock.

(5)     Includes an option to purchase up to 250,000 shares of Class A
        Preferred Stock.

(6)     Represents an option to purchase up to 500,000 shares of Class B
        Preferred Stock.

(7)     Includes 500,000 shares underlying options.

(8)     Includes 100,000 shares underlying options.

(9) The number of shares set forth in the table for the selling security holders represents an estimate of the number of shares of common stock to be offered by the selling security holders. The actual number of shares of common stock issuable upon conversion of the debentures and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the debentures, if the debentures had actually been converted on May 14, 2002, the conversion price would have been $0.035. Under the terms of the warrants, if the warrants had actually been converted on May 14, 2002, the exercise price would have been $0.045.

(10)    Includes 7,043,654 shares underlying options.

                        PLAN OF DISTRIBUTION

The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;
o an exchange distribution in accordance with the rules of the applicable exchange;
o       privately negotiated transactions;
o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;
o       transactions to cover short sales;
o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;
o       a combination of any of these methods of sale; or
o       any other method permitted by applicable law.

The sale price to the public may be:

o       the market price prevailing at the time of sale;
o       a price related to the prevailing market price;
o       at negotiated prices; or
o       a price the selling security holder determines from time to time.

The shares may also be sold under Rule 144 or Regulation S under the Securities Act of 1933, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of ConectiSys or derivatives of ConectiSys securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If a selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

This prospectus does not cover the sale or other transfer of the secured convertible debentures or the warrants held by the selling security holders or the issuance of shares of common stock to the holders of the secured convertible debentures or the warrants upon conversion or exercise. If a selling security holder transfers its secured convertible debentures or warrants prior to conversion or exercise, the transferee of the secured convertible debentures or warrants may not sell the shares of common stock issuable upon conversion of the secured convertible debentures or upon exercise of the warrants under the terms of this prospectus unless this prospectus is appropriately amended or supplemented by us.

For the period a holder holds the secured convertible debentures or the warrants, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion of the secured convertible debentures or upon exercise of the warrants. The terms on which we could obtain additional capital during the period in which the secured convertible debentures or the warrants remain outstanding may be adversely affected. The holders of the secured convertible debentures and the warrants are most likely to voluntarily convert their secured convertible debentures or exercise their warrants when the conversion price or exercise price is less than the market price of our common stock.

We have agreed to indemnify the selling security holders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling security holders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                 DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 250,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, $1.00 par value per share. Of the 50,000,000 authorized shares of preferred stock, 1,000,000 shares have been designated as Class A Preferred Stock, or Class A Preferred, 1,000,000 shares have been designated as Class B Preferred Stock, or Class B Preferred, and the remaining 48,000,000 shares are undesignated. As of May 14, 2002, there were 37,476,568 shares of common stock outstanding held by approximately 3,500 holders of record and 200,020 shares of Class A Preferred outstanding held by one holder of record and no shares of Class B Preferred outstanding. The following is a summary description of our capital stock.

     COMMON STOCK

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our shareholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

     PREFERRED STOCK

Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without shareholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock.

     CLASS A PREFERRED

Each share of Class A Preferred is entitled to 100 votes per share on all matters presented to our shareholders for action. The Class A Preferred does not have any liquidation preference, additional voting rights, conversion rights, anti-dilution rights or any other preferential rights.

     CLASS B PREFERRED

Each share of Class B Preferred is convertible into 10 shares of our common stock. The Class B Preferred does not have any liquidation preference, voting rights, other conversion rights, anti-dilution rights or any other preferential rights.

     TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc. Its telephone number is (972) 788-4193

                          LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon by Rutan & Tucker, LLP, Costa Mesa, California.

                             EXPERTS

The consolidated financial statements of ConectiSys as of and for the year ended September 30, 2001 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Hurley & Company, independent certified public accountants, to the extent and for the periods set forth in their report, appearing elsewhere in this prospectus and are incorporated in this prospectus in reliance upon the report given upon the authority of Hurley & Company as experts in auditing and accounting.

                  WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB?2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is http://www.telenetics.com.

All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                     CONECTISYS CORPORATION
                  INDEX TO FINANCIAL STATEMENTS
                                                                Page

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR
THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000

Report of Independent Certified Public Accountants               F-2

Consolidated Balance Sheet at September 30, 2001                 F-4

Consolidated Statement of Operations for the
Years Ended September 30, 2001 and 2000 and the
Cumulative Period From December 31, 1990
(Inception) Through September 30, 2001                           F-6

Consolidated Statements of Changes Shareholders' Equity
(Deficit) for Cumulative Period From December 31, 1990
(Inception) Through September 30, 2001                           F-7

Consolidated Statements of Cash Flows for the
Years ended September 30, 2001 and 2000 and the
Cumulative Period From December 1, 1990 (Inception)
Through September 30, 2001                                       F-13

Notes to Consolidated Financial Statements at
September 30, 2001                                               F-16

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED
MARCH 31, 2002

Condensed Consolidated Balance Sheet at March
31, 2002 (unaudited)                                             F-43

Condensed Consolidated Statement of Operations
for the Three and Six Months ended March 31, 2002
and 2001 and the Cumulative Period From December
31, 1990 (Inception) Through March 31, 2002 (unaudited)          F-45

Condensed Consolidated Statements of Changes in
Shareholders' Equity (Deficit) for the Cumulative
period From December 31, 1990 (Inception)Through
March 31, 2002 (unaudited)                                       F-46

Condensed Consolidated Statement of Cash Flow for
the Six Months Ended March 31, 2002 and 2001 and
Cumulative Period From December 31, 1990 (Inception)
Through March 31, 2002 (unaudited)                               F-51

Notes to Condensed Consolidated Financial Statements
at March 31, 2002 (unaudited)                                    F-54

INDEPENDENT AUDITORS' REPORT

Board of Directors
Conectisys Corporation and Subsidiaries
Valencia, California

We have audited the accompanying consolidated balance sheet of Conectisys Corporation and Subsidiaries (a development stage company) (the "Company") as of September 30, 2001, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for the years ended September 30, 2001 and 2000, and the cumulative period from December 1, 1990 (inception of development stage) through September 30, 2001, except that we did not audit these financial statements for the period December 1, 1990 (inception of development stage) through November 30, 1997; these financial statements were audited by other auditors, whose reports dated March 6, 1998 (for the period December 1, 1994 through November 30, 1997) and January 9, 1995 (for the period December 1, 1990 (inception of development stage) through November 30,
1994), respectively, expressed a going concern uncertainty. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Conectisys Corporation and Subsidiaries as of September 30, 2001, and the results of their operations and their cash flows for the years ended September 30, 2001 and 2000, and the cumulative period from December 1, 1990 (inception of development stage) through September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a deficiency in working capital at September 30, 2001. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                         Hurley & Company


Granada Hills, California
December 4, 2001

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED BALANCE SHEET
September 30, 2001

ASSETS

Current assets:
Cash and cash equivalents                       $     6,111
     Prepaid expenses and deposits                   48,800
                                                 -----------
Total current assets                                 54,911

Property and equipment, net of
     accumulated depreciation of $253,064            71,961

Other assets:
License rights and technology, net of
  accumulated amortization of $421,478                  -
     Debt issuance costs, net of
       accumulated amortization of $32,775              -
                                                  -----------

     Total assets                                 $ 126,872

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED BALANCE SHEET (continued)
September 30, 2001


LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                   $    100,758
  Accrued compensation                                    541,179
  Due to officers                                         101,209
  Accrued interest                                        171,955
  Other current liabilities                                 5,239
  Notes payable and
    current portion of long-term debt                     384,370
                                                     ------------
Total current liabilities                               1,304,710

Long-term debt, net of current portion                    311,194

Commitments and contingencies                                 -

SHAREHOLDERS' DEFICIT:

Preferred stock - Class A, $1.00 par value;
  1,000,000 shares authorized, 140,020
  shares issued and outstanding                           140,020
Convertible preferred stock - Class B,
  $1.00 par value; 1,000,000 shares
  authorized, -0- shares issued and outstanding               -
Common stock, no par value; 250,000,000
  shares authorized, 32,133,234
  shares issued and outstanding                        17,412,119
Additional paid-in capital:
  Convertible preferred stock - Class B, $1.00
    par value; 1,000,000 stock options exercisable        100,000
  Common stock, no par value;
    5,607,154 stock options exercisable                 1,275,233
  Beneficial conversion option, debt instrument           155,027
Deficit accumulated during the development stage      (20,571,431)
                                                      ------------
Total shareholders' deficit                            (1,489,032)
                                                      ------------
Total liabilities and
 shareholders' deficit                                $    126,872
                                                      ============
The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended September 30, 2001 and 2000, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2001

                               Year          Year      Dec. 1, 1990
                              Ended         Ended       (Inception)
                          September 30, September 30,     Through
                               2001          2000     Sept. 30, 2001
                           -----------   -----------  --------------
Net revenues               $       -     $       -      $    517,460

Cost of sales                   37,930       110,466         567,721
                           -----------   -----------  --------------
Gross loss                     (37,930)     (110,466)        (50,261)

Operating expenses:
 General and administrative  1,779,420     3,622,561      15,360,473
 Bad debt expense                  -             -         1,680,522
                           -----------   -----------  --------------
Loss from operations        (1,817,350)   (3,733,027)    (17,091,256)

Other income (expense):
 Settled damages                   -             -            25,000
 Other income                      -          12,072          12,072
 Interest income                     3             3         102,921
 Interest expense             (337,220)      (91,188)     (1,305,065)
 Write-off of
  intangible assets                -             -        (1,299,861)
 Minority interest                 -             -            62,500
                           -----------   -----------  --------------
Net loss                   $(2,154,567)  $(3,812,140) $  (19,493,689)
                           ===========   ===========  ==============


Weighted average number
 of shares outstanding -
 basic and diluted          27,201,207    17,948,218

Net loss per share -
 basic and diluted         $     (.08)   $     (.21)
                           ===========   ===========

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2001


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value          Paid-in  Subscript.  Development      Equity
                                  Shares    Value    Shares       Value      Capital  Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 December 1, 1990
(re-entry
  development stage)                 -   $      -       10,609 $ 1,042,140 $      -   $      -   $ (1,042,140)$       -

Shares issued in exchange for:
 Cash, May 31, 1993                  -          -        1,000       1,000        -          -            -         1,000
 Capital contribution,
  May 31, 1993                       -          -        2,000         515        -          -            -           515
 Services, March 26, 1993            -          -        2,000         500        -          -            -           500
 Services, March 26, 1993            -          -        1,200         600        -          -            -           600
Net loss for the year                -          -          -           -          -          -         (5,459)     (5,459)
                               --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1993                   -          -       16,809   1,044,755        -          -     (1,047,599)     (2,844)

Shares issued in exchange for:
 Services, May 1, 1994               -          -        2,400       3,000        -          -            -         3,000
 Cash, September 1, 1994             -          -       17,771      23,655        -          -            -        23,655
 Services, September 15, 1994        -          -        8,700      11,614        -          -            -        11,614
 Cash, September 26, 1994            -          -        3,000      15,000        -          -            -        15,000
 Cash, October 6, 1994            16,345     16,345        -           -          -          -            -        16,345
 Cash, September and October,
  1994                               -          -        1,320      33,000        -          -            -        33,000
Net loss for the year                -          -          -           -          -          -        (32,544)    (32,544)
                               --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1994                16,345     16,345     50,000   1,131,024        -          -     (1,080,143)     67,226


The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2001


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock       Additional    Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Cash, February 13, 1995             -   $      -        1,160 $   232,000 $      -   $      -   $        -   $   232,000
 Debt repayment, February 13,
  1995                               -          -        2,040     408,000        -          -            -       408,000
 Debt repayment, February 20,
  1995                               -          -        4,778     477,810        -          -            -       477,810
 Acquisition of assets, CIPI
  February, 1995                     -          -       28,750   1,950,000        -          -            -     1,950,000
 Acquisition of assets, April 5,
  1995                               -          -       15,000         -          -          -            -           -
 Cash and services, April and
  May 1995                           -          -       16,000     800,000        -          -            -       800,000
 Cash, June 1, 1995                  -          -          500      30,000        -          -            -        30,000
 Acquisition of assets and
  services, September 26, 1995       -          -        4,000     200,000        -          -            -       200,000
 Cash, September 28, 1995            -          -           41       3,000        -          -            -         3,000
 Acquisition of assets,
  September 1995                     -          -       35,000   1,750,000        -          -            -     1,750,000
 Return of assets, CIPI
  September, 1995                    -          -      (27,700) (1,950,000)       -          -            -    (1,950,000)
Net loss for the year                -          -          -           -          -          -     (2,293,867) (2,293,867)
                               ---------  ----------- -------- -----------   -------- ------------ ---------- -----------
Balance,
 November 30, 1995                16,345     16,345    129,569   5,031,834        -          -     (3,374,010)  1,674,169

Shares issued in exchange for:
 Cash, February, 1996                -          -        1,389     152,779        -          -            -       152,779
 Debt repayment, February 1996       -          -       10,000     612,000        -          -            -       612,000
 Services, February, 1996            -          -        3,160     205,892        -          -            -       205,892
 Cash, March, 1996                   -          -          179      25,000        -          -            -        25,000



The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2001


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares returned and canceled,
  March, 1996                        -   $      -      (15,000)$       -   $      -   $      -   $        -   $       -
 Services, April, 1996               -          -           13       2,069        -          -            -         2,069
 Services, September, 1996         4,155      4,155        586      36,317        -          -            -        40,472
 Services, October, 1996             -          -        6,540     327,000        -          -            -       327,000
 Debt repayment, November, 1996      -          -        2,350      64,330        -          -            -        64,330
Net loss for the year                -          -          -           -          -          -     (2,238,933) (2,238,933)
                               --------- ---------- ---------- -----------  ---------- --------- ------------ -----------
Balance,
 November 30, 1996                20,500     20,500    138,786   6,457,221        -          -     (5,612,943)    864,778

Shares issued in exchange for:
 Services, March, 1997               -          -          228       6,879        -          -            -         6,879
 Services, April, 1997               -          -          800      13,120        -          -            -        13,120
 Services, July, 1997                -          -        1,500      16,200        -          -            -        16,200
 Cash, July, 1997                    -          -       15,000     300,000        -          -            -       300,000
 Services, August, 1997              -          -        5,958      56,000        -          -            -        56,000
Adjustment for partial shares due
 to reverse stock split (1:20)       -          -          113         -          -          -            -           -
 Services, October, 1997             -          -    1,469,666     587,865        -          -            -       587,865
 Debt repayment, October, 1997       -          -    1,540,267     620,507        -          -            -       620,507
 Cash, October, 1997                 -          -    1,500,000     281,250        -          -            -       281,250
 Services, November, 1997            -          -        4,950      10,538        -          -            -        10,538
Net loss for the year                -          -          -           -          -          -     (2,739,268) (2,739,268)
                               --------- ---------- ---------- ----------- ---------- ----------  ----------- -----------
Balance,
 November 30, 1997                20,500     20,500  4,677,268   8,349,580        -          -     (8,352,211)     17,869

The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2001


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value    Capital    Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Services, December, 1997
  through November, 1998             -   $      -    2,551,610 $ 2,338,264 $      -   $      -            -   $ 2,338,264
 Debt repayment, April, 1998
  through September, 1998            -          -      250,000     129,960        -          -            -       129,960
 Cash, January, 1998 through
  July, 1998                         -          -    4,833,334   1,139,218        -          -            -     1,139,218
 Acquisition of assets,
  July, 1998                         -          -      300,000     421,478        -          -            -       421,478
 Acquisition of remaining 20%
  minority interest in
  subsidiary, July, 1998             -          -       50,000      59,247        -          -            -        59,247
 Services, November, 1998         60,000     60,000        -           -          -          -            -        60,000
Net loss for the year                -          -          -           -          -          -     (4,928,682) (4,928,682)
                               --------- ---------- ---------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1998                80,500     80,500 12,662,212  12,437,747        -          -    (13,280,893)   (762,646)

Shares issued in exchange for:
 Shares returned and canceled,
  December, 1998                     -          -   (1,350,000)   (814,536)       -          -            -      (814,536)
 Services, December, 1998
  through September, 1999            -          -      560,029     349,454    150,000        -            -       499,454
 Cash, December, 1998
  through September, 1999            -          -    1,155,800     129,537        -          -            -       129,537
 Debt repayment, Sept., 1999      39,520     39,520    960,321     197,500    100,000        -            -       337,020
Net loss for the period              -          -          -           -          -          -     (1,323,831) (1,323,831)
                               --------- ---------- ---------- -----------   -------- ------------ ---------- -----------
Balance,
 September 30, 1999              120,020    120,020 13,988,362  12,299,702    250,000        -    (14,604,724) (1,935,002)

The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2001

                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares re-acquired and
  canceled, October, 1999            -   $      -      (17,500)$   (12,000)$      -   $      -   $        -   $   (12,000)
Shares issued in exchange for:
 Services, October, 1999 through
  September, 2000, valued from
  $0.25 to $0.80 per share           -          -    2,405,469     990,949        -          -            -       990,949
 Retainers, debt and accrued
  liabilities, October, 1999
  through September, 2000, valued
  from $0.25 to $1.57 per share      -          -    2,799,579   1,171,638        -          -            -     1,171,638
 Cash, October, 1999 through
  September, 2000, with subscription
  prices ranging from $0.25 to
  $0.66 per share                    -          -    2,295,482     839,425        -      (15,450)         -       823,975
Issuance of 563,500 consultant
  stock options, March, 2000,
  at an exercise price of $2.00
  per share                          -          -          -           -      214,130        -            -       214,130
Reduction of exercise prices
  on 2,600,000 officer and employee
  common stock options, March, 2000,
  to $0.38 and approximately $0.39
  per share                          -          -          -           -    1,113,610        -                  1,113,610
Exercise of 2,056,346 common and
  20,000 preferred officer stock
  options, May, 2000, with
  common stock strike prices
  ranging from $0.15 to approx.
  $0.39 per share, in exchange
  for officer debt                20,000     20,000  2,056,346     897,707   (407,735)       -            -       509,972
Issuance of 500,000 consultant
  stock options, September, 2000,
  with floating exercise prices
  set at 15% below current market    -          -          -           -       65,000        -            -        65,000
Net loss for the year                -          -          -           -          -          -     (3,812,140) (3,812,140)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2000              140,020    140,020 23,527,738  16,187,421  1,235,005    (15,450) (18,416,864) (  869,868)

The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2001

                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Services, October, 2000 through
  September, 2001, valued from
  $0.11 to $0.40 per share           -   $      -    3,471,007 $   572,790 $      -   $      -   $        -   $   572,790
 Retainers, debt and accrued
  liabilities, October, 2000
  through September, 2001, valued
  from $0.11 to $0.43                -          -    3,688,989     487,121        -          -            -       487,121
 Cash, October, 2000 through
  March, 2001, with subscription
  prices ranging from $0.075 to
  $0.083 per share                   -          -    1,045,500      78,787        -          -            -        78,787
Collection of stock subscription
  receivable, October, 2000,
  on 61,800 shares                   -          -          -           -          -       15,450          -        15,450
Exercise of 400,000 common
  stock options, January, 2001,
  at a strike price of $0.085 per
  share, in exchange for debt        -          -      400,000      86,000    (52,000)       -            -        34,000
Issuance of 1,000,000 consultant
  stock options, April, 2001,
  at an exercise price of $0.192
  per share, in conjunction with
  $300,000 principal value of
  8% convertible debt                -          -          -           -       77,228        -            -        77,228
Issuance of 2,000,000 consultant
  stock options, September, 2001,
  at a strike price of $0.13 per
  share                              -          -          -           -      115,000        -            -       115,000
Beneficial conversion option,
  April, 2001 through September,
  2001, pertaining to $300,000
  principal value and accrued
  interest on 8% convertible debt    -          -          -           -      155,027        -            -       155,027
Net loss for the year                -          -          -           -          -          -     (2,154,567) (2,154,567)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2001              140,020 $  140,020 32,133,234 $17,412,119 $1,530,260 $      -   $(20,571,431)$(1,489,032)
                               ========= ========== ========== =========== ========== ========== ============ ===========
The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2001 and 2000, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2001

                                Year         Year         Dec. 1, 1990
                                Ended       Ended         (Inception)
                           September 30, September 30,       Through
                                2001         2000        Sept. 30, 2001
                            -----------  ------------    -------------
Cash flows from operating
 activities:
  Net loss                  $(2,154,567) $ (3,812,140)    $(19,493,689)

Adjustments to reconcile
 net loss to net cash used
 in operating activities:
  Stock issued for services     687,790     2,371,689        7,206,857
  Stock issued for interest         -             -            535,591
  Provision for bad debt
   write-offs                       -             -          1,422,401
  Minority interest                 -             -            (62,500)
  Settled damages                   -             -            (25,000)
  Write-off of intangible
    assets                          -             -          1,299,861
  Depreciation and
    amortization of property     32,077        86,701        1,642,665
  Amortization of debt issuance
    costs and note discount     265,030           -            265,030
  Changes in:
   Accounts receivable              -             -             (4,201)
   Accrued interest
    receivable                      -             -            (95,700)
   Prepaid exp. and deposits    158,546       (18,000)         133,546
   Accounts payable              65,961       (16,305)         311,997
   Accrued compensation         402,823       286,835        1,639,563
   Due to officers               26,209       154,683          736,085
   Accrued interest and
    other current liabilities    24,199        12,676          395,765
                            -----------  ------------    -------------
Total adjustments        1,662,635     2,878,279       15,401,960
                       -----------  ------------    -------------
Net cash used in
 operating activities     (491,932)     (933,861)      (4,091,729)
                       -----------  ------------    -------------
The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2001 and 2000, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2001

                                Year         Year         Dec. 1, 1990
                               Ended        Ended          (Inception)
                           September 30, September 30,        Through
                                2001         2000        Sept. 30, 2001
                            -----------  ------------    -------------
Cash flows from investing
 activities:
  Issuance of
   notes receivable         $       -    $        -      $ (1,322,500)
  Costs of license rights
   and technology                  -             -            (94,057)
  Purchase of equipment        (10,734)      (44,933)        (191,843)
                            -----------   -----------    -------------
Net cash used in
 investing activities          (10,734)      (44,933)      (1,608,400)
                            -----------   -----------    -------------
Cash flows from financing
 activities:
  Common stock issuance          78,787       823,975        3,032,172
  Stock warrant issuance         77,228           -             77,228
  Preferred stock issuance          -             -             16,345
  Proceeds from debt, other     386,399       182,000        2,239,090
  Debt issuance costs from
   debt, other                  (32,775)          -            (32,775)
  Proceeds from debt, related       -             -            206,544
  Proceeds from stock purchase      -             -            281,250
  Payments on debt, other       (50,000)      (20,497)         (96,407)
  Payments on debt, related         -             -            (53,172)
  Decrease in stock
   subscription receivable       15,450           -             35,450
  Contributed capital               -             -                515
                            -----------   -----------    -------------
Net cash provided by
  financing activities          475,089       985,478        5,706,240
                            -----------   -----------    -------------
Net increase (decrease) in
  cash and cash equivalents     (27,577)        6,684            6,111

Cash and cash equivalents
  at beginning of period         33,688        27,004              -
                           ------------   -----------    -------------
Cash and cash equivalents
  at end of period         $      6,111   $    33,688    $       6,111
                           ============   ===========    =============
The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2001 and 2000, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2001

                                Year         Year         Dec. 1, 1990
                               Ended        Ended          (Inception)
                           September 30, September 30,        Through
                                2001         2000        Sept. 30, 2001
                            -----------   -----------    -------------
Supplemental disclosures of
  cash flow information:

  Cash paid for interest    $    33,864   $    45,020    $     209,801
                            ===========   ===========    =============

  Cash paid for income taxes$       800   $     1,600    $       4,050
                             ===========   ===========    =============

Non-cash investing and financing activities:

  Common stock issued
   in exchange for:
    Note receivable         $       -     $       -      $     281,250
    Prepaid expenses        $    48,800   $   133,546    $     182,346
    Property and equipment  $       -     $       -      $     130,931
    Licenses and technology $       -     $       -      $   2,191,478
    Acquisition of remaining
     minority interest in
     subsidiary             $       -     $       -      $      59,247
    Repayment of debt and
     interest               $   472,321   $ 1,548,064    $   3,825,180
    Services and interest   $       -     $       -      $   4,949,192
  Preferred stock issued
   in exchange for:
    Services                $       -     $       -      $      60,000
    Repayment of debt       $       -     $    20,000    $      59,520
  Preferred stock options
   issued in exchange for:
    Repayment of debt       $       -     $       -      $     100,000


The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

Note 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Organization

Conectisys Corporation (the "Company") was incorporated under the laws of Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur.

In September 1995, the Company acquired 80% of the outstanding stock of TechniLink, Inc., a California corporation, and 80% of the outstanding stock of PrimeLink, Inc., a Kansas corporation, in exchange for an aggregate of 10,000 shares of the Company's common stock. The acquisitions were accounted for as purchases. At the date of acquisition, both PrimeLink and TechniLink were start-up companies with no material operating activity.

The acquisitions of these companies occurred in connection with the signing of license agreements (see Note 11 below), whereby the Company issued a total of 35,000 shares of common stock and assumed a loan of $400,000 to acquire the licenses and the Corporations. The only major asset acquired from PrimeLink and TechniLink was the license and technology. The aggregate transactions were valued at $1,750,000 (the fair market value of common stock issued) and recorded in licenses and technology on the balance sheet.

TechniLink has developed the Cube 2001 series for the monitoring and controlling of various devices in the petroleum and gas industry. PrimeLink has developed a product line that uses cutting edge communications to assist in the monitoring of meters for utility companies and the petroleum industry.
This technology, while eliminating the need for a meter reader, is more significant in enabling the utility companies to utilize energy conservation and, in the case of power companies, re-routing of electrical power to areas where it is needed. The devices are also in use in vending machines to monitor sales and functions of the vending machine without the physical inspection usually needed.

On July 15, 1998, United Telemetry Company, Inc. was incorporated in the State of Nevada as a wholly-owned subsidiary of the Company.

On July 22, 1998, the Company acquired the remaining 20% interest In TechniLink, Inc. for 50,000 shares of the Company's common

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

 Organization (continued)

Stock, valued at $59,247.

On January 11, 2000, a new Nevada corporation, eEnergyServices.com, Inc., was formed, which has no net assets and which has not, as yet, commenced operations. PrimeLink, Inc. and TechniLink, Inc. are in the process of winding down. Upon dissolution, their assets will be distributed to Conectisys Corporation. PrimeLink, Inc. will do its future business in California as United Telemetry Company.

Basis of presentation and going concern uncertainty

The accompanying consolidated financial statements include the accounts and transactions of Conectisys Corporation, its wholly-owned subsidiaries TechniLink, Inc., United Telemetry Company, Inc., eEnergyServices.com, Inc. and its 80% owned subsidiary PrimeLink, Inc. All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements. Certain prior period balances in the accompanying consolidated financial statements have been reclassified to conform to the current year's presentation.

The Company returned to the development stage in accordance with SFAS No. 7 on December 1, 1990 and during the fiscal year ended November 30, 1995. The Company has completed two mergers and is in the process of developing its technology and product lines.

As of September 30, 2001, the Company had a deficiency in working capital of approximately $1,250,000, and had incurred continual net losses since its return to the development stage ($2.2 million in 1996, $2.7 million in 1997, $4.9 million in 1998, $1.3 million in 1999 (ten months), $3.6 million in 2000, and $2.2 million in 2001, which raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans for correcting these deficiencies include the future sales of the Company's newly licensed products and the raising of capital through the issuance of common stock and from continued officer advances, which will help provide the Company with the liquidity necessary to retire its outstanding debt and meet operating expenses. The Company has recently received a commitment of up to $15,000,000 from an investor group through the establishment of an equity line of credit (see Note 14(a)). The

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

Basis of presentation and going concern uncertainty (continued)

equity line will be implemented once an SB-2 Registration Statement for shares to be resold by the investor group has been declared effective by the SEC. In the longer term, the Company plans to achieve profitability through the operations of its subsidiaries. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Use of estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts. Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect the estimates.

Since the fair value is estimated at September 30, 2001, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different. The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments. Accounts payable, accrued compensation, due to officer, accrued interest, other

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

Fair value of financial instruments (continued)

current liabilities, and notes payable approximate fair value because of the short maturity of these instruments. Long-term debt is recorded at face value because the principal amount is convertible into common stock.

Fiscal year

Effective December 1, 1998, the Company changed its fiscal year-end from November 30 to September 30.

Research and development costs

The Company has been engaged in researching, engineering, and developing its HNet technologies since August 1995, and has recently begun deployment of a pilot project, which did not generate any revenue during the past fiscal year. Although still a development stage company, the Company plans to engage large-scale cost reduction runs for the production and subsequent sale of the HNet System in 2002.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less. All funds on deposit are with one financial institution.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally five years for vehicles and office equipment and seven years for furniture and fixtures.

Licensing agreements

The costs of acquiring license rights are capitalized and amortized over the shorter of the estimated useful life of the license or the term of the license agreement. The licenses are being amortized over a period of five years. During the year ended November 30, 1998, the Company acquired additional license rights in the amount of $421,478 from TechniLink. Although the

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

Licensing agreements (continued)

license remains viable, the Company currently lacks the resources to develop and market it. Accordingly, during the ten month period ended September 30, 1999, the Company accelerated amortization on this asset by writing it down to its net realizable value of $40,000, incurring a charge of $283,133. The balance was fully amortized at September 30, 2000.

Technology

Deferred technology costs include capitalized product development and product improvement costs incurred after achieving technological feasibility and are amortized over a period of five years. At September 30, 2001, no deferred technology costs were recognized.

Impairment of long-lived assets

        Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" (SFAS No. 121) issued by the Financial Accounting Standards Board (FASB) has been effective for financial statements for fiscal years beginning after December 15, 1995. The standard established new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured. The Company wrote-off the balance of the carrying value of older licenses and deferred technology during the year ended November 30, 1998, as a consequence of persistent competitive pressure. The expense incurred was $632,257.

Accounting for stock-based compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. The Company adopted this accounting standard on January 1, 1996. SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock-based employee compensation. The Company has chosen to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

Accounting for stock-based compensation (continued)

Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Also, in accordance with SFAS No. 123, the Company has provided footnote disclosures with respect to stock-based employee compensation. The cost of stock-based compensation is measured at the grant date on the value of the award, and this cost is then recognized as compensation expense over the service period. The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

Stock issued for non-cash consideration

Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

Income taxes

The Company files a consolidated income tax return. The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, which requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets using the enacted rates in effect in the years in which the differences are expected to reverse. The Company has recognized a valuation allowance covering 100% of the net deferred tax assets (primarily tax benefits from net operating loss carryforwards), because it is more likely than not that the tax benefits attributable to the deferred tax assets will not be realized in the future.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001


Net loss per common share - basic and diluted

Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares outstanding for the periods presented. Common equivalent shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are not included since their effect would be anti-dilutive.

New Accounting Pronouncements

Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income," (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS No. 130 did not have a material effect on the Company's financial position or its results of operations. Statement of Financial Accounting Standard No. 131, "Disclosure About Segments of an Enterprise and Related Information," (SFAS No. 131) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS No. 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers. Adoption of SFAS No. 131 did not have an effect on the Company's financial position or its results of operations; however, additional disclosures may have to be made in the future relating to the above items. Statement of Financial Accounting Standard No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," SFAS No. 132) issued by the FASB is also effective for financial statements with fiscal years beginning after December 15, 1997. It revises employers' disclosure requirements for pensions and other postretirement benefits and eliminates certain disclosures that are no longer as useful as they were when SFAS No. 87, SFAS No. 88, and SFAS No. 106 were issued. Adoption of SFAS No. 132 did not have an effect on the Company's financial position or results of operations.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

New accounting pronouncements

The Financial Accounting Standards Board has established the following new pronouncements, none of which have (will) materially affect the Company: SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities (effective for years beginning after June 15, 2000)," SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise - an amendment of SFAS No. 65 (effective for fiscal quarters beginning after December 15, 1998)," SFAS No. 135, "Rescission of SFAS No. 75 and Technical Corrections (effective for fiscal years ending after December 15, 1999)," SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133 - an amendment of SFAS No. 133 (effective June 1999)," SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of SFAS No. 133 (effective for fiscal years beginning after June 15, 2000)," SFAS No. 139, "Rescission of SFAS No. 53 and amendments to SFAS No. 63, 89, and 121 (effective for fiscal years beginning after December 15, 2000)," SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of SFAS No. 125 (effective for certain disclosures for fiscal years ending after December 15, 2000)," SFAS No. 141, "Business Combinations," which eliminates the pooling-of-interests method for business combinations initiated after June 30, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets" (effective for fiscal years beginning after March 15, 2001), which enhances disclosure for these assets subsequent to their acquisition, SFAS No. 143, "Accounting for Asset Retirement Obligations," which is effective for financial statements issued for fiscal years beginning after June 15, 2002, and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years), which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and provides guidance for estimating the recoverability of the carrying amount of these assets through a probability-weighted cash flow approach.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001


NOTE 2. RELATED PARTY TRANSACTIONS

The Company previously leased office space in Agua Dulce, California from S.W. Carver Corporation, a company owned by a major shareholder of the Company. The lease was for a period of one year, renewable annually in April at the option of the lessee. Effective April, 1998, the monthly rent was increased from $2,000 to $2,500. Around September 1, 2000, the lease was terminated due to the sale of the building. At that time the Company moved certain property and equipment to its Valencia locations. Rent expense for the year ended September 30, 2000 was $27,500.

NOTE 3.    PREPAID EXPENSES AND DEPOSITS

During the year ended September 30, 2000, the Company issued 462,487 shares of its common stock as retainers for consulting services ($128,611) and accounting fees ($4,935). In addition, the Company recorded the unearned portion of an engineering contract ($25,000) as a prepaid asset, bringing the total prepaid expense balance at September 30, 2000 to $158,546. All these prepaid assets were expensed during the year ended September 30, 2001. Another 386,584 shares of common stock (valued at $43,800) were issued to a consultant as a retainer at September 30, 2001, for cash payments that were subsequently made by the consultant to other vendors in October 2001. An attorney was paid a retainer in September 2001 for services not yet rendered, bringing the total prepaid expense balance at September 30, 2001 to $48,800.


NOTE 4.    PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2001 consisted of the following:


Office equipment                             $   273,054
Furniture and fixtures                            16,609
Vehicles                                          35,362
                                             -----------
Total cost                                       325,025
Accumulated depreciation                        (253,064)
                                             -----------
Net book value                               $    71,961
                                             ===========

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

NOTE 5.    LICENSE RIGHTS AND TECHNOLOGY

License rights and technology at September 30, 2001 consisted of the following:

       License rights                                    $   421,478
       Accumulated amortization                             (421,478)
                                                         -----------
        Net book value                                   $       -
                                                         ===========

NOTE 6.   DEBT ISSUANCE COSTS

In April 2001, the Company received proceeds of $300,000 from an investor in return for a six-month 8% convertible note and 1,000,000 common stock warrants, exercisable at $0.192 per share over a four-year period. Debt issuance costs on this transaction amounted to $32,775, and consisted of $24,000 in finder's fees, $8,000 in legal fees, a $750 escrow agent fee, and a $25 bank wire fee. These debt issuance costs were fully amortized as interest expense at September 30,2001.

NOTE 7.    DUE TO OFFICERS

At September 30, 2000, the Company's CEO had made cumulative advances to the Company of $75,000. On October 1, 2000, these advances were rolled into a revolving promissory note, due on demand, at an annual interest rate of 18%. During the year ended September 30, 2001, additional advances were made in the amount of $20,000 and note repayments totaled $50,000. Accrued interest was determined to be $11,880, bringing the loan balance at September 30, 2001 to $56,880. A new promissory note agreement for this amount was drawn up at the close of business on September 30, 2001, expiring September 1, 2002. Interest expense (at 10%) on advances made to the Company by the CEO for the year ended September 30, 2000 amounted to $21,766, including $10,583 associated with the assumption of a promissory note due S.W. Carver, which was paid-off in May 2000. The Company's Secretary/Treasurer advanced the Company approximately $61,945 during the year ended September 30, 2001, under a separate revolving promissory note agreement effective October 1, 2000. The note is a demand note, which accrues interest at an annual rate of 18%. Total repayments of the note amounted to $40,681. Accrued interest was $4,610 during the year ended September 30, 2001, bringing the loan balance at year-end to $25,874. A new promissory note agreement for this amount was drawn up at the close of business on September 30, 2001, expiring September 1, 2002. The Secretary/Treasurer also borrowed on a personal credit card for the Company's behalf in the amount of $18,455, bringing the total obligation due the Secretary/Treasurer at September 30, 2001 to $44,329. The total amount due both officers at September 30, 2001 was $101,209.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001


NOTE 8.    NOTES PAYABLE

Notes payable at September 30, 2001 consisted of the following:

      Note payable to Devon Investment Advisors,
      unsecured, due on demand, interest payable
      at an annual rate of 10%                                $241,824

     Note payable to Black Dog Ranch LLC,
      unsecured, due on demand, including interest
      at an annual rate of 18%, expiring
      September 1, 2002                                        142,546

        Note payable to Laurus Master Fund, Ltd.,
      secured by 4,773,208 shares of common stock
      beneficially owned by officers, convertible
      into approximately 3,041,363 shares of common
      stock at the current market price ($0.1233
      at September 30, 2001), with interest payable
      at an annual rate of 8%, initially due
      October 12, 2001, extended to  December 1, 2001            $300,000

      Accrued interest on note payable to Laurus
      Fund, Ltd., secured by 4,773,208 shares of
      common stock beneficially owned by officers,
      convertible into approximately 113,483 shares
      of common stock at the current market price
      ($0.1233 at September 30, 2001)                      11,194  311,194
                                                          -------- --------
        Total notes payable                                        695,564
        Current portion                                           (384,370)
                                                                   --------
        Long-term portion                                         $ 311,194
                                                                  =========

The maturity of long-term debt at September 30, 2001 was as follows:

        Year ended September 30, 2002                             $ 384,370
                                       Thereafter                   311,194
                                                                  ---------
          Total notes payable                                     $ 695,564
                                                                  =========

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001


NOTE 8.    NOTES PAYABLE (continued)

On April 12, 2001, the Company received $300,000 in proceeds from an investor and issued a $300,000 principal value 8% convertible note due on October 12, 2001, along with 1,000,000 common stock warrants, exercisable at $0.192 per share over a four-year period. $77,228 of the proceeds was allocated to the cost of the warrants, with the remaining $222,772 allocated to the cost of the debt instrument, based on the relative fair market values of the note and the warrants at the date of issuance (in accordance with Accounting Principles Board Opinion No. 14). A convertible note discount of $77,228 was also recognized, which was effectively fully amortized at September 30, 2001 as interest expense.

The note is convertible (at the option of the holder) into common stock at the lesser of 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the closing date (April 12, 2001) or 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the conversion date (assumed to be September 30, 2001). At April 12, 2001, the note was convertible into approximately 2,181,500 common shares at an exercise price of approximately $0.1021 per share, and at September 30, 2001, the note was convertible into approximately 3,041,363 common shares at an exercise price of approximately $0.0732 per share. In either instance, the fair value of the debt instrument (due to the 80% pricing advantage) was $375,000 (a 25% premium on the principal value), resulting in a further convertible debt discount of $152,228, representing the difference between the note's fair value of $375,000 and the allocated proceeds at issuance of $222,772. This discount was also fully amortized at September 30, 2001.

A corresponding $152,228 credit was also made to additional paid-in capital for the conversion benefit option, i.e., the intrinsic value of the matured debt instrument. Interest accrued at 8% on the $300,000 note principal through September 30, 2001 was $11,194; for presentation purposes, this was added to the principal value of the note at the year-end balance sheet date. The holder can also convert the accrued interest into common stock at a 25% premium ($2,799), bringing the total conversion benefit option to $155,027. Total amortization of interest on the discounted convertible note during the year ended September 30, 2001 (including $32,775 in debt issuance costs associated with the transaction) amounted to $265,030.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001


NOTE 8.    NOTES PAYABLE (continued)

The maturity date on the $300,000 principal value 8% convertible note, initially October 12, 2001, has been extended to December 1, 2001. Because of the inherent conversion benefit feature, the aggregate note with accrued interest, totaling $311,194 at September 30, 2001, has been classified as a long-term liability.


NOTE 9. SHAREHOLDERS' EQUITY (DEFICIT)

The Company is authorized to issue 50,000,000 shares of $1.00 par value preferred stock, no liquidation preference. One million of the preferred shares are designated as Class A preferred shares which have super voting power wherein each share receives 100 votes and has anti-dilution rights. One million of the preferred shares are designated as Class B preferred shares, which have conversion rights wherein each share may be converted into ten shares of common stock.

In October 1999, the Company re-acquired and canceled 17,500 common shares from the former president of PrimiLink, in return for a $12,000 consulting agreement.

During the months October 1999 through March 2000, the Company issued a total of 241,200 shares of its common stock valued at $52,919 in a private placement. In conjunction with this and previous issuances, certain shareholders received warrants to purchase 506,500 shares of common stock at $2.00 per share through November 1, 2001.

During the period October 1999 through September 2000, the Company issued a total of 2,612,796 shares of its common stock to various consultants for services rendered and to be rendered (retainer of $128,611) totaling $1,051,932.

In November 1999, the Company received cash of $66,927 to pay the balance due on an old subscription for 300,000 shares of the Company's common stock.

In November 1999 through September 2000, the Company issued 240,000 shares of its common stock to its outside accountant for services rendered and to be rendered (retainer of $4,935) in the amount of $130,000.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

NOTE 9. SHAREHOLDERS' EQUITY (DEFICIT) (continued)

In December 1999 and February 2000, the Company issued 879,309 shares of its common stock to current and former officers for accrued compensation in the amount of $419,747.

In December 1999, the Company issued an additional 19,804 shares of its common stock valued at $7,195 (net of 6,283 canceled shares valued at $10,805) in full settlement of a vendor dispute.

In February and March 2000, a consultant exercised 250,000 common stock options at $125,000 ($0.50 per share)

In March 2000, the Company issued 20,000 shares of its common stock for $16,000 in legal services.

In March 2000, the Company issued 500,672 shares of its common stock in subscriptions and private placements totaling $195,000.

In March 2000, the Company issued 135,000 shares of its common stock to an officer for $89,042 in cash.

In March 2000, the Company issued 563,500 common stock options to a consultant valued at $214,130.

In March 2000, the Company adjusted the exercise price on 2,600,000 common stock options previously issued to two officers and an employee, resulting in an increase in compensation expense of $1,113,610.

In April 2000 through September 2000, the Company issued 1,019,800 shares of its common stock through cash subscriptions totaling $242,450, for which $15,450 (representing 61,800 shares) had not yet been collected as of September 30, 2000.

During April 2000 through September 2000, an additional 242,560 shares of the Company's common stock were issued in a private placement totaling $68,087. In conjunction with these and previous issuances, certain shareholders received warrants to purchase 446,305 shares of the Company's common stock at $2.00 per share through September 1, 2002.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

NOTE 9. SHAREHOLDERS' EQUITY (DEFICIT) (continued)

In May 2000, the Company's CEO exercised 2,056,346 common stock options and 20,000 Class A Preferred stock options in exchange for debt and accrued compensation aggregating $509,972. $407,735 was transferred from stock options exercisable to common stock as a result of this transaction.

In June 2000, a note holder converted $200,000 principal value of debt into 800,000 shares of the Company's common stock (at $0.25 per share).

In August and September 2000, three officers and an employee received 539,389 shares of the Company's common stock as payment for $229,693 of accrued compensation.

In September 2000, old liabilities of $108,020 were transferred to shareholders' equity (deficit) in recognition of additional capital.

In September 2000, the Company issued 500,000 common stock options to a consultant valued at $65,000 (representing a floating exercise price that was 15% below the current market price of the Company's common stock).

In October 2000 through April 2001, the Company issued 250,000 common shares to two consultants for investor relations services valued at $67,500.

In October 2000 and April 2001, the Company issued 229,388 restricted common shares to a consultant for prior year's services of $19,200 and current year's services of $22,080.

During the months of October 2000, April 2001, and July 2001, officers of the Company were issued a total of 3,764,249 restricted common shares for accrued compensation of $300,291 and current year's compensation of $160,927.

In November 2000, the Company issued 50,000 restricted common shares valued at $20,000 to its outside accountant for services rendered.

In December 2000, the Company issued 10,000 shares of common stock to a consultant for prior year's accrued services of $4,330.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

NOTE 9. SHAREHOLDERS' EQUITY (DEFICIT) (continued)

In January 2001, a consultant exercised 400,000 common stock options at $0.085 each; the $34,000 in exercise proceeds were applied against an outstanding note payable due the consultant. In connection with this transaction, $52,000 of additional paid-in capital (recorded as stock options exercisable) was reclassified to common stock.

In January 2001, an investor purchased 1,000,000 shares of the Company's restricted common stock for $75,000.

In January 2001, a note holder converted $75,000 principal value of debt for 300,000 restricted shares of the Company's common stock.

In March 2001, 45,500 shares of the Company's common stock were issued to investors in a private placement for $3,787 in cash. The shareholders also received 45,500 common stock warrants, exercisable through March 3, 2003 at $2.00 per share.

In April 2001, the Company issued 1,000,000 common stock warrants, along with $300,000 principal value 8% convertible debt. Of the $300,000 in proceeds, $77,228 was allocated to the cost of the warrants, which are exercisable at $0.192 per share over a four-year period. The balance of the proceeds ($222,772) was allocated to the cost of the debt instrument.

In April 2001, the Company recognized the conversion benefit option on the $300,000 principal value 8% convertible debt noted above. The conversion benefit option was recorded at its intrinsic value of $152,228, representing the difference between the fair market value of the debt instrument ($375,000) and the recorded initial cost ($222,772). At the date of issuance, the conversion benefit option was based on the conversion of the debt into 2,181,500 common shares.

In April 2001, the Company issued 50,000 restricted shares each (a total of 150,000 shares) as bonuses to a director and two consultants, valued at $16,982.

In April 2001, the Company issued 50,000 restricted shares of the Company's common stock to a consultant for services valued at $5,846.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

NOTE 9. SHAREHOLDERS' EQUITY (DEFICIT) (continued)

In April 2001, the Company issued in aggregate 400,000 restricted shares of the Company's common stock (100,000 shares each) to four members of its advisory board for consulting services rendered totaling $46,772.

In June 2001 through September 2001, the Company issued 1,177,012 common shares to a consultant for services totaling $232,683.

In September 2001, the Company issued the above consultant another 779,347 shares of the Company's common stock valued at $$88,300, of which $44,500 pertained to vendor payables advanced by the consultant, with the balance of $43,800 being a retainer. The consultant was also issued 2,000,000 common stock options, exercisable at $0.13 each over four years and valued at $115,000.

In September 2001, the Company recognized an additional conversion benefit option of $2,799, corresponding to a 25% premium on $11,194 in accrued interest on $300,000 principal value 8% convertible debt.

NOTE 10.  INCOME TAXES

Deferred income taxes consisted of the following at September 30, 2001:

      Deferred tax asset, benefit
      of net operating loss
      carryforward                                $ 6,000,000
        Valuation allowance                        (6,000,000)
                                                   -----------
        Net deferred taxes                        $       -
                                                   ===========
The valuation allowance offsets the net deferred tax asset, since it is more likely than not that it would not be recovered.

The Company has approximately $15,100,000 in respective federal and California net operating loss carryforwards. The federal net operating loss carryforwards expire as follows: $2,700,000 in the year 2012, $5,300,000 in 2018, $1,200,000 in 2019, $3,500,000 in 2020, and $2,400,000 in 2021.  The California net
operating loss carryforwards expire as follows: $2,700,000 in the year 2002, $5,300,000 in 2003, $1,200,000 in 2004, $3,500,000 in 2005, and $2,400,000 in
2006.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001


NOTE 11.        COMMITMENTS AND CONTINGENCIES

Employment agreements

The Company has entered into four employment agreements with key individuals, the terms of the agreements are as follows:

1) The CEO of the Company entered into an agreement dated October 2, 1995 (which was subsequently amended September 1, 1997 and September 1, 1999) for a period of five years (to September 1, 2002), and he is entitled to receive a base salary of $160,000 per year. The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment. The staying bonus will be compensated for with the Company's restricted common stock. He is also granted an option to purchase up to 2,000,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value for the prior 30 trading days before exercise. On March 27, 2000, the exercise price was adjusted to a flat $0.3864 per share, with an expiration date of December 2, 2003. These stock options are fully vested and irrevocable as of the commencement of the agreement, except in the event the employee refuses to carry out the reasonable and lawful directions of the employer or engages in proven fraud or dishonesty in the performance of his duties, in which case the stock options are automatically revoked upon discovery.

2) The former Acting President of the Company entered into an agreement dated September 11, 2000 for a period of six months through March 11, 2001.
On March 1, 2001 the agreement was extended through September 30, 2001. He is entitled to receive a base salary (consulting fees) of $120,000 per year, of which 50% shall be paid in cash and 50% shall be paid in restricted common stock at a rate equal to 50% of the average market closing price for the last 5 trading days of each quarter. He shall be issued 100,000 shares of restricted common stock as a hiring bonus, at a per share price of $0.28415, equivalent to 50% of the average market closing price for the prior 30 trading days before the agreement date. He shall further receive performance bonuses (paid in restricted common stock) upon successful completion of specific milestones pertaining to the implementation and deployment of the HNET System. The incentive package could net him up to

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

NOTE 11.        COMMITMENTS AND CONTINGENCIES (continued)

Employment agreements (continued)

650,000 shares of restricted common stock. As of September 30, 2001, none of these milestones were met. He is also granted an option through March 11, 2001 to purchase up to 100,000 shares of the Company's restricted common stock at a price of $0.38 per share. This option has since expired.

3) The Secretary and Treasurer of the Company entered into an Agreement dated October 2, 1995 (which was subsequently amended September 1, 1997 and September 1, 1999), for a period of three years (extended through September 1,
2003), and she is entitled to receive a base salary of $80,000 per year. The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment. The staying bonus shall be compensated for with the Company's restricted common stock. She is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value for the prior 180 trading days before exercise. On March 27, 2000, the exercise price was adjusted to a flat $0.38 per share, with an expiration date of December 31, 2004.

4) The Chief Technical Officer of the Company entered into an agreement dated August 1, 1998 for an initial term of three years (extended through August 1, 2003), and he is entitled to receive a base salary of $150,000 per year, with a minimum of $90,000 to be paid annually in cash and the balance paid (at the option of the Company) in cash or restricted common stock under rule 144. The employee shall receive a hire-on bonus of $75,000 worth of the Company's restricted common stock under rule 144, at one-half market price. The employee shall further receive performance bonuses (paid in restricted common stock, as above) upon successful completion of specific milestones pertaining to the implementation and deployment of certain software (up to $862,500). If substantially all performance milestones are met, he is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value at the date of purchase. As of September 30, 2001, none of the aforementioned milestones had been successfully completed.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001


NOTE 11.        COMMITMENTS AND CONTINGENCIES (continued)

License agreements

The Company has entered into license agreements with the former Presidents of both PrimeLink and TechniLink. The license agreements were entered into on September 20, 1995, in connection with the acquisition of PrimeLink and TechniLink (see Note 1 above), and are for a period of five years. As consideration for these license agreements, the Company issued each licensee 12,500 shares of its restricted common stock and will pay each licensee a royalty of 5% of net sales of the applicable product. In addition, in the event of the sale or merger of TechniLink or PrimeLink, a royalty sum of 20% of the sales price of the license shall be paid to the licensee; the sales price shall not be less than $1,500,000. The licenses were valued at the fair market value of the stock issued to obtain the licenses. In 1997, there was a separation agreement between the President of PrimeLink and the Company, whereby the President of PrimeLink agreed to forfeit royalty rights and return all shares of the Company's common stock obtained pursuant to the license agreement for a $12,000 settlement.

Litigation

There has been one recent legal proceeding in which the Company has been a party:

The case was brought by Southern Arizona Graphic Associates, Inc. (the "Plaintiff") against Conectisys Corporation (the "Defendant"), before the Superior Court of the State of Arizona, County of Pima, Case # 333852. The claim was for goods, printing services, and funds advanced by the Plaintiff. On December 8, 1999, the Company's Board of Directors approved the issuance of 26,087 shares of the Company's common stock valued at $18,000 in full settlement of the defendant's claim. The matter was subsequently dismissed with prejudice.

The Company, during its normal course of business, may be subject from time to time to disputes and to legal proceedings against it. Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001


NOTE 12.        STOCK OPTIONS AND WARRANTS

During the fiscal year ended September 30, 1999, the Company issued to a note
holder options to purchase 500,000 shares of the   Company's Class B preferred
stock at an exercise price of $5.00 per share. As consideration, the Company reduced its debt to the note holder by $50,000 and received an extension of time to pay-off its promissory note. The Company also issued to its CEO options to purchase another 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share in exchange for a reduction in debt of $50,000. Total consideration received on the above issued options, as evidenced by debt reduction, was $100,000. These options can be exercised through November 1, 2002 and can also be converted into common stock at the rate of 10 common shares for each Class B preferred share. In September 2001, the exercise price on the Class B preferred stock options was adjusted to $2.50 per share and the exercise period extended to November 1, 2005.

The Company's CEO currently owns 140,020 shares of the Company's Class A preferred stock, of which 20,000 shares were purchased during the year ended September 30, 2000, and has options to purchase another 9,980 shares for $1.00 per share through December 1, 2001.

The Company accounts for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25. No common stock options or warrants were issued to officers and directors of the Company during the year ended September 30, 2001. During the year ended September 30, 2000, the Company issued 100,000 common stock options to its acting president at an exercise price of $0.38 per share, exercisable over a six-month period. As the exercise price approximated the market price of the common stock on the date of grant, no compensation cost was recorded in the financial statements. These common stock options expired on March 11, 2001. Had compensation cost for stock options granted during the year ended September 30, 2000 been determined based on the fair value at the grant dates consistent with the method of FASB Statement No. 123 (utilizing the Black-Scholes model, assuming a risk-free annual rate of return of 6% and a volatility factor of 50%), the Company's net loss would have increased by $25,000.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001


NOTE 12.        STOCK OPTIONS AND WARANTS (continued)

The pro forma effect on the net loss for the year ended September 30, 2000 is indicated below:

                               As Reported          Pro Forma
                               -----------         -----------
Net loss                       $(3,812,140)        $(3,837,140)

Net loss per share -
 basic and diluted                   $(.21)              $(.21)

Total compensation expense recognized during the year ended September 30, 2000 in connection with options and warrants issued to officers and employees and granted at exercise prices below fair market value was $1,113,610, attributable to a reduction in exercise prices on 2,600,000 common stock options, as described below.

In February 2000, the Company's Board of Directors approved the issuance of a performance bonus award option of 250,000 shares of common stock to a consultant under the Company's Non-qualified Stock Option Plan at an exercise price of $0.50 per share (the approximate market value of the common stock). These options were all exercised by March 2000. In March 2000, for services rendered, the Company issued 563,500 common stock options to a consultant at an exercise price of $2.00 per share, exercisable over an approximate three-year period. In September 2000, the Company also issued 500,000 common stock options to another consultant at an exercise price set at 15% below the current market value of the Company's common stock, exercisable over a twelve-month period. Under the Black-Scholes model (assuming the same risk-free interest and volatility factors as noted above), the above stock options were recorded at a value of $214,130 and $65,000, respectively.

On March 27, 2000, the Company fixed the exercise prices of 2,600,000 common stock options previously issued at (higher) floating exercise prices to the Company's CEO, the Company's secretary, and the employee, resulting in an additional compensation cost of approximately $1,113,610, increasing the total common stock options exercisable by the same amount. In May 2000, the Company's CEO exercised 2,056,346 common stock options,

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

NOTE 12.        STOCK OPTIONS AND WARRANTS (continued)

resulting in the transfer of $407,735 of common stock options exercisable to common stock. Adding in the value of 1,163,500 common stock options corresponding to consultant issuances in March 2000 and September 2000 in the amount of $279,130 (as noted above) brought the balance of common stock options exercisable at September 30, 2000 to $1,135,005. The total balance of stock options exercisable at September 30, 2000 was $1,235,005, including $100,000 attributable to the Company's Class B preferred stock.

In January 2001, a consultant exercised 400,000 of the 500,000 common stock options that had been issued in September 2000, at an exercise price of $0.085 per share. The $34,000 proceeds were applied to an outstanding note due the consultant. Additionally, $52,000 of additional paid-in capital (recorded as stock options exercisable) was reclassified to common stock. The remaining 100,000 common stock options expired in September 2001.

In March 2001, 45,500 common stock warrants were issued to common stock subscribers, exercisable at $2.00 per share through March 3, 2003. These warrants had no material value upon issuance.

In April 2001, 1,000,000 common stock warrants were issued to an investor in conjunction with a $300,000 principal value 8% convertible note. The warrants are exercisable at $0.192 per share over a four-year period, and were valued at $77,228 (see Note 8 above).

In September 2001, 2,000,000 common stock options were issued to a consultant. The options are exercisable at $0.13 per share over a four-year period and were valued under the Black-Scholes model (assuming a 50% volatility factor and a 5% risk-free rate of return) at $115,000.

The Company has granted various common stock options and warrants to employees and consultants. Generally, the options and warrants were granted at approximately the fair market value of the Company's common stock at the date of grant and vested immediately, except that when restricted rule 144 common stock was issued, the options and warrants were granted at an average market discount of 50% (ranging from between 20% to 75%). Compensation expense for options and warrants issued to employees for services

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

NOTE 12.        STOCK OPTIONS (continued)

were recorded as the difference between the intrinsic value of those services as measured by the (discounted) market value of the common stock at the date of grant and the exercise price in accordance with APB Opinion No. 25, with pro forma disclosure of the excess market value as required by FASB No. 123. All options and warrants issued to consultants and other non-employees were recorded at the fair value of the services rendered and equivalent to the market value (as discounted, if applicable) of the equity instruments received
as per FASB No. 123.   The market value was determined by utilizing an
averaging convention of between 5 to 30 days of the closing price of the Company's common shares as traded on the over-the-counter bulletin Board (stock symbol CNES) through the grant date and applying certain mathematical assumptions as required under the Black-Scholes model. Such assumptions, pertaining to the risk-free annual rate of return and stock volatility, were generally the same as those mentioned above when making fair value disclosures for the issuance of officer and employee stock options, except that the risk-free annual rate of return during the latter half of fiscal 2001 was assumed to be 5% (rather than 6%) due to the general decline of interest rates occurring throughout the economy and the world.

The common stock option activity during the fiscal years ended September 30, 2001 and September 30, 2000 was as follows:

                                            Common Stock
                                              Options      Weighted
                                                and         Average
                                              Warrants      Price
                                             ----------    --------
     Balance outstanding, October 1, 1999     3,600,000    $    .64
      Granted                                 1,913,500         .86
      Exercised                              (2,306,346)        .27
                                             ----------    --------
     Balance outstanding, September 30, 2000  3,207,154         .69

      Granted                                 3,000,000         .15
      Exercised                                (400,000)        .09
      Expired                                  (200,000)        .23
                                             ----------    --------
     Balance outstanding, September 30, 2001  5,607,154    $    .42
                                             ==========    ========

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001


NOTE 12.        STOCK OPTIONS AND WARRANTS (continued)

The following table summarizes information about common stock options at September 30, 2001:

                          Outstanding                  Exercisable
                           Weighted    Weighted               Weighted
   Range of      Common    Average      Average      Common    Average
   Exercise       Stock      Life      Exercise       Stock   Exercise
    Prices      Options    (Months)      Price       Options    Price
-------------   ---------   -------     -------      --------- -------
$2.00 - $2.00     563,500        17     $  2.00        563,500 $  2.00
$ .39 - $ .39   1,443,654        26     $   .39      1,443,654 $   .39
$ .38 - $ .38     100,000        39     $   .38        100,000 $   .38
$ .19 - $ .19   1,000,000        42     $   .19      1,000,000 $   .19
$ .13 - $ .13   2,000,000        47     $   .13      2,000,000 $   .13
$ .38 - $ .38     500,000        51     $   .38        500,000 $   .38

$ .13 - $2.00   5,607,154        38     $   .42      5,607,154 $   .42
=============   =========        ==     =======      ========= =======


     The above tables exclude 995,055 warrants exercisable at $2.00 per share, which have nominal value and which were issued to certain stock subscription investors. Of these warrants, 503,250 expire November 1, 2001, 446,305 expire September 1, 2002, and 45,500 expire March 3, 2003.
     Another 465,050 common stock warrants were approved for issuance in September 2001 pursuant to a stock purchase agreement that was not yet effective at year-end. The tables also exclude a contingent issuance to the Company's Chief Technical Officer of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2002. These common stock options will not vest until certain milestones have been attained.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001


NOTE 13.        FORM S-8 FILINGS

In December 1999, the Company filed a Form S-8 registration statement for the Conectisys Corporation Non-Qualified Stock Option and Stock Bonus Plan (the "Plan"). The purpose of the Plan is to compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 41 of the Internal Revenue Code). Shares of stock covered by stock options and stock bonuses consist of 1,000,000 shares of the common stock of the Company. The entire registration has been filled. 750,000 shares were issued to consultants for services rendered in the amount of $323,725 and 250,000 shares were issued at $0.50 per share pursuant to a Performance Award Option to a consultant. The entire 250,000 share option was exercised in February 2000, resulting in a $125,000 cash inflow to the Company.

In September 2000, the Company filed another S-8 registration statement, amending its Non-Qualified Stock Option and Stock Bonus Plan for independent consultants to the Company. The Amended Plan authorizes the issuance of an additional 1,000,000 shares of common stock. The purpose of the Amended Plan is to further compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 421 of the Internal Revenue Code). Through September 30, 2000, 500,000 shares under the Amended Plan were issued as retainers on ongoing consulting contracts, valued at $142,075. In January 2001, 400,000 shares were issued upon the exercise of stock options at $0.085, resulting in proceeds of $34,000. In March 2001, the remaining 100,000 shares were issued to a consultant for services in the amount of $30,000.

In September 2001, the Company filed another S-8 registration statement, amending its Non-Qualified Stock Option and Stock Bonus Plan for independent consultants to the Company and authorizing the issuance of an additional 3,000,000 shares of common stock. 1,000,000 of these shares were issued to a consultant as a retainer in September 2001, valued at $113,300. Another 1,200,000 in retainer shares were issued to the consultant subsequent to year-end, leaving an unissued balance of 800,000 common shares.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001


NOTE 14.        SUBSEQUENT EVENTS

(a) The Company has a financing commitment of up to $15,000,000 from a group consisting of 3 investors ($5,000,000 each). The commitment, under an equity line of credit agreement, will become effective once a registration statement has been filed with the Securities and Exchange Commission with respect to the resale of securities to be issued under the agreement. Per the arrangement, covering a 36-month period, the investors will periodically purchase shares of common stock of the Company for cash in amounts determined by a formula involving average daily price and volume. The entire 3-year commitment will be divided into segments of 22 consecutive trading days each, increased by 1 trading day (up to 5 trading days) for each low volume day, as described below. Shares "put" to the investors for each segmented period will generally range in value from a minimum investment amount of $250,000 to a maximum investment amount of $500,000. However, for each low volume day of less than 100,000 shares, 1/22 of the investor amount will be withdrawn (reduced) by the investor. When such reductions occur, the tentative $250,000 minimum investment amount will not apply. The total number of shares "put" to each investor shall not exceed 9.99% of the aggregate outstanding common shares of the Company, unless this limitation is specifically waived by the investor.

(b) Subsequent to September 30, 2001, a consultant advanced the Company an additional $104,000 at an annual interest rate of 18% under an existing revolving note agreement. The money was used to help fund operations.

(c) The Company has filed corporate certificates of dissolution with the California Secretary of State for its 80%-owned subsidiary PrimeLink, Inc. and its wholly-owned subsidiary TechniLink, Inc. These will become effective when valid tax clearance certificates have been issued by the Franchise Tax Board. Upon dissolution, the assets of the dissolved subsidiaries will be distributed to the parent corporation.

CONECTISYS CORPORATION AND SUBSUDIARIES ( A Development Stage Company) CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2002

                                                            Mar. 31          Sep. 30
                                                             2002             2001
                                                           Unaudited         Audited
Assets
Current assets
  Cash                                                            3,811        6,111
  Prepaid expenses and deposits                                       0       48,800

Total current assets                                              3,811       54,911

Property and equipment, net                                      58,671       71,961

License and technology, net                                           0            0

  Debt issuance cost, net                                             0            0

Total assets                                                     62,482      126,872

	See accompanying notes to condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSUDIARIES ( A Development Stage Company)
CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2002

                                                            Mar. 31          Sep. 30
                                                             2002             2001
                                                           Unaudited         Audited

Liabilities and shareholders' equity
Current liabilities
  Bank overdraft                                                      0            0
  Accounts payable                                               65,872      100,758
  Accrued compensation                                          812,044      541,179
  Due to officers                                                48,586      101,209
  Accrued interest payable                                            0            0
  Other current liabilities                                     194,175      177,194
  Notes payable
    Related                                                           0            0
    Other                                                       958,374      384,370
Total current liabilities                                     2,079,051    1,304,710

Long-term debt, net of current                                        0      311,194

Total liabilities                                             2,079,051    1,615,904

Shareholders' equity
Preferred stock - Class A 1,000,000 shares authorized
    $1.00 par value, 200,020 issued and outstanding             200,020       140,020
Convertible preferred stock - Class B 1,000,000 shared
    authorized $1.00 par value, no shares issued and
    outstanding
Stock options exercisable, convertible preferred stock -
   Class B 1,000,000 stock options issued and outstanding,
   common stock - 5,107,154 and 5,607,154 options
   issued and outstanding respectively                        1,246,483     1,275,233
Common stock - 250,000,000 shares authorized,
  no par value, 36,746,568 and 32,133,234
  issued and outstanding, respectively                       17,928,069    17,412,119
Convertible preferred stock - Class B 1,000,000 shares
    authorized, $1.00 par value,                                100,000       100,000
Beneficial conversion option                                    155,027       155,027

Accumulated gain (deficit) during development stage         (21,646,168)  (20,571,431)

Total shareholders' equity (deficit)                         (2,016,569)   (1,489,032)

Total liabilities and shareholders' equity                       62,482       126,872

	See accompanying notes to condensed consolidated financial statements.

CONECTISYS CORPORATION AND SUBSUDIARIES (A Development Stage Company) CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months and Six Months Ended March 31, 2002 and 2001
And the Cumulative Period
From December 31, 1990 (Inception) Through March 31, 2002

                                                                                                Dec. 1, 1990
                                     3 Months     3 Months    6 Months        6 Months          (Inception)
                                     Ended        Ended       Ended           Ended             Through
                                     Mar. 31      Mar. 31     Mar. 31         Mar. 31           Mar. 31
                                     2002         2001        2002            2001              2002
                                    Unaudited    Unaudited    Unaudited       Unaudited        Unaudited
Revenues                                0            0                0                0          517,460

Cost of goods sold                      0            0                0                0          567,721

Gross profit                            0            0                0                0          (50,261)

General and administrative         289,048       329,323      1,018,124          694,982       16,378,597
Bad debt write-offs                      0             0              0                0        1,680,522

Loss from operations              (289,048)     (329,323)    (1,018,124)        (694,982)     (18,109,380)

Non-operating income (expense)           0             0              0                0       (1,097,368)

Interest Expense                   (29,959)       (7,710)       (56,613)         (15,420)      (1,361,678)

Net loss                          (319,007)     (337,033)    (1,074,737)        (710,402)     (20,568,426)

Weighted average shares
outstanding                     35,701,769     25,241,707    35,003,564       25,154,170

Net loss per share                   (0.01)         (0.01)        (0.03)           (0.03)

	See accompanying notes to condensed consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT) For the Cumulative Period From December 1, 1990 (Inception) Through March 31, 2002

                                                                                                   Deficit
                                                                                                 Accumulated
                                  Preferred Stock   Common Stock          Additional   Stock     During the
                                  Class A             No Par               Paid-in  Subscription Development
                                   Shares    Value    Shares      Value    Capital   Receivable     Stage       Total
Balance, December 1, 1990 (re-entry
  development stage)                                    10,609  1,042,140                         (1,042,140)         0

Shares issued in exchange for
  Cash, May 31, 1993                                     1,000      1,000                                         1,000
  Capital contribution, May 31, 1993                     2,000        515                                           515
  Services, March 26, 1993                               2,000        500                                           500
  Services, March 26, 1993                               1,200        600                                           600

Net loss for the year ended
  November 30, 1993                                                                                   (5,459)    (5,459)

Balance, November 30, 1993                              16,809  1,044,755                         (1,047,599)    (2,844)


Shares issued in exchange for
  Services, May 1, 1994                                  2,400      3,000                                         3,000
  Cash, September 1, 1994                               17,771     23,655                                        23,655
  Services, September 15, 1994                           8,700     11,614                                        11,614
  Cash, September 26, 1994                               3,000     15,000                                        15,000
  Cash, October 6, 1994            16,345 A  16,345                                                              16,345
  Cash, September and October, 1994                      1,320     33,000                                        33,000

Net loss for the year                                                                                (32,544)   (32,544)

Balance, November 30, 1994         16,345    16,345     50,000  1,131,024                         (1,080,143)    67,226


	See accompanying notes to condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period From December 1, 1990 (Inception) Through March 31, 2002


                                                                                                   Deficit
                                                                                                 Accumulated
                                  Preferred Stock   Common Stock          Additional   Stock     During the
                                  Class A             No Par               Paid-in  Subscription Development
                                   Shares    Value    Shares      Value    Capital   Receivable     Stage       Total

Share issued in exchange for
  Cash, February 13, 1995                                1,160    232,000                                       232,000
  Debt repayment, February 13, 1995                      2,040    408,000                                       408,000
  Debt repayment, February 20, 1995                      4,778    477,810                                       477,810
  Acquisition of assets, CIPI February 1995             28,750  1,950,000                                     1,950,000
  Acquisition of assets, April 5, 1995                  15,000                                                        0
  Cash and services, April and May, 1995                16,000    800,000                                       800,000
  Cash, June 1, 1995                                       500     30,000                                        30,000
  Acquisition of assets and services, September 26,      4,000    200,000                                       200,000
  Cash, September 28, 1995                                  41      3,000                                         3,000
  Acquisition of assets, September 1995                 35,000  1,750,000                                     1,750,000
  Return of assets, CIPI September 1995                (27,700)(1,950,000)                                   (1,950,000)

Net loss for the year                                                                             (2,293,867)(2,293,867)

Balance, November 30, 1995         16,345    16,345    129,569  5,031,834                         (3,374,010) 1,674,169


Shares issued in exchange for
  Cash, February, 1996                                   1,389    125,000                                       125,000
  Debt repayment, February, 1996                        10,000    639,779                                       639,779
  Services, February, 1996                               3,160    205,892                                       205,892
  Cash, March, 1996                                        179     25,000                                        25,000
  Shares returned and canceled, March, 1996            (15,000)                                                       0
  Services, April 1996                                      13      2,069                                         2,069
  Services, September, 1996         4,155 A   4,155        586     36,317                                        40,472
  Services, October, 1996                                6,540    327,000                                       327,000
  Debt repayment, November, 1996                         2,350     64,330                                        64,330

Net loss for the year                                                                             (2,238,933)(2,238,933)

Balance, November 30, 1996         20,500    20,500    138,786  6,457,221                         (5,612,943)   864,778

	See accompanying notes to condensed consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT) For the Cumulative Period From December 1, 1990 (Inception) Through March 31, 2002

                                                                                                   Deficit
                                                                                                 Accumulated
                                  Preferred Stock   Common Stock          Additional   Stock     During the
                                  Class A             No Par               Paid-in  Subscription Development
                                   Shares    Value    Shares      Value    Capital   Receivable     Stage       Total
Shares issued in exchange for
  Services, March, 1997                                    228      6,879                                         6,879
  Debt, April, 1997                                        800     13,120                                        13,120
  Services, July, 1997                                   1,500     16,200                                        16,200
  Cash, July, 1997                                      15,000    300,000                                       300,000
  Services, August 1997                                  5,958     56,000                                        56,000
Adjustment for partial shares                              113
  Services, October, 1997                            1,469,666    587,865                                       587,865
  Debt, October, 1997                                1,540,267    620,507                                       620,507
  Note Receivable                                    1,500,000    281,250                                       281,250
  Services, November, 1997                               4,950     10,538                                        10,538

Net loss for the year                                                                             (2,739,268)(2,739,268)

Balance, November 30, 1997         20,500    20,500  4,677,268  8,349,580                         (8,352,211)    17,869


Shares issued in exchange for
  Services, December, 1997
    Through Nov. 1998                                2,551,610  2,338,264                                     2,338,264
  Cash, January, 1998
    Through November, 1998                           4,833,334  1,139,218                                     1,139,218
  Debt repayment, April, 1998
    Through November, 1998                             250,000    129,960                                       129,960
  Acquisition of assets, July, 1998                    300,000    421,478                                       421,478
  Acquisition of 20% minority
    Interest in subsidiary                              50,000     59,247                                        59,247
Services, November, 1998           60,000 A  60,000                                                              60,000

Net loss for the year                                                                             (4,928,682)(4,928,682)

Balance, November 30, 1998         80,500    80,500 12,662,212 12,437,747                        (13,280,893)  (762,646)

	See accompanying notes to condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period From December 1, 1990 (Inception) Through March 31, 2002


                                                                                                   Deficit
                                                                                                 Accumulated
                                  Preferred Stock   Common Stock          Additional   Stock     During the
                                  Class A             No Par               Paid-in  Subscription Development
                                   Shares    Value    Shares      Value    Capital   Receivable     Stage       Total

Shares issued in exchange for
  Returned and canceled, December, 1998             (1,350,000)  (814,536)                                     (814,536)
  Services, December, 1998
    Through September 1999                             560,029    349,454   150,000                             499,454
  Cash, December, 1998
    Through September 1999                           1,155,800    129,537                                       129,537
  Debt repayment, September, 1999  39,520 A  39,520    960,321    197,500   100,000                             337,020

Net loss for the year                                                                             (1,323,831)(1,323,831)

Balance, September 1999           120,020   120,020 13,988,362 12,299,702   250,000           0  (14,604,724)(1,935,002)


Shares issued in exchange for
  Reacquired and canceled, October, 1999               (17,500)   (12,000)                                      (12,000)
  Services, October, 1999
    Through September 2000                           2,405,469    990,949                                       990,949
  Cash, October 1999
    Through September 2000                           2,295,482    839,425               (15,450)                823,975
  Retainers, debt and accrued liabilities,
    October 1999 through September, 2000             2,799,579  1,171,638                                     1,171,638
  Issuance of stock option, March, 2000                                     214,130                             214,130
  Reduction of exercise prices on 2,600,000
    officer and employee common stock options,
    March, 2000                                                           1,113,610                           1,113,610
  Exercise of 2,056,346 common and
    20,000 preferred officer stock option,
    May, 2000                      20,000    20,000  2,056,346    897,707  (407,735)                            509,972
  Issuance of 500,000 consultant stock option
     September, 2000                                                         65,000                              65,000

Net loss for the year                                                                             (3,812,140)(3,812,140)

Balance, September 2000           140,020   140,020 23,527,738 16,187,421 1,235,005     (15,450) (18,416,864)  (869,868)

	See accompanying notes to condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period From December 1, 1990 (Inception) Through March 31, 2002


                                                                                                   Deficit
                                                                                                 Accumulated
                                  Preferred Stock   Common Stock          Additional   Stock     During the
                                  Class A             No Par               Paid-in  Subscription Development
                                   Shares    Value    Shares      Value    Capital   Receivable     Stage       Total

Shares issued in exchange for
  Services, October, 2000
    Through September 2001                           3,471,007    572,790                                       572,790
  Cash, October 2000
    Through September 2001                           1,045,500     78,787                                        78,787
  Retainers, debt and accrued liabilities,
    October 2000 through September, 2001             3,688,989    487,121                                       487,121
  Collection of stock subscription                                                       15,450                  15,450
  Exercise of 400,000 common stock
    options, January, 2001                             400,000     86,000   (52,000)                             34,000
  Issuance of 1,000,000 consultant stock option
     in conjunction with $300,000 principal
    value of 8% convertible debt, April, 2001                                77,228                              77,228
  Issuance of 2,000,000 consultant stock option
     September, 2001                                                        115,000                             115,000
  Beneficial conversion option pertaining to $300,000
    convertible debt and accrued interest, April, 2001
    through September 2001                                                  155,027                             155,027

Net loss for the period                                                                           (2,154,567)(2,154,567)

Balance, September 2001           140,020   140,020 32,133,234 17,412,119 1,530,260           0  (20,571,431)(1,489,032)

Shares issued in exchange for
  Retainers, debt and accrued liabilities,
   October 2001 through March 2002 60,000 A  60,000  4,113,334    422,200                                       482,200
  Exercise of 500,000 common stock
    options, March, 2002                               500,000     93,750   (28,750)                             65,000

Net loss for the year                                                                             (1,074,737)(1,074,737)

Balance, March 2002               200,020   200,020 36,746,568 17,928,069 1,501,510           0  (21,646,168)(2,016,569)

	See accompanying notes to condensed consolidated financial statements.

CONECTISYS CORPORATION AND SUBSUDIARIES (A Development Stage Company) CONDENSED CONSOLIDATED STATEMENT OF CASHFLOW
For the Six Months Ended March 31, 2002 and 2001
And the Cumulative Period
From December 31, 1990 (Inception) Through March 31, 2002

                                                                                           Dec. 1, 1990
                                                                                            (Inception)
                                                                                              Through
                                                            Mar. 31          Mar. 31          Mar. 31
                                                             2002             2001             2002
                                                           Unaudited        Unaudited        Unaudited

Operating activities
  Net income (loss)                                          (1,074,737)        (710,402)     (20,568,426)
    Adjustments to reconcile net income (loss)
      to net cash provided by (used by)
      operating activities:
        Provision for bad debt                                                                  1,422,401
        Depreciation and amortization                            13,290           19,980        3,220,846
        Stock issued for services                               214,700           50,781        7,421,557
        Stock issued for interest                                     0                0          535,591
        Settlements                                                   0                0          (25,000)
        Minority interest                                             0                0          (62,500)

Changes in operating assets and liabilities
  (Increase) decrease in assets
    Accounts receivable                                               0                0           (4,201)
    Interest receivable                                               0                0          (95,700)
    Deposits                                                          0                0          133,546
  Increase (decrease) in liabilities
    Bank overdraft                                                    0           10,902                0
    Accounts payable                                            (34,886)          41,266          277,111
    Accrued interest payable                                                           0                0
    Accrued compensation                                        270,865          231,366        1,910,428
    Due to officers                                                               61,833          736,085
    Other current liabilities                                    16,981           62,365          412,746

Net cash used in operating activities                          (593,787)        (231,909)      (4,685,516)


	See accompanying notes to condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSUDIARIES (A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENT OF CASHFLOW
For the Six Months Ended March 31, 2002 and 2001
And the Cumulative Period
From December 31, 1990 (Inception) Through March 31, 2002

                                                                                           Dec. 1, 1990
                                                                                            (Inception)
                                                                                              Through
                                                            Mar. 31          Mar. 31          Mar. 31
                                                             2002             2001             2002
                                                           Unaudited        Unaudited        Unaudited


Investing activities
  Collection of notes receivable                                      0                0                0
  Increase in notes receivable                                        0                0       (1,322,500)
  Cost of license & technology                                        0                0          (94,057)
  Purchase of equipment                                               0                0         (191,843)
Net Cash used in Investing Activity                                   0                0       (1,608,400)
Financing activities
  Common stock issued for cash                                        0           94,221        3,032,172
  Stock warrants                                                      0                0           77,228
  Preferred stock issued for cash                                     0                0           16,345
  Proceeds from stock purchase                                        0                0          281,250
  Debt issuance cost                                                  0                0          (32,775)
  Proceeds from debts
    Related party                                                                      0          206,544
    Other                                                       732,110          119,000        2,971,200
    Payments on debt
    Related party                                               (52,623)               0         (105,795)
    Other                                                       (88,000)         (15,000)        (184,407)
  Decrease in subscription receivable                                 0                0           35,450
  Contributed capital                                                                  0              515

Net cash from financing activities                              591,487          198,221        6,297,727

Net increase (decrease) in cash                                  (2,300)         (33,688)           3,811

Cash beginning of period                                          6,111           33,688                0

Cash end of period                                                3,811                0            3,811

	See accompanying notes to condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSUDIARIES (A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENT OF CASHFLOW
For the Six Months Ended March 31, 2002 and 2001
And the Cumulative Period
From December 31, 1990 (Inception) Through March 31, 2002

                                                                                           Dec. 1, 1990
                                                                                            (Inception)
                                                                                              Through
                                                            Mar. 31          Mar. 31          Mar. 31
                                                             2002             2001             2002
                                                           Unaudited        Unaudited        Unaudited


Cash paid during the year for
  Interest                                                            0                0          209,801
  Taxes                                                               0                0            4,050

Non-cash activities
  Common stock issued for
    Purchase of stock                                                 0                0          281,250
    Prepaids                                                          0                0          182,346
    PP&E                                                              0                0          130,931
    Deposit                                                           0                0                0
    License & technology                                              0                0        2,191,478
    Minority interest                                                 0                0           59,247
    Repayment of debt                                           301,250                0        4,126,430
    Service & interest                                          214,700                0        5,163,892
  Preferred Stock issued for
    Services                                                          0                0           60,000
    Repayment of debt                                            60,000          159,107          119,250

	See accompanying notes to condensed consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Organization and Activity

Conectisys Corporation (formerly Coastal Financial Corp.)(the "Company") was incorporated under the laws of Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur. The Company is a development-stage entity developing automatic meter reading technologies and products for remote reading of electronic energy meters located in residential structures.

Basis of Presentation and Going Concern Uncertainty

The condensed consolidated financial statements included herein have been prepared by Conectisys Corporation, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. Conectisys Corporation believes that the disclosures are adequate to make the information presented not misleading when read in conjunction with its financial statements for the year ended September 30, 2001. The financial information presented reflects all adjustments that are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The results of operations for the six months ended March 31, 2002 are not necessarily indicative of the results to be expected for the full year ending September 30, 2002, or any other period.

The accounting policies followed by Conectisys Corporation and other information are contained in the notes to the Conectisys Corporation financial statements filed as part of the Conectisys Corporation annual report on Form 10-KSB for the fiscal year ended September 30, 2001. This quarterly report should be read in conjunction with such annual report.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

The accompanying consolidated financial statements include the accounts and transactions of Conectisys Corporation, its wholly-owned subsidiaries TechniLink, Inc., United Telemetry Company and eEnergyServices.com, Inc., and its 80% owned subsidiary PrimeLink, Inc. All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements. Certain prior period balances in the accompanying consolidated financial statements have been reclassified to conform to the current year's presentation.

The Company returned to the development stage in accordance with SFAS No. 7 on December 1, 1990 and during the fiscal year ended November 30, 1995.
The Company has completed two mergers and is in the process of developing its technology and product lines.

As of March 31, 2002, the Company had a deficiency in working capital of approximately $2,075,000, and has incurred continual net losses since its return to the development stage in the approximate amounts of $2.2 million in 1996, $2.7 million in 1997, $4.9 million in 1998, $1.3 million in 1999
(ten months), $3.6 million in 2000, $2.2 million in 2001, and $1.1 million for the six months ended March 31, 2002, which raises substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Use of Estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts. Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect the estimates.

Since the fair value is estimated at March 31, 2002, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different. The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments. Accounts payable, accrued compensation, due to officer, other current liabilities, and notes payable approximate fair value because of the short maturity of these instruments.

Long-term debt is recorded at face value because the principal amount is convertible into common stock.

Fiscal Year

Effective December 1, 1998, the Company changed its fiscal year-end from November 30 to September 30.

Research and Development Costs

The Company has been engaged in research and development of its H-Net(TM) automated meter-reading technologies and products since August 1995, and has recently begun deployment of a pilot project. The Company's business activities did not generate any revenue during the past fiscal year. Although still a development stage company, the Company plans to commence large-scale cost reduction runs for the production and subsequent sale of its H-Net(TM) automated meter reading system in 2002.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit and highly-liquid debt instruments with original maturities of three months or less. All funds on deposit are with one financial institution.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally five years for vehicles and office equipment and seven years for furniture and fixtures.

Licensing Agreements

The costs of acquiring license rights are capitalized and amortized over the shorter of the estimated useful life of the license or the term of the license agreement. The licenses are being amortized over a period of five years. During the year ended November 30, 1998, the Company acquired additional license rights having a value of $421,478 from TechniLink. Although it remains viable, the Company currently lacks the resources to develop and market technologies and products utilizing those license rights.

Accordingly, during the ten month period ended September 30, 1999, the Company accelerated amortization on this asset by writing it down to its net realizable value of $40,000, incurring a charge of $283,133. The balance was fully amortized at September 30, 2000.

Technology

Deferred technology costs include capitalized product development and product improvement costs incurred after achieving technological feasibility and are amortized over a period of five years. For the three month period ended March 31, 2002, no deferred technology costs were recognized.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

Impairment of Long-lived Assets

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" (SFAS No. 121) issued by the Financial Accounting Standards Board
(FASB) has been effective for financial statements for fiscal years beginning after December 15, 1995. The standard established new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured. The Company wrote-off the balance of the carrying value of older licenses and deferred technology during the year ended November 30, 1998, as a consequence of persistent competitive pressure. The expense incurred was $632,257.

Accounting for Stock-based Compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. The Company adopted this accounting standard on January 1, 1996. SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock-based employee compensation. The Company has chosen to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Also, in accordance with SFAS No. 123, the Company has provided footnote disclosures with respect to stock-based employee compensation. The cost of stock-based compensation is measured at the grant date on the value of the award, and this cost is then recognized as compensation expense over the service period. The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

Stock Issued for Non-cash Consideration

Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

Income Taxes

The Company files consolidated income tax returns. The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, which requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets using the enacted rates in effect in the years in which the differences are expected to reverse. The Company has recognized a valuation allowance covering 100% of the net deferred tax assets (primarily tax benefits from net operating loss carryforwards), because it is more likely than not that the tax benefits attributable to the deferred tax assets will not be realized in the future.

Net Loss Per Common Share - Basic and Diluted

Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares outstanding for the periods presented. Common equivalent shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are not included since their effect would be anti-dilutive.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

Recent Accounting Pronouncements

Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income," (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS No. 130 did not have a material effect on the Company's financial position or its results of operations. Statement of Financial Accounting Standard No. 131, "Disclosure About Segments of an Enterprise and Related Information," (SFAS No. 131) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS No. 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers. Adoption of SFAS No. 131 did not have an effect on the Company's financial position or its results of operations; however, additional disclosures may have to be made in the future relating to the above items. Statement of Financial Accounting Standard No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," SFAS No. 132) issued by the FASB is also effective for financial statements with fiscal years beginning after December 15, 1997. It revises employers' disclosure requirements for pensions and other postretirement benefits and eliminates certain disclosures that are no longer as useful as they were when SFAS No. 87, SFAS No. 88, and SFAS No. 106 were issued. Adoption of SFAS No. 132 did not have an effect on the Company's financial position or results of operations.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

New Accounting Pronouncements

The Financial Accounting Standards Board has established the following new pronouncements, none of which have (will) materially affect the Company:
SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities (effective for years beginning after June 15, 2000)," SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise - an amendment of SFAS No. 65 (effective for fiscal quarters beginning after December 15, 1998)," SFAS No. 135, "Rescission of SFAS No. 75 and Technical Corrections (effective for fiscal years ending after December 15, 1999)," SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133 - an amendment of SFAS No. 133 (effective June 1999)," SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of SFAS No. 133 (effective for fiscal years beginning after June 15, 2000)," SFAS No. 139, "Rescission of SFAS No. 53 and amendments to SFAS No. 63, 89, and 121 (effective for fiscal years beginning after December 15, 2000)," SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of SFAS No. 125 (effective for certain disclosures for fiscal years ending after December 15, 2000)," SFAS No. 141, "Business Combinations," which eliminates the pooling-of-interests method for business combinations initiated after June 30, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets" (effective for fiscal years beginning after March 15, 2001), which enhances disclosure for these assets subsequent to their acquisition, SFAS No. 143, "Accounting for Asset Retirement Obligations," which is effective for financial statements issued for fiscal years beginning after June 15, 2002, and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years), which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and provides guidance for estimating the recoverability of the carrying amount of these assets through a probability-weighted cash flow approach.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

NOTE 2.	RELATED PARTY TRANSACTIONS

At September 30, 2000, Robert Spigno, the Company's Chief executive officer and a member of the Company's board of directors, had made cumulative cash advances to ConectiSys of $75,000. On October 1, 2000, these advances were memorialized in a revolving promissory note, executed by ConectiSys in favor of Mr. Spigno, due on demand, at an annual interest rate of 18%. During the year ended September 30, 2001, additional cash advances were made by Mr. Spigno under this note in the amount of $20,000 and the Company repaid an aggregate of $50,000 to Mr. Spigno on this note. As of September 30, 2001, total accrued and unpaid interest was $11,880, resulting in a $56,880 balance under the note. On September 30, 2001, the Company executed a new promissory note due September 1, 2002 initially in that amount. For the year ended September 30, 2000, the Company incurred interest expenses in the amount of $21,766, including $10,583 associated with the assumption by Mr. Spigno of a promissory note due S.W. Carver Corporation, which was repaid in May 2000. The amounts due Mr. Spigno under these arrangements as of March 31, 2002 totaled $99,992.

At September 30, 2000, Patricia Spigno, the Company's Chief Financial Officer and Secretary, had made cumulative cash advances to ConectiSys of $61,945, under a revolving promissory note effective October 1, 2000, executed by ConectiSys in favor of Ms. Spigno, due on demand, at an annual interest rate of 18%. During the year ended September 30, 2001, the Company repaid an aggregate of $40,681 to Ms. Spigno on this note. As of September 30, 2001, total accrued and unpaid interest was $4,610, resulting in a $25,874 balance under the note. On September 30, 2001, the Company executed a new promissory note due September 1, 2002 initially in that amount. Ms. Spigno also borrowed on a personal credit card for the Company's benefit in the amount of $18,455, bringing the Company's total obligation due Ms. Spigno at September 30, 2001 to $44,329. As of March 31, 2002, all amounts due Ms. Spigno under these arrangements had been paid.

In October 2001, an officer and director was granted a fully-vested option to purchase up to 310,000 shares of Class A Preferred Stock at an exercise price of $1.00 per share, which was the estimated value on that date. In December 2001, that officer and director exercised a portion of that option, purchasing 60,000 shares of Class A Preferred Stock for $1.00 per share, which was the estimated value on that date.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

NOTE 3.	PREPAID EXPENSES AND DEPOSITS

During the year ended September 30, 2000, the Company issued 462,487 shares of its common stock as retainers for consulting services ($128,611) and accounting fees ($4,935). In addition, the Company recorded the unearned portion of an engineering contract ($25,000) as a prepaid asset, bringing the total prepaid expense balance at September 30, 2000 to $158,546. All these prepaid assets were expensed during the year ended September 30, 2001. Another 386,584 shares of common stock (valued at $43,800) were issued to a consultant as a retainer at September 30, 2001, for cash payments that were subsequently made by the consultant to other vendors in October 2001. An attorney was paid a retainer in September 2001 for services not yet rendered, bringing the total prepaid expense balance at September 30, 2001 to $48,800. The balance of $48,800 was expensed during the six month period ended March 31, 2002.

NOTE 4.	PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2002 consisted of the following:

Office equipment                             $   273,054
Furniture and fixtures                            16,609
Vehicles                                          35,362
                                             -----------
Total cost                                       325,025
Accumulated depreciation                        (266,354)
                                             -----------
Net book value                               $    58,671
                                             ===========

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

NOTE 5.	NOTES PAYABLE

Notes payable at March 31, 2002 consisted of the following:

      Note payable to Devon Investment Advisors,
      unsecured, due on demand, interest payable
      at an annual rate of 10%                                $241,824
     Note payable to Black Dog Ranch LLC,
      unsecured, due on demand, including
      interest at an annual rate of 18%,
      expiring September 1, 2002                               153,356
     Note payable to Mercator Momentum Fund,
      Secured, short term note with an annual
      interest rate of 18% due on May 15, 2002                 340,000
     Note payable to Laurus Master Fund, Ltd.,
      secured by 4,773,208 shares of common
      stock beneficially owned by officers, with
      terms as described in more detail below                  200,000
     Accrued interest on note payable to Laurus
      Master Fund, Ltd., secured by 4,773,208
      shares of common stock beneficially owned by
      officers, convertible into approximately
      386,567 shares of common stock at the price
      of $0.06 at March 31, 2002                      23,194   223,194
	                                             -------- --------
	Total notes payable                                    958,374
	Current portion                                       (958,374)
                                                              --------
	Long-term portion                                     $      -
                                                              =========

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

NOTE 5.	NOTES PAYABLE (continued)

On April 12, 2001, the Company received $300,000 in proceeds from Laurus Master Fund, Ltd. ("Laurus") and issued a $300,000 principal value 8% convertible note due on October 12, 2001, along with 1,000,000 common stock warrants, exercisable at $0.192 per share over a four-year period. $77,228 of the proceeds was allocated to the cost of the warrants, with the remaining $222,772 allocated to the cost of the debt instrument, based on the relative fair market values of the note and the warrants at the date of issuance (in accordance with Accounting Principles Board Opinion No. 14).
A convertible note discount of $77,228 was also recognized, which was effectively fully amortized at March 31, 2002 as interest expense.

The note is convertible (at the option of the holder) into common stock at the lesser of 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the closing date (April 12, 2001) or 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the conversion date (assumed to be March 31, 2002). At April 12, 2001, the note was convertible into approximately 2,181,500 common shares at an exercise price of approximately $0.1021 per share, and at March 31, 2002, the note was convertible into approximately 3,717,900 common shares at an exercise price of approximately $0.06 per share. In either instance, the fair value of the debt instrument (due to the 80% pricing advantage) was $375,000 (a 25% premium on the principal value), resulting in a further convertible debt discount of $152,228, representing the difference between the note's fair value of $375,000 and the allocated proceeds at issuance of $222,772. This discount was fully amortized at March 31, 2002.

A corresponding $152,228 credit was made to additional paid-in capital for the conversion benefit option, i.e., the intrinsic value of the matured debt instrument. Interest accrued at 8% on the $300,000 note principal through March 31, 2002 was $23,194; for presentation purposes, this interest was added to the principal value of the note at the year-end balance sheet date. The holder can also convert the accrued interest into common stock at a 25% premium ($2,799), bringing the total conversion benefit option to $155,027. Total amortization of interest on the discounted convertible note during the year ended September 30, 2001 (including $32,775 in debt issuance costs associated with the transaction) amounted to $265,030.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

NOTE 5.	NOTES PAYABLE (continued)

On February 15, 2002, and as amended on April 2, 2002, the Company agreed to settlement terms with Laurus regarding the Company's obligations under its promissory note issued in favor of Laurus. Under the terms of this settlement arrangement, the Company paid to Laurus $100,000 in cash on February 19, 2002 and $50,000 in cash on April 5, 2002. The Company also agreed with Laurus that the Company's obligations under a registration rights agreement would terminate, and that the Company would make payments in an aggregate of $75,000 by August 15, 2002. Further, the Company agreed with Laurus that the principal balance of the 8% Convertible Promissory Note would be reduced to $250,000, the interest rate would be increased to 14%, and that the $75,000 to be received by August 15, 2002 would further reduce the principal balance of this note. The Company also agreed with Laurus that under the note, the Company would make minimum monthly payments commencing September 1, 2002 of $14,583 plus accrued and unpaid interest until all amounts owed under the note have been repaid in full. Laurus also agreed to a modification of their agreements with the Company that limits the amount of the Company's common stock that Laurus may own at any time to 4.99%. In connection with the Company's arrangement with Laurus regarding the repayment of its note, Laurus agreed that 500,000 warrants of the 1,000,000 warrants originally issued in connection with the 8% Convertible Note, would be cancelled. Laurus further agreed that upon receipt of payments in the aggregate amount of $225,000, it would return all shares of common stock of the Company held as security with the exception of 2,335,885 shares which would remain outstanding as security for the full satisfaction of the Company's obligations to Laurus. Finally, the Company agreed to re-price 250,000 warrants held by Laurus from an exercise price of $0.192 per share to an exercise price of $0.10 per share and also agreed to re-price another 250,000 warrants held by Laurus from an exercise price of $0.192 per share to an exercise price of $0.15 per share.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

NOTE 6.	SECURED CONVERTIBLE DEBENTURES

In order to provide working capital and financing for the Company's continued research and development efforts as of March 29, 2002, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of up to $750,000 of the Company's 12% Convertible Debentures due one year from their date of issuance. The Company granted the holders of the debentures a continuing security interest in all of the Company's assets to secure the Company's obligations under the debentures and related agreements. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers. Initially, $300,000 of the Company's 12% Convertible Debentures were issued as of March 29, 2002. The net proceeds of the offering, after payment of some related expenses, were $225,000. Because the proceeds from the sale of these debentures were received after March 31, 2002, for accounting purposes, the debentures are considered issued after the end of the period ended March 31, 2002.

The debentures initially are convertible into shares of common stock at the lesser of $0.06 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the days immediately preceding conversion.

Upon the issuance of the March 2002 debentures, the Purchasers received five-year term warrants to purchase five shares of the Company's common stock for each $1.00 invested. The initial exercise price of the warrants was equal to the lesser of $0.045 and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

NOTE 6.	SECURED CONVERTIBLE DEBENTURES (continued)

Pursuant to the rules and regulations of the SEC regarding beneficial conversion features, the Company expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to $0 for the six months ended March 31, 2002. There was no amortization period for these financing costs since the debentures were convertible immediately upon issuance.

The Company's convertible debentures and related warrants contain anti-dilution provisions whereby, if the Company issues common stock or securities convertible into or exercisable for common stock at a price less than the conversion or exercise prices of the debentures or warrants, the conversion and exercise prices of the debentures or shall be adjusted as stipulated in the agreements governing such debentures and warrants.

During the six months ended March 31, 2002, the Company issued no shares of common stock in connection with regular interest payments and upon conversion of an aggregate of $0 of principal plus related interest on the Company's convertible debentures.

As of March 31, 2002, the Company was indebted for an aggregate of $0 on these convertible debentures because the proceeds from these debentures were received after March 31, 2002, and therefore, for accounting purposes, the debentures are considered issued after the end of the period ended March 31, 2002. To the extent debentures issued by the Company are converted into shares of common stock, the Company will not be obligated to repay the converted amounts.

NOTE 7.	SHAREHOLDERS' EQUITY (DEFICIT) AND STOCK ISSUANCES

The Company's authorized capital stock consists of 250,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, $1.00 par value per share. Of the 50,000,000 authorized shares of preferred stock, 1,000,000 shares have been designated as Class A Preferred Stock and 1,000,000 shares have been designated as Class B Preferred Stock, and the remaining 48,000,000 shares are undesignated. As of March 31, 2002, there were 36,746,568 shares of the Company's common stock outstanding held by approximately 3,500 holders of record and 200,020 shares of the Company's Class A Preferred Stock outstanding held by one holder of record and no shares of Class B Preferred Stock outstanding.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

NOTE 7.	SHAREHOLDERS' EQUITY (DEFICIT) AND STOCK ISSUANCES (continued)

Each share of Class A Preferred Stock is entitled to 100 votes per share on all matters presented to the Company's shareholders for action. The Class A Preferred Stock does not have any liquidation preference, additional voting rights, conversion rights, anti-dilution rights or any other preferential rights.

Each share of Class B Preferred Stock is convertible into 10 shares of the Company's common stock. The Class B Preferred Stock does not have any liquidation preference, voting rights, other conversion rights, anti-dilution rights or any other preferential rights.

In January 2002, the Company issued an aggregate of 450,000 shares of common stock valued at $51,000 to two consultants for services rendered.

In February 2002, the Company issued 2,613,334 shares of common stock to five note holders in exchange for the cancellation of $209,000 of debt.

In March 2002, the Company issued 50,000 shares of common stock valued at $2,000 to a consultant as compensation for services rendered.

NOTE 8.	INCOME TAXES

Deferred income taxes consisted of the following:

      Deferred tax asset, benefit
      of net operating loss carryforward          $ 6,400,000
      Valuation allowance                          (6,400,000)
                                                  -----------
	Net deferred taxes                        $       -
                                                  ===========

The valuation allowance offsets the net deferred tax asset, since it is more likely than not that it would not be recovered.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

NOTE 8.	INCOME TAXES (continued)

The Company has approximately $16,100,000 in federal and $16,100,000 in California net operating loss carryforwards. The federal net operating loss carryforwards expire as follows: $2,700,000 in the year 2012, $5,300,000 in 2018, $1,200,000 in 2019, $3,500,000 in 2020, $2,400,000 in 2021 and
$1,000,000 in the year 2022. The California net operating loss carryforwards expire as follows: $2,700,000 in the year 2002, $5,300,000 in 2003, $1,200,000 in 2004, $3,500,000 in 2005, $2,400,000 in 2006 and
$1,000,000 in 2007.

NOTE 9.	COMMITMENTS AND CONTINGENCIES

Litigation

The Company, during its normal course of business, may be subject from time to time to disputes and to legal proceedings against it. Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.

NOTE 10.	FORM S-8 FILINGS

In September 2001, the Company filed a registration statement on Form S-8 covering its amended Non-Qualified Stock Option and Stock Bonus Plan for independent consultants to the Company which authorizes the issuance of an additional 3,000,000 shares of common stock. 1,000,000 of these shares valued at $113,300 were issued to a consultant as a retainer in September 2001. Another 1,500,000 shares valued at $226,200 were issued to consultants during the three months ended December 31, 2002. During the three months ended March 31, 2002, 450,000 shares valued at $51,000 were issued to consultants for services leaving an unissued balance of 50,000 shares under the Company's amended Non-Qualified Stock Option and Stock Bonus Plan.

CONECTISYS CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2002

Note 11.	SUBSEQUENT EVENTS

In April 2002, as of March 29, 2002 the Company issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the Company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $0.06 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $0.045 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise.

In April 2002, the Company issued 100,000 shares of common stock valued at $5,000 to a consultant as compensation for consulting services rendered.

In April 2002, the Company issued 630,000 shares of common stock valued at $63,000 to a consultant as compensation for consulting services rendered.

On February 15, 2002, and as amended on April 2, 2002, the Company agreed to settlement terms with Laurus Master Fund, Ltd. regarding the Company's obligations under its promissory note issued in favor of Laurus, which settlement is described in more detail in Note 5, above.

In May 2002, the Company issued $150,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the Company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $0.06 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $0.045 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise.

                         PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Colorado Business Corporation Act, or CBCA, requires that each director discharge his duties to ConectiSys in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that he reasonably believes to be in the best interests of ConectiSys. Generally, a director will not be liable to ConectiSys or its shareholders, for any action he takes or omits to take as a director if, in connection with such action or omission, he performed the duties of his position in compliance with the standards described above.

Our Articles of Incorporation provide that ConectiSys may indemnify any director or officer of ConectiSys to the full extent permitted by Colorado law. Under the CBCA, except for the situation described below, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

o       the person conducted himself in good faith;

o the person reasonably believed, in the case of conduct in an official capacity with ConectiSys, that his conduct was in the best interests of ConectiSys and, in all other cases, that his conduct was at least not opposed to the best interests of ConectiSys; and

o in the case of any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

Under the CBCA, ConectiSys may not indemnify a director as described above:

o in connection with a proceeding by or in the right of ConectiSys, in which the director was adjudged liable to ConectiSys; or

o in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he derived an improper personal benefit.

Under the CBCA, ConectiSys is required to indemnify any director who is wholly successful on the merits or otherwise, in the defense of any proceeding to which the director was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding.

Section 2115 of the California General Corporation Law, or the California Corporations Code, provides that corporations such as ConectiSys that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Corporations Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We believe that as of September 30, 2001, we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Corporations Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of ConectiSys for breach of a director's duties to ConectiSys or our shareholders except for liability:

o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

o for acts or omissions that a director believes to be contrary to the best interests of ConectiSys or our shareholders or that involve the absence of good faith on the part of the director;

o for any transaction for which a director derived an improper personal benefit;

o for acts or omissions that show a reckless disregard for the director's duty to ConectiSys or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to ConectiSys or our shareholders;

o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to ConectiSys or our shareholders; and

o       for engaging in transactions described in the California
        Corporations Code or California case law which result in liability, or approving the same kinds of transactions.

To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant under the above provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

             SEC Registration                      $561.66
             NASD Fees                                 -
             Accounting Fees and Expenses           2,500
             Legal Fees and Expenses               30,000
             Blue Sky Fees and Expenses                -
             Placement Agent Fees and Expenses         -
             Printing Costs                           100
             Miscellaneous Expenses                    -
                                                   ----------
             TOTAL                                 $33,161.66
                                                   ==========
All of the above estimated expenses have been or will be paid by the Registrant.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In September 1999, we granted an a option to purchase 100,000 shares of common stock at an exercise price $0.38 per share to a director.

In September 1999, we issued an aggregate of 147,481 shares of common stock valued at $14,775 to two employees as compensation for services rendered.

In September 1999, we issued an aggregate of 405,800 shares of common stock in private offerings to an accredited investor in exchange for $110,000 cash.

In September 1999, we issued 172,868 shares of common stock valued at $52,440 to two consultants for services rendered.

In September 1999, we issued 960,321 shares of common stock to a corporation owned by two of our officers in exchange for $197,500 represented by the cancellation of debt.

In November 1999 and through September 2000, we issued an aggregate of 240,000 shares of common stock valued at $130,000 to six consultants for consulting services rendered.

In November 1999 we granted an option to purchase 500,000 shares of common stock at an exercise price of $0.15 per share to an officer.

In November 1999 we granted an option to purchase 2,000,000 shares of common stock at an exercise price of $0.50 per share to an officer.

In November 1999 we granted an option to purchase 100,000 shares of common stock at an exercise price of $0.38 per share to an officer.

In November 1999 we granted an option to purchase 506,500 shares of common stock at an exercise price of $2.00 per share to an accredited investor in connection with a private placement transaction.

In December 1999 and through February 2000, we issued an aggregate of 879,309 shares of common stock valued at $419,747 to three current and one former officers as compensation for services rendered.

In December 1999, we issued an aggregate of 616,087 shares of common stock valued at $460,000 to five consultants for services rendered.

In January 2000 we granted an option to purchase 250,000 shares of common stock at an exercise price of $0.50 per share to a consultant for consulting services rendered.

In February through April 2000, we issued an aggregate of 383,913 shares of common stock valued at $188,227 to two consultants for services rendered.

In March 2000, we issued 20,000 shares of common stock valued at $16,000 to an attorney for consulting services rendered.

In March 2000, we issued an aggregate of 200,672 shares of common stock in private offerings to four accredited investors in exchange for $120,000 cash.

In March 2000, we issued 135,000 shares of common stock in a private offering to an officer in exchange for $89,042 in cash.

In March 2000, we granted a fully-vested five-year option to an officer and director to purchase up to 2,000,000 shares of common stock at an exercise price of $0.3864 per share.

In March 2000, we granted a fully-vested two-year option to an officer to purchase up to 500,000 shares of common stock at an exercise price of $0.38 per share.

In March 2000 we granted an a option to purchase 560,250 shares of common stock at an exercise price of $2.00 per share to a consultant for consulting services rendered.

In April 2000 and through September 2000, we issued an aggregate of 1,042,110 shares of common stock in private offerings to fifteen accredited investors in exchange for $280,219 cash.

In May 2000, we issued 2,056,346 shares of common stock and 20,000 shares of Class A Preferred Stock to an officer upon the exercise of options in exchange for an aggregate exercise price of $509,972 represented by the cancellation of debt and accrued compensation.

In June 2000, we issued 800,000 shares of common stock to a note holder upon conversion of $200,000 of principal value.

In July and through September 2000, we issued an aggregate of 539,389 shares of common stock valued at approximately $229,693 to two officers and directors, one officer and one director as compensation for services rendered.

In September 2000 we granted an option to purchase 446,305 shares of common stock at an exercise price of $2.00 per share to an accredited investor in connection with a private placement transaction.

In September 2000 we granted options to purchase an aggregate of 500,000 shares of restricted common stock at a 15% discount from the market price to two consultants for consulting services rendered.

In September 2000, we issued an aggregate of 500,000 shares of common stock valued at $125,000 to two consultants for services rendered.

In October 2000, we issued an 18% revolving promissory note to an officer and director in the amount of $75,000 in exchange for that amount of cash advances, which had previously been made. We replaced this note with a new promissory note due September 1, 2002 in the amount of $56,880, which was the amount we owed under the note at the time it was replaced.

In October 2000, we issued an 18% revolving promissory note to an officer in the amount of $61,945 in exchange for that amount of cash advances, which had previously been made. We replaced this note with a new promissory note due September 1, 2002 in the amount of $25,874, which was the amount we owed under the note at the time it was replaced.

In October 2000 and through April 2001, we issued 229,388 shares of common stock valued at $41,280 to three consultants as compensation for consulting services rendered.

During October 2000, April 2001 and through July 2001, we issued an aggregate of 3,814,249 shares of common stock valued at $466,504 to two officers and directors, two officers and one director as compensation for services rendered.

In November 2000, we issued 50,000 shares of common stock valued at $20,000 to an accounting firm as compensation for services rendered.

In December 2000, we issued 10,000 shares of common stock valued at $4,330 to a consultant as compensation for consulting services rendered.

In January 2001, we issued 1,000,000 shares of common stock in a private offering to one accredited investor in exchange for $75,000 cash

In January 2001, we issued 300,000 shares of common stock to a note holder upon conversion of $75,000 of principal value.

In January 2001, we issued an aggregate of 400,000 shares of common stock valued at $34,000 to a consultant for services rendered.

In March 2001, we issued 100,000 shares of common stock valued at $10,000 to a consultant for services rendered.

In April 2001, we issued an aggregate of 150,000 shares of common stock valued at $16,982 to a director and two consultants as bonus compensation for extraordinary services rendered.

In April 2001, we issued 50,000 shares of common stock valued at $5,846 to a consultant for services rendered.

In April 2001, we issued in aggregate of 400,000 shares of common stock valued at $46,772 to four members of our advisory board for consulting services rendered.

In April 2001, we issued to one entity an 8% convertible promissory notes due October 12, 2001 in the aggregate principal amount of $300,000 in exchange for that amount in cash and related warrants to purchase up to 1,000,000 shares of common stock. The note was initially convertible into shares of common stock at the lesser of $0.136 and 80% of the average of the three lowest closing bid prices of a share of our common stock for the twenty trading days preceding a conversion.

In April 2001, we granted an option to purchase 45,500 shares of common stock at an exercise price of $2.00 per share to an accredited investor in connection with a private placement transaction.

In June 2001 and through September 2001, we issued an aggregate of 591,419 shares of common stock valued at $157,683 to a consultant as compensation for consulting services rendered.

In September 2001, we issued 364,940 shares of common stock valued at $88,300 to a consultant as compensation for consulting services rendered.

In September 2001, we issued an 18% revolving promissory note due September 1, 2002 to an officer and director in the amount of $56,880 as replacement for a note of the same amount that was cancelled.

In September 2001, we issued an 18% revolving promissory note due September 1, 2002 to an officer in the amount of $25,874 as replacement for a note of the same amount that was cancelled.

In September 2001, we granted a fully-vested option to an officer and director to purchase up to 500,000 shares of Class B Preferred Stock at an exercise price of $2.50 per share, as incentive compensation. This equates to $.25 per share of common stock if the Class B Preferred Stock were converted, which was the price of the common stock on that date.

In September 2001 we granted an option to purchase 465,000 shares of common stock at an exercise price of $2.00 per share to an accredited investor in connection with a private placement transaction.

In September 2001 we granted options to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $0.13 per share to two consultants in exchange for consulting services rendered.

In September 2001, we issued 1,000,000 shares of common stock valued at $100,000 to a consultant for services rendered.

In October 2001 we granted a fully-vested option to an officer and director to purchase up to 310,000 shares of Class A Preferred Stock at an exercise price of $1.00 per share, which was the estimated value on that date.

In October 2001, we issued 1,200,000 shares of common stock valued at $120,000 to a consultant for services rendered.

In November 2001 we granted options to purchase an aggregate of 200,000 shares of common stock at an exercise price of $1.00 per share to two accredited investors in connection with private placement transactions.

In December 2001, we issued 60,000 shares of Class A Preferred Stock to an officer upon partial exercise of an option and in exchange for the cancellation of $60,000 of debt.

In December 2001, we issued 300,000 shares of common stock valued at $39,000 to a consultant for services rendered.

In January 2002 we granted an option to purchase 192,100 shares of common stock at an exercise price of $2.00 per share to an accredited investor in connection with a private placement transaction.

In January 2002, we granted an option to purchase 500,000 shares of common stock at an exercise price of $1.00 per share to an accredited investor in connection with a private placement transaction.

In January 2002, we issued an aggregate of 450,000 shares of common stock valued at $51,000 to two consultants for services rendered.

In February 2002, we issued 2,613,334 shares of common stock to five note holders in exchange for the cancellation of $209,000 of debt.

In February 2002 we issued to one entity an 8% promissory note due May 15, 2002 in the principal amount of $340,000 in exchange for that amount in cash.

In February and April 2002, we reached a settlement arrangement with respect to our 8% convertible promissory note issued in April 2001 under which we agreed to immediately repay certain portions of the note and to make certain payments in the future. Under this arrangement, the interest rate on the note increases to 14%. Of the warrants that were initially issued in connection with this note, 500,000 were cancelled and the exercise price of the remaining 500,000 was re-priced.

In March 2002, we issued 50,000 shares of common stock valued at $2,000 to a consultant as compensation for services rendered.

On March 29, 2002 we issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise.

In April 2002, we issued 100,000 shares of common stock valued at $5,000 to a consultant as compensation for consulting services rendered.

In April 2002, we issued 630,000 shares of common stock valued at $63,000 to a consultant as compensation for consulting services rendered.

In May 2002, we issued $150,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise.

In June 2002, we issued 200,000 shares of common stock in a private offering to one accredited investor in exchange for $20,000 cash.

Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were sophisticated with access to the kind of information registration would provide.

ITEM 27.        EXHIBITS.

(a)     Exhibits.

Exhibit
Number  Description
------- --------------------------------------------------------------
3.1     Articles of Incorporation of the Registrant (4)

3.2 Articles of Amendment to the Articles of Incorporation of the Registrant filed November 7, 1994 (4)

3.3 Articles of Amendment to the Articles of Incorporation of the Registrant filed December 5, 1994

3.4	Articles of Amendment to the Articles of Incorporation of the
        Registrant filed October 16, 1995 (4)

3.5     Bylaws of the Registrant (4)

4.1     Specimen Common Stock Certificate

4.2 Securities Purchase Agreement dated as of March 29, 2002 by and between the Registrant and the purchasers named therein (4)

4.3     Form of Secured Convertible Debenture due March 29, 2003 (4)

4.4     Form of Common Stock Purchase Warrant dated as of March 29,
        2002 (4)

4.5 Registration Rights Agreement dated as of March 29, 2002 by and between the Registrant and the investors named therein (4)

4.6     Security Agreement dated as of March 29, 2002 between the
        Registrant and the secured parties named therein (4)

4.7	Form of Secured Convertible Debenture due May 10, 2003 (5)

4.8	Form of Common Stock Purchase Warrant dated as of May 10, 2002 (5)

5.1     Opinion of Rutan & Tucker, LLP

10.1 Employment Agreement dated October 2, 1995 between the Registrant and Robert Spigno (#) (4)

10.2 Amendment to Employment Agreement dated July 24, 1996 between the Registrant and Robert Spigno (#) (4)

10.3 Amendment to Employment Agreement dated August 11, 1997 between the Registrant and Robert Spigno (#) (4)

10.4 Amendment to Employment Agreement dated September 1, 1999 between the Registrant and Robert Spigno (#) (4)

10.5 Amendment to Employment Agreement dated March 27, 2000 between the Registrant and Robert Spigno (#) (4)

10.6 Employment Agreement dated August 1, 1998 between the Registrant and Lawrence Muirhead (#) (2)

10.7 Employment Agreement dated October 2, 1995 between the Registrant and Patricia Spigno (#) (4)

10.8 Amendment to Employment Agreement dated July 24, 1996 between the Registrant and Patricia Spigno (#) (4)

10.9 Amendment to Employment Agreement dated September 1, 1999 between the Registrant and Patricia Spigno (#) (4)

10.10 Amendment to Employment Agreement dated March 27, 2000 between the Registrant and Patricia Spigno (#) (4)

10.11 Agreement dated August 3, 2001 between the Registrant and Radio Design Group (1)

10.12 Letter of Understanding dated July 24, 2001 between the Registrant and Dr. Scott Samuelsen as director of the Advanced Power and Energy Program, University of California, Irvine (4)

10.13 Convertible Note dated April 12, 2001 made by the Registrant in favor of Laurus Master Fund, Ltd. (4)

10.14 Promissory Note Subscription Agreement dated April 12, 2001 between the Registrant and Laurus Master Fund, Ltd. (4)

10.15 Security Agreement dated April 12, 2001 between the Registrant and Laurus Master Fund, Ltd. (4)

10.16 Letter Agreement dated September 26, 2001 between the Registrant and Laurus Master Fund, Ltd. (4)

10.17 Letter Agreement dated April 2, 2002 between the Registrant and Laurus Master Fund, Ltd. (4)

10.18 Promissory Note dated September 1, 2001 made by the Registrant in favor of Robert Spigno (#) (4)

10.19 Promissory Note dated September 1, 2001 made by the Registrant in favor of Black Dog Ranch, LLC (4)

10.20 Promissory Note dated February 15, 2002 made by the Registrant in favor of Mercator Momentum Fund, LP (4)

10.21   ConectiSys Corporation Non-Qualified Stock Option and Stock Bonus
        Plan (2)

10.22 Amended Non-Qualified Stock Option and Stock Bonus Plan effective September 11, 2000 (3)

10.23 Amended Non-Qualified Stock Option and Stock Bonus Plan effective September 11, 2001 (1)

21.1    Subsidiaries of the Registrant (4)

23.1    Consent of Independent Certified Public Accountants

23.2    Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)

24.1    Power of Attorney (4)
_________________

(#) Management contract or compensatory plan, contract or arrangement required to be filed as an exhibit.

(1) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on September 21, 2001
        (Registration No. 333-69832) and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on December 6, 1999
        (Registration No.333-92181) and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on September 22, 2000
        (Registration No. 333-46456) and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant's Form SB-2 filed with the
        Securities and Exchange Commission on April 26, 2002 (Registration No. 333- 87062) and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant's Form 10-QSB for the quarter ended March 31, 2002 and incorporated herein by reference.

ITEM 28.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

        (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

        (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

        (iii) include any additional or changed material information on the plan of distribution.

(2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Valencia, State of California, on June 6, 2002.

CONECTISYS CORPORATION

By:/S/ ROBERT A. SPIGNO
   Robert A. Spigno,
   Chief Executive Officer and
   Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                         Title                       Date


/S/ ROBERT A. SPIGNO    Chairman of the Board,           June 6, 2002
ROBERT A. SPIGNO        Chief Executive Officer
                        (principal executive officer)
                        and Director


 *                      Chief Financial Officer,         June 6, 2002
PATRICIA A. SPIGNO      Treasurer and Secretary
                        (principal accounting officer)



 *                      Chief Technology Officer and     June 6, 2002
LAWRENCE MUIRHEAD       Director



 *                      Corporate Administrator and      June 6, 2002
MELISSA McGOUGH         Director

By:/S/ ROBERT A. SPIGNO
Robert A. Spigno
Attorney-in-Fact		                         June 6, 2002

              EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

Exhibit
Number  Description
------- -------------------------------------------------------------------
3.3 Articles of Amendment to the Articles of Incorporation of the Registrant filed December 5, 1994

4.1     Specimen Common Stock Certificate

5.1     Opinion of Rutan & Tucker, LLP

23.1    Consent of Independent Certified Public Accountants

23.2    Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)


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